UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

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Juniper Networks, Inc.

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Notice of 2019 Annual Meeting of Stockholders
Time and Date	8:00 a.m., Pacific Time, on Tuesday, May 14, 2019
Place	Juniper Networks, Inc. 1133 Innovation Way Building A, Aristotle Conference Room Sunnyvale, CA 94089
Notice of Annual Meeting of Stockholders
Items of Business
(1)
To elect eight directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified;

(2)
To ratify the appointment of Ernst & Young LLP, as Juniper Networks, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

(3)
To hold a non-binding advisory vote on executive compensation;

(4)
To approve the amendment and restatement of the Juniper Networks, Inc. 2015 Equity Incentive Plan to, among other things, (i) increase the number of shares of common stock reserved for issuance thereunder by 4,500,000, (ii) remove the “fungible share ratio,” and (iii) increase the annual value of equity awards automatically granted to our non-employee directors from $225,000 to $245,000; and

(5)
To consider such other business as may properly come before the annual meeting.

Postponements and Adjournments
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly postponed or adjourned.
Record Date
You are entitled to notice of, and to vote at, the annual meeting only if you were a Juniper Networks stockholder as of the close of business on March 19, 2019.
Meeting Admission
You are invited to attend the annual meeting if you were a Juniper Networks stockholder as of the close of business on the record date. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the record date prior to being admitted to the meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your account statement as of the record date, a copy of any voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the annual meeting.
The annual meeting will begin promptly at 8:00 a.m., Pacific Time. Check-in will begin at 7:30 a.m., Pacific Time, and you should allow ample time for the check-in procedures.
Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   1

The Notice of Internet Availability of Proxy Materials is being mailed, and the attached proxy statement is being made available, to our stockholders on or about April 1, 2019.
Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and vote your shares as soon as possible.
If you received notice of how to access the proxy materials over the Internet, you may vote by telephone or over the Internet. If you received a proxy card or voting instruction card and other proxy materials by mail, you may submit your proxy card or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy card or voting instruction card in the pre-addressed envelope provided, or by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “General Information” of this proxy statement and the instructions on the proxy card or voting instruction card or that are provided by email or over the Internet.
By Order of the Board of Directors,
Brian Michael Martin
Senior Vice President,
General Counsel and Secretary

April 1, 2019

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 14, 2019
The proxy statement, form of proxy and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at www.proxyvote.com
2

2019 Annual Meeting of Stockholders
Notice of Annual Meeting and Proxy Statement

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	64
Executive Officer and Director Stock Ownership Guidelines	66
Section 16(a) Beneficial Ownership Reporting Compliance	67
Certain Relationships and Related Transactions	67
General Information	68
Annex A – Juniper Networks, Inc. Amended and Restated 2015 Equity Incentive Plan	75

Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Information about our 2019 Annual Meeting of Stockholders
Date and time:	Tuesday, May 14, 2019 at 8:00 a.m. Pacific Time
Location:	Juniper Networks, Inc. 1133 Innovation Way Building A, Aristotle Conf. Room Sunnyvale, CA 94089
Record Date:	March 19, 2019
Voting Matters
		More Information	Board Recommendation	Reasons for Recommendation
Proposal 1	To elect eight directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified.	Page 16	✓ FOR each nominee	The Board and its Nominating and Corporate Governance Committee believe the Board nominees possess the skills, experience and diversity to effectively monitor performance, provide oversight and advise management on our long-term strategy.
Proposal 2	To ratify the appointment of Ernst & Young LLP as Juniper Networks, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	Page 21	✓ FOR	Based on the Audit Committee’s assessment of Ernst & Young LLP’s qualifications and performance, it believes their retention for the fiscal year ending December 31, 2019 is in our stockholder’s best interests.
Proposal 3	To hold a non-binding advisory vote regarding executive compensation.	Page 24	✓ FOR	Our executive compensation programs demonstrate the evolution of our pay for performance philosophy and reflect the input of stockholders from our outreach efforts.
Proposal 4	To approve the amendment and restatement of the Juniper Networks, Inc. 2015 Equity Incentive Plan to, among other things, (i) increase the number of shares of common stock reserved for issuance thereunder by 4,500,000, (ii) remove the “fungible share ratio,” and (iii) increase the annual value of equity awards automatically granted to our non-employee directors from $225,000 to $245,000.	Page 25	✓ FOR	We believe our success is due to our highly talented employee base. Our ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel that we need to move our business forward. In addition, we aim to compensate our directors at the median market level as compared to our peers, including through equity awards.
We will also consider any other matters that may properly be brought before the 2019 annual meeting of stockholders (and any postponements or adjournments thereof). As of the date of this proxy statement, we have not received notice of any such matters.

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Corporate Governance Highlights
We are committed to having sound corporate governance principles that we believe serve the best interest of all our stockholders. Some highlights of our corporate governance practices are listed below:
Annual election of all directors	✓	Commitment to Board refreshment (including the appointment of a new director in 2019)	✓
Majority voting and director resignation policy for directors in uncontested elections	✓	Annual Board, committee and director evaluations	✓
Proxy access right for stockholders	✓	Regular focus on management succession planning	✓
7 independent directors out of 8 director nominees	✓	Regular focus on director succession planning	✓
Separate chairman, lead independent director and CEO	✓	Regular executive sessions of independent directors	✓
Chairman is an independent director	✓	Risk oversight by full Board and committees	✓
Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are 100% independent	✓	Stockholder outreach/engagement program	✓
33% of our current independent directors are diverse	✓	Robust stock ownership requirements for directors and named executive officers	✓
Each director attended at least 75% of Board and committee meetings	✓	Prohibition against director and officer hedging and pledging of Juniper Networks stock and “claw-back” policy for any overpayment of incentive compensation awards	✓
No “over-boarding”	✓	Our Compensation Committee uses an independent compensation consultant	✓
2 of the 3 current members of our Audit Committee are “audit committee financial experts” under SEC rules	✓	Annual publication of a corporate diversity update	✓
Directors and Director Nominees
The names of our directors and director nominees and their ages, positions, and brief biographical description are as of the date this proxy statement was filed with the Securities and Exchange Commission.
Name	Age	Director since	Professional Background	Committee Memberships			Other Public Company Boards
				Audit	Comp	Nom
Robert M. Calderoni	59	2003	Executive Chairman of Citrix Systems, Inc.				3
Gary Daichendt	67	2014	Managing member of Theory R Properties LLC				0
Anne DelSanto	55	2019	Executive Vice President and General Manager, Platform at Salesforce.com, Inc.				0
Kevin DeNuccio	59	2014	Executive Chairman of SevOne, Inc.				1
James Dolce	56	2015	Chief Executive Officer of Lookout, Inc.				0
Mercedes Johnson	65	2011	Former Senior Vice President and Chief Financial Officer of Avago Technologies Limited (now Broadcom Limited)				2
Scott Kriens	61	1996	Former Chief Executive Officer of Juniper Networks, Inc.				1
Rahul Merchant	62	2015	Senior Executive Vice President and Head of Client Services & Technology of TIAA-CREF				0
Rami Rahim	48	2014	Chief Executive Officer of Juniper Networks, Inc.				0
William R. Stensrud	68	1996	Partner of SwitchCase Group; Chairman of InstantEncore.com; Chairman and Principal of Interactive Fitness Holdings				0
Audit: Audit Committee
Comp: Compensation Committee
Nom: Nominating and Corporate Governance Committee
= Chair
= Member

Active Stockholder Engagement
Since our 2018 annual meeting of stockholders, we proactively sought meetings with stockholders who in the aggregate hold over 70% of our shares outstanding, which resulted in Juniper Networks meeting with stockholders who in the aggregate hold approximately 40% of our shares outstanding. For more information on our stockholder engagement efforts, please see the “Stockholder Engagement” section of this proxy statement.
Executive Compensation Highlights
Our executive compensation program is designed to hold our executives accountable for results over the long-term and reward them for consistent strong performance. Our Compensation Committee strives to design a fair and balanced approach to our executive compensation programs by providing for short and long-term focused programs that emphasize a pay-for-performance philosophy.
Demonstrating our continued commitment to align compensation to overall corporate performance, in 2018, 55% of our Chief Executive Officer’s target total direct compensation was performance-based and 88% of his total target direct compensation was “variable” compensation (in the form of annual cash bonus incentive target opportunity and equity awards). Further, our CEO’s target direct compensation compared to his realizable pay outcome demonstrates the strong “pay-for-performance” philosophy instituted by our Compensation Committee.
As a result of the Compensation Committee’s evaluation of the results of the “Say-on-Pay” advisory vote at our 2018 annual meeting of stockholders, the feedback received from our stockholder engagement and the advice from the Committee’s independent compensation consultant, the Committee continued to further evolve the design of the Company’s executive compensation and equity programs for 2018 by adding performance share awards based upon Relative Total Shareholder Return, and enhancing the Stock Ownership Guidelines for our executive officers. We also continue to focus on prudently managing our equity burn-rate. We encourage you to also review the full “Executive Compensation” section of this proxy statement, including the “Compensation Discussion and Analysis,” for additional details.
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Corporate Governance Principles and Board Matters
Juniper Networks, Inc., a Delaware corporation (“Juniper Networks,” “Juniper”, the “Company,” “we” or “our”), is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and maintaining our integrity in the marketplace. Our Corporate Governance Standards and Worldwide Code of Business Conduct and Ethics, which are applicable to all Juniper Networks employees, officers and directors, are available at http://investor.juniper.net/investor-relations/corporate-governance/default.aspx. Our Worldwide Code of Business Conduct and Ethics complies with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (“NYSE”). You may obtain free copies of these documents by contacting the Investor Relations Department at our corporate offices by calling 1-408-745-2000 or by sending an e-mail message to investor-relations@juniper.net. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of our code of ethics by posting such information on our website, at the address and location specified above.
Juniper Networks has adopted procedures for raising concerns related to accounting and auditing matters in compliance with the listing standards of the NYSE. The Company has established a Corporate Compliance Committee which is comprised of the Company’s Chief Financial Officer, General Counsel, Chief Compliance Officer, Head of Human Resources, Chief Customer Officer, Chief Accounting Officer and the Head of Internal Audit. Concerns relating to accounting, legal, internal controls or auditing matters may be brought to the attention of either the Corporate Compliance Committee, its members individually, the Audit Committee directly, or an anonymous reporting channel maintained by the Company. Concerns are handled in accordance with procedures established with respect to such matters under our Reporting Ethics Concerns Policy. For information on how to contact the Audit Committee directly, please see the section entitled “Communications with the Board” of this proxy statement.

Board Independence

Our Board is independent:
•
7 of 8 director nominees are independent

•
We have both an independent Chairman of the Board and a Lead Independent Director

•
Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are 100% independent

The NYSE’s listing standards and our Corporate Governance Standards provide that a majority of our Board of Directors (the “Board”) must be “independent.” Under the NYSE’s listing standards, no director will be considered independent unless our Board affirmatively determines that such director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). Our Board reviews the independence of its members annually. Our Board has determined that, except for Rami Rahim who is an employee of the Company, (i) none of the current directors have a material relationship with Juniper Networks, and (ii) that each of the current directors is independent within the meaning of the NYSE director independence standards.
The Board has determined that each of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board has no material relationship with Juniper Networks and is “independent” within the meaning of the NYSE director independence standards, including in the case of the members of the Audit Committee and the Compensation Committee, which are subject to the heightened “independence” standard required for such committee members set forth in the applicable Securities and Exchange Commission (“SEC”) and NYSE rules. The members of the Compensation Committee are also non-employee directors as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
In making the determination of the independence of our directors, the Board considered certain transactions between Juniper Networks and entities associated with our directors or members of their immediate families, including transactions involving Juniper Networks, investments in companies in which our directors or their affiliated entities are stockholders and payments made to or from companies and entities in the ordinary course of business where our

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directors or members of their immediate families serve as partners, directors or as a member of the executive management of the other party to the transaction, and determined that none of these relationships constitute material relationships that would impair the independence of our directors. We have described these relationships and transactions in more detail in this proxy statement under “Certain Relationships and Related Transactions.”

Board Structure and Committee Composition
Annual Election and Majority Voting Standard
Each director serves for a term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
Our bylaws provide that each director nominee must receive the majority of the votes cast with respect to his or her election (i.e., the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee). However, in the event that a stockholder has properly nominated a person or persons for election to the board and such nomination is not timely withdrawn prior to the first mailing of our notice of a meeting where directors are to be elected, then each director nominee shall be elected by a plurality of the votes cast.
If a director nominee who is currently serving as a director is not re-elected at the annual meeting, under Delaware law, the director will continue to serve on the Board as a “holdover director.” However, pursuant to our Corporate Governance Standards, as a condition to re-nomination, each incumbent director is required to submit a conditional resignation from the Board in writing to the Chair of the Nominating and Corporate Governance Committee of the Board. If the director nominee fails to receive the requisite vote contemplated by our bylaws, the Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Thus, the resignation will become effective only if the director nominee fails to receive a majority of votes cast for re-election, and the Board accepts the resignation.
Robert M. Calderoni and Mercedes Johnson’s service on our Board will end at the 2019 annual meeting of stockholders. Mr. Calderoni and Ms. Johnson have been valuable members of the Board since 2003 and 2011, respectively, and our Board and Juniper Networks wish them the best in their future endeavors. Juniper Networks and their fellow directors sincerely appreciate their thoughtful leadership and insight, in particular in the areas of audit and corporate governance.
Proxy Access
The Company’s bylaws provide that under certain circumstances, a stockholder, or group of up to 20 stockholders, who have maintained continuous ownership of at least three percent (3%) of our common stock for at least three years prior to such nomination may nominate and include a specified number of director nominees in our annual meeting proxy statement. The number of stockholder nominated candidates appearing in our proxy statement cannot exceed the greater of two or twenty percent (20%) of the aggregate number of directors then serving on the Board (rounding down). For a description of the process for nominating directors, see the information under the “General Information — Stockholder Proposals and Nominations” section of this proxy statement.
Board Committees
The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The membership and principal function of each of these committees are described below. Each of these committees operates under a written charter adopted by the Board. The charters of these committees are available on Juniper Networks’ website at http://investor.juniper.net/investor-relations/corporate-governance/default.aspx. The Board may add new committees as it deems advisable for purposes of fulfilling its primary responsibilities.

 Corporate Governance Principles and Board Matters

The following table shows all persons who served on the Board and the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, and the number of meetings for the Board and such committees during 2018:
Name of Director	Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Non-Employee Directors:
Robert M. Calderoni(1)	X	CHAIR
Gary Daichendt	X		CHAIR
Anne DelSanto(2)	X
Kevin DeNuncio	X		X
James Dolce	X		X
Mercedes Johnson(1)	X	X		X
Scott Kriens	CHAIR
Rahul Merchant	X	X
William R. Stensrud	X			CHAIR
Employee Director:
Rami Rahim	X
Number of Meetings in Fiscal 2018	10	11	7	4
(1)
The Board has determined that Mr. Calderoni and Ms. Johnson is each an “audit committee financial expert” within the meaning of the rules promulgated by the SEC.

(2)
Ms. DelSanto joined the Board on March 13, 2019.

Audit Committee
The Audit Committee, among other duties, assists the Board in fulfilling its responsibilities for general oversight of the integrity of Juniper Networks’ financial statements, Juniper Networks’ compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, the performance of Juniper Networks’ internal audit function, Juniper Networks’ internal accounting and financial controls, the independent counsel investigating possible violations by the Company of the U.S. Foreign Corrupt Practices Act of 1977, and risk management policies. The Audit Committee works closely with management as well as our independent registered public accounting firm to fulfill its obligations. In addition, to further strengthen the Audit Committee’s oversight responsibilities, each of the Vice President of Internal Audit and the Vice President and Chief Compliance Officer report directly to the Audit Committee, and the Company’s Chief Accounting Officer meets in executive sessions with the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Juniper Networks for outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.
No member of the Audit Committee may serve on the audit committee of more than three public companies, including Juniper Networks, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee, and discloses such determination in accordance with NYSE requirements.
The report of the Audit Committee is included in this proxy statement on page 23.
Compensation Committee
The Compensation Committee discharges the Board’s responsibilities relating to the compensation of our executive officers and Board members, including conducting an evaluation of the Chief Executive Officer with the entire Board; reviewing the Compensation Discussion and Analysis and preparing an annual report on executive compensation for inclusion in Juniper Networks’ proxy statement; approving and evaluating executive officer compensation plans, policies and programs; and annually conducting a compensation risk assessment to consider whether the Company’s incentive compensation policies and programs contain incentives for executive officers to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee also has responsibility for reviewing the overall equity award practices of the Company. The Compensation Committee has the

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authority to obtain advice and assistance from, and receive appropriate funding from Juniper Networks for outside legal, compensation consultants or other advisors as the Compensation Committee deems necessary to carry out its duties.
The report of the Compensation Committee is included in this proxy statement on page 55.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee seeks and recommends the nomination of individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the governance of the Board, including establishing and overseeing compliance with our Corporate Governance Standards; and identifies best practices and recommends corporate governance principles, including giving proper attention to and effectively responding to stockholder concerns regarding corporate governance.

Board Leadership Structure and Role of the Lead Independent Director
The Board’s leadership structure is comprised of an independent Chairman of the Board and a Lead Independent Director who is appointed, and at least annually reaffirmed, by at least a majority of Juniper Networks’ independent directors. Mr. Kriens has served as Chairman of the Board since 1996 and served as Chief Executive Officer of the Company from 1996 to 2008. Since March 2015, Mr. Daichendt has served as the Lead Independent Director.
The duties of the Chairman of the Board, Lead Independent Director and Chief Executive Officer are set forth in the table below:
Chairman of the Board	Lead Independent Director	CEO

•
Sets the agenda of Board meetings

•
Presides over meetings of the full Board

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Contributes to Board governance and Board processes

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Communicates with all directors on key issues and concerns outside of Board meetings

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Presides over meetings of stockholders

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Provides the Chairman with input regarding Board meetings scheduling and agendas

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Makes recommendations to the Chairman regarding the retention of Board consultants

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Presides over executive sessions of the Board if and when the Chairman is not independent under applicable standards

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Acts as a liaison between the independent directors and the Chairman and CEO on sensitive issues

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Sets strategic direction for the Company

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Creates and implements the Company’s vision and mission

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Leads the affairs of the Company, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board and its committees

The Board believes that this overall structure of a separate Chairman of the Board and Chief Executive Officer, combined with a Lead Independent Director, results in an effective balancing of responsibilities, experience and independent perspectives that meets the current corporate governance needs and oversight responsibilities of the Board. The Board also believes that this structure benefits the Company by enabling the Chief Executive Officer to focus on strategic matters while the Chairman of the Board focuses on Board process and governance matters, and allows the Company to benefit from Mr. Kriens’ experience as a former Chief Executive Officer of the Company.
The independent directors of the Company meet at least quarterly in executive sessions. Executive sessions of the independent directors are chaired by the Lead Independent Director (if and when the Chairman is not “independent” under applicable standards). The executive sessions include discussions and recommendations regarding guidance to be provided to the Chief Executive Officer and such other topics as the independent directors may determine.

 Corporate Governance Principles and Board Matters

Identification and Evaluation of Nominees for Director
The Nominating and Corporate Governance Committee’s criteria and process for evaluating and identifying the candidates that it recommends to the full Board for selection as director nominees are as follows:
•
The committee regularly, and at least annually, reviews the composition and size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise.

•
The committee reviews the qualifications of any candidates who have been properly recommended or nominated by a stockholder other than through our proxy access bylaw, as well as those candidates who have been identified by management, individual members of the Board or, if the committee determines, a search firm. Such review may, in the committee’s discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the committee deems proper. Please see the information under the “General Meeting — Stockholder Proposals and Nominations” section of this proxy statement for more information on stockholder recommendations and nominations of director candidates.

•
The committee conducts an annual evaluation of the performance of individual directors, the Board as a whole, and each of the Board’s standing committees, including an evaluation of the qualifications of individual members of the Board and its committees. The evaluation is conducted via oral interviews by a third party legal advisor selected by the committee, which uses as a basis for discussion a list of questions that are provided to each director in advance. The results of the evaluation and any recommendations for improvement are provided orally to the committee by the third party legal advisor, and to the Board and the other standing committees of the Board either by the chair of the committee or the third party legal advisor.

•
The committee considers the suitability of each director candidate, including the current members of the Board, in light of the current size and composition of the Board. Although the committee does not have a specific policy on diversity, in evaluating the qualifications of the candidates, the committee considers many factors, including issues of character, judgment, independence, age, education, expertise, diversity of experience, length of service, other commitments and ability to serve on committees of the Board, as well as other individual qualities and attributes that contribute to board heterogeneity, including characteristics such as race, gender, cultural background and national origin. The committee believes that diversity is important as a variety of points of view can help contribute to a more effective decision-making process. When recommending candidates, the committee strives to select candidates that have diverse perspectives, experiences and expertise such that the skillset of each candidate compliments those of other directors and nominees to create a balanced Board with diverse viewpoints and expertise, which together will contribute to the Board’s effectiveness as a whole. The committee evaluates the factors discussed above, among others, and does not assign any particular weighting or priority to any of these factors. The committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the committee has not established specific minimum qualifications for director candidates, the committee believes that candidates and director nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) possess high personal and professional ethics and integrity, (iii) have qualifications that will increase overall Board effectiveness, (iv) meet requirements of applicable rules and regulations, such as financial literacy or financial expertise with respect to Audit Committee members, and (v) have a willingness to represent the best interests of all stockholders of the Company.

•
The committee also considers the interests and plans of individual directors and their interest in continuing as members of the Board.

•
In evaluating and identifying candidates, the committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•
After such review and consideration, the committee recommends to the Board director candidates to be nominated by the Board for election to the Board. The Board reviews the committee’s recommendations and approves final nominations.

In addition to the foregoing process, the committee and the Board also takes into consideration the perspectives of major stockholders regarding Board composition and corporate governance matters and incorporates those perspectives into its overall identification and selection process.

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In March 2019, Anne DelSanto was appointed to the Board. She was initially identified and recommended by an independent third-party search firm. She was then considered by the Nominating and Corporate Governance Committee, which recommended her appointment to the full Board for approval.

Management Succession Planning
Our Board believes that the directors and the Chief Executive Officer should collaborate on management succession planning and that the entire Board should be involved in the critical aspects of the succession planning process for our Chief Executive Officer, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential internal candidates, and making key management succession decisions. Management succession is regularly discussed by the directors in Board meetings and in executive sessions of the Board.
In addition, our Board annually conducts a detailed review of the Company’s leadership pipeline, talent strategies and succession plans for key executive positions. Directors become familiar with potential successors for key management positions through various means, including the comprehensive annual talent review, Board dinners and presentations and informal meetings.

Board’s Role in Risk Oversight
The Board recognizes that risk is inherent in the Company’s pursuit and achievement of our strategic and operating objectives. The Board has oversight responsibility for the Company’s risk management framework, which is designed to: (i) identify, assess, prioritize, manage and communicate risks to which the Company is exposed in our business, and (ii) foster a corporate culture of integrity. Consistent with this approach, the Board regularly reviews, consults and discusses with management on strategic direction, challenges and risks faced by the Company, and annual and quarterly financial results and forecasts. The Board is also ultimately responsible for overseeing the Company’s cybersecurity and enterprise risk management programs.
In addition, the Board has tasked designated committees of the Board with oversight of certain categories of risk management. The Audit Committee oversees management of financial risks and reviews and provides oversight of the Company’s risk management program and compliance and financial risks. The Audit Committee also reviews the Company’s processes and procedures around managing cybersecurity risks and incidents. The Compensation Committee is responsible for overseeing the management of risks relating to and arising from the Company’s executive compensation plans and arrangements. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance. These committees provide regular reports on the Company’s risk management efforts to the full Board.
Management is responsible for the direct management and oversight of strategic, operational, legal/compliance, cybersecurity and financial risks, and the Company’s formal program to continually and proactively identify, assess, prioritize and mitigate enterprise risk. Critical risks are managed through cross-functional participation in senior level corporate compliance and risk management committees. The corporate compliance committee focuses on legal and regulatory compliance risks, and the risk management committee focuses on operational and strategic risks.
Annually, management reviews with the Board a comprehensive assessment of risks for the Company based upon the COSO Enterprise Risk Management — Integrated Framework methodology. In addition, throughout the year, the Chief Executive Officer and other members of senior management, including our Chief Financial Officer, Chief Compliance Officer and General Counsel, regularly review with the Board key strategic and operational issues, opportunities, and risks. The General Counsel provides regular reports of legal risks to the Audit Committee and the Board. The Chief Compliance Officer, Chief Financial Officer, Chief Accounting Officer and the Vice President of Internal Audit provide regular reports to the Audit Committee concerning compliance, financial, tax and audit related risks. In addition, the Chief Information Officer provides regular updates on cybersecurity risks to the Audit Committee. Further, both the Board and the Audit Committee receive reports and presentations from management on the Company’s risk mitigation programs and efforts, cybersecurity programs, compliance programs and efforts, investment policy and practices and the results of various internal audit projects. Management and the Compensation Committee’s compensation consultant provide analysis of risks related to the Company’s compensation programs and practices to the Compensation Committee.

 Corporate Governance Principles and Board Matters

Corporate Citizenship and Sustainability

Our Corporate Citizenship and Sustainability (“CCS”) strategy at a glance:
•
Positively impact and contribute to our global community of customers, partners, and employees, as well as emerging markets and areas in need

•
Focus on delivering sustainable value

•
Foster a more inclusive and diverse community for Juniper employees

•
Conduct business ethically, with integrity and good corporate governance

•
Meet or exceed international standards for product design, production, and waste reduction

Juniper Networks believes in building more than a network. We are focused on improving the quality of life for the next generation by strengthening the communities where we live and work. We are committed to being responsible corporate citizens and encouraging responsible practices in our operations and throughout our worldwide supply chain — ensuring that working conditions are safe, workers are treated with respect and dignity, and that processes and products are environmentally responsible. We believe in conducting business ethically, with integrity and good corporate governance, wherever we do business. We also strive to positively affect and contribute to the global community of customers, partners, employees, emerging markets, and areas in need.
Our CCS strategy focuses on those areas where we believe we can have a meaningful impact — Product Sustainability, Supply Chain, Operational Excellence, and People and Communities — and include those issues that are most relevant to our business operations and stakeholders. Our commitments to and expectations of our employees and business partners are articulated through both our Worldwide Code of Business Conduct and Ethics, and our Business Partner Code of Conduct.
Responsible Choices for an Inclusive and Diverse Workplace
We are creating change at Juniper Networks by building a more inclusive and diverse community. As a company committed to innovation and representing diversity in a myriad of ways — including race, ethnicity, age, background, perspectives, tenure, work style, and sexual orientation — diversity is a competitive asset for us. We believe our differences drive our success. The true potential of the network can only be realized by connecting people of all backgrounds, life experiences and approaches to problem solving.
Creating a highly diverse and inclusive workplace, where everyone is empowered to do their best work, starts with transparency and accountability. Our commitment to this work starts with our Board and carries through to our Chief Executive Officer, our executive officers, and throughout our Company.
We have established a new, rigorous governance model that includes important dashboard data that we track quarterly and annually to enable us to monitor and progress against our stated strategy. In 2018 we shared our first Annual Diversity Update, which is available at https://www.juniper.net/us/en/company/inclusion-diversity/.
Responsible Choices in Our Operations
As part of our corporate citizenship and sustainability strategy, our environmental policy outlines our commitment to conducting business in an environmentally responsible way. We are committed to:
•
Complying with applicable environmental regulations and requirements to meet customer and community needs and expectations.

•
Fostering pollution prevention and sustainable use of the earth’s resources as it relates to our products, services, and activities, and to those of our suppliers and customers.

•
Promoting employee involvement at every level of the organization to execute on our CCS strategy and to protect and conserve the environment.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   11

•
Monitoring and being accountable for performance and continually improving to deliver excellence.

•
Providing the appropriate resources to honor our commitment.

Responsible Choices for the Global Community
We strive to enrich lives across the globe. Our charitable efforts are closely aligned with our mission. Juniper Networks is a company built on innovation, and we believe in supporting innovative philanthropic programs that create a network of opportunities for future generations. Our giving is focused on the Juniper Networks Foundation Fund, employee volunteer programs, matching gifts, and disaster relief.
The Juniper Networks Foundation Fund inspires the next generation of engineers, critical thinkers, and technical thought leaders. Through it, we support K-12 science, technology, engineering, and mathematics (STEM) programs, targeted especially at girls, the underprivileged, and underrepresented students.
Responsible Choices for the Environment
Our greatest impact on the environment is through our products, so we’re focused on designing products that are environmentally responsible in all phases of their life cycles, a complex challenge that demonstrates our commitment to protecting the environment. We believe our products meet some of the strictest environmental standards in the industry. We continue to innovate and look at new technology and processes that can improve energy efficiency and recyclability and support a circular economy model.
We strive to work with governments, industry partners, and consortia, to harmonize regulations with innovation. We collaborate with governments, industry vendors, and customers, to develop and implement energy metrics that measure the efficiency of networks. In addition, Juniper Networks voluntarily participates in CDP climate and water disclosures and is a member of the Responsible Business Alliance, Responsible Minerals Initiatives, and CDP Supply Chain.
2018 CCS Progress and Achievements
We are pleased to share the strides we have made in our CCS priorities in our Corporate Citizenship and Sustainability Report, which is available at https://www.juniper.net/us/en/company/corporate-responsibility. Our Corporate Citizenship and Sustainability Report has been prepared using guidance from the Global Reporting Initiative G4 Sustainability Reporting Guidelines ‘Core’ option. We are proud to be recognized as one of Fortune World’s Most Admired Companies in 2019, on Forbes JUST 100 2019, list of America’s Best Corporate Citizens, and to be awarded a position on the 2019 CDP Supplier Engagement leader board.

Stockholder Engagement
The perspectives, insights and feedback of our stockholders are important to our Board and management, which is why we proactively engage on a regular basis with our stockholders throughout the year. Throughout 2018, members of our management team, and in certain instances our Lead Independent Director and Chair of the Compensation Committee, met with a significant number of our stockholders to discuss matters that are top of mind for our stockholders, such as our strategic direction, financial and operating performance, capital allocation, executive compensation and corporate social responsibility programs, human capital management, and corporate governance practices, including director refreshment and risk oversight.
In November 2018, we hosted our investor day, during which our management team interacted directly with our stockholders regarding Juniper Network’s short and long-term growth strategies and financial model.
Since our 2018 annual meeting of stockholders, we proactively sought meetings with stockholders who in the aggregate hold over 70% of our shares outstanding, which resulted in Juniper Networks meeting with stockholders who in the aggregate hold approximately 40% of our shares outstanding.
Our engagement efforts have provided valuable feedback that help to inform our decisions and our corporate practices. For example, as a result of our collaboration:
•
We published our first annual diversity update. At Juniper Networks, we are committed to innovation and representing diversity in a myriad of ways — including race, ethnicity, gender, age, background, perspectives, tenure, work style, and sexual orientation.

 Corporate Governance Principles and Board Matters

•
We fundamentally believe that diversity is a competitive asset that we want to amplify because we believe our differences will drive our success.

•
We have revised our equity grant practices to limit the impact on stockholder dilution while still being able to grant equity awards to our employees at levels reasonably necessary to attract, retain and motivate talent.

The Board and various committees of the Board are also regularly presented with summaries of the feedback received from our stockholders for their review and consideration. We view our stockholder outreach program as an important aspect of maintaining an open and continuous dialogue with our stockholders, and we anticipate continuing our stockholder engagement efforts to help further our understanding of their perspectives and to incorporate their feedback, as appropriate.

Communications with the Board
The Nominating and Corporate Governance Committee of the Board has approved a process by which stockholders or other interested parties may communicate with the Board or members of the Board. Stockholders of Juniper Networks and other parties interested in communicating with the Board or any member of our Board may write to them c/o Juniper Networks, Inc., 1133 Innovation Way, Sunnyvale, California 94089. Under the process approved by the Nominating and Corporate Governance Committee, the General Counsel receives and logs communications directed to the Board or any member of the Board, and, unless marked “confidential,” reviews all such correspondence and regularly (not less than quarterly) delivers to the Board, the Lead Independent Director, Chairman of the Board or the independent directors of the Board, as applicable, copies of such correspondence. Communications marked “confidential” will be logged as received by the General Counsel and then will be delivered unopened to the addressee(s).

Board Meetings and Attendance
During 2018, each director who was on the Board that year attended at least 75% of all Board and applicable committee meetings. As set forth in our Corporate Governance Standards, absent extraordinary circumstances, each member of the Board is strongly encouraged to attend each annual stockholder meeting in person. Except for Kevin DeNuccio, all of our then-serving directors attended the 2018 annual meeting of stockholders.

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Director Compensation
Non-Employee Director Compensation Highlights
•
Annual review and assessment of director compensation by the Compensation Committee.

•
Emphasis on equity in the overall compensation mix to support stockholder alignment.

•
Annual restricted stock unit grants under a fixed stockholder approved annual grant formula.

•
Stockholder approved limit on cash and equity compensation to non-employee directors.

•
A robust stock ownership guideline set at five times the annual cash retainer to support stockholder alignment.

•
Fees for committee service based on workload.

Non-Employee Director Retainer and Meeting Fee Information
Our director compensation programs are designed to provide an appropriate incentive to attract and retain qualified non-employee directors and to align their interests with the long-term interests of our stockholders. We compensate non-employee directors for their service on the Board through a combination of cash and equity awards, the amounts of which are commensurate with their role and involvement and with peer company practices. In setting director compensation, we consider the significant amount of time our directors will expend in fulfilling their duties as well as the skill level required for members of our Board. Directors who also serve as employees of the Company do not receive additional compensation for services as directors.
The Compensation Committee, which is comprised solely of independent directors, has the primary responsibility for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to non-employee directors for Board, committee and committee chair services. Under the Compensation Committee’s charter, the committee is authorized to engage consultants or advisors in connection with its review and analysis of director compensation.
Each year, the Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors and recommends changes, if any, to the Board. In making non-employee director compensation recommendations, the Compensation Committee takes various factors into consideration, including, but not limited to, the responsibilities of directors generally, as well as committee chairs, and the forms of compensation paid to directors by peer companies, and considers advice from its independent compensation advisor who provides analysis on non-employee director compensation trends and data from companies in our executive compensation peer group. The Board reviews the recommendations of the Compensation Committee and determines the form and amount of director compensation.
Limits on Director Compensation: Our non-employee directors currently receive compensation in the form of restricted stock unit (“RSU”) grants and cash fees. At our 2017 annual meeting of stockholders, our stockholders approved the amendment and restatement of our 2015 Equity Incentive Plan, which provides for (i) an annual fixed dollar value of RSUs in an amount equal to $225,000 (based on the average daily closing price of the Company’s common stock over the six month period ending on the last day of the fiscal year preceding the date of grant) to be granted to non-employee directors and (ii) a limit of  $1,000,000 on the total amount of annual equity compensation and cash fees that may be awarded to any non-employee director in a single fiscal year to provide for sufficient flexibility to adjust non-employee director compensation in the future if such changes are necessary to remain competitive with our peers.
In Proposal No. 4, we are asking our stockholders to approve an amendment and restatement of our 2015 Equity Incentive Plan, or the 2015 Plan, which will, among other things, increase the annual fixed dollar value of RSUs granted to our non-employee directors from $225,000 to $245,000. If approved, this change will be effective beginning from the 2019 annual meeting of stockholders and for awards granted on that date. The proposed increase was determined in consultation with our independent compensation consultant, and is being proposed to better align the compensation

 Director Compensation

of our directors with the market median of director compensation among our peers while continuing to emphasize equity in the overall compensation mix to support stockholder alignment.
The following table provides information on Juniper Networks’ compensation and reimbursement practices for non-employee directors during fiscal 2018:

Annual retainer for all non-employee directors (payable quarterly)	$60,000
Additional annual retainer for Audit Committee members (payable quarterly)	$20,000
Additional annual retainer for Compensation Committee members (payable quarterly)	$15,000
Additional annual retainer for Nominating and Corporate Governance Committee members (payable quarterly)	$10,000
Additional annual retainer for Audit Committee Chair (payable quarterly)	$25,000
Additional annual retainer for Compensation Committee Chair (payable quarterly)	$20,000
Additional annual retainer for Nominating and Corporate Governance Committee Chair (payable quarterly)	$10,000
Additional annual retainer for the Chairman of the Board (payable quarterly)	$75,000
Additional annual retainer for the Lead Independent Director (payable quarterly)	$30,000
Restricted Stock Units granted annually(1)	$225,000
Reimbursement for expenses attendant to Board membership	Yes
Payment for each additional committee meeting attended after total committee meeting attendance exceeds eighteen (18) in a calendar year	$1,250
(1)
Non-employee directors receive non-discretionary annual grants of RSUs, to further align their interests with stockholders. Pursuant to the 2015 Plan, on the date of each of the Company’s annual stockholder meetings, each non-employee director who is elected at (or whose term continues after) such meeting will automatically be granted RSUs for a number of shares equal to the Annual Value (as defined below), rounded down to the nearest whole share. For the grants made in 2018, the “Annual Value” was the number of RSUs equal to $225,000 divided by the average daily closing price of the Company’s common stock over the six month period ending on the last day of the fiscal year preceding the date of grant.

Director Compensation Table for Fiscal 2018
The following table shows compensation information for our non-employee directors for the fiscal year ended December 31, 2018 (“fiscal 2018”). Mr. Rahim, our Chief Executive Officer, did not receive any compensation for serving as a director. Compensation information for Mr. Rahim is included in the “Summary Compensation Table” set forth in this proxy statement.

Director Compensation for Fiscal 2018
Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	All Other Compensation	Total
Robert M. Calderoni	$105,000	$215,052	$—	$320,052
Gary Daichendt	$125,000	$215,052	$—	$340,052
Kevin DeNuccio	$75,000	$215,052	$—	$290,052
James Dolce	$75,000	$215,052	$—	$290,052
Mercedes Johnson	$90,000	$215,052	$—	$305,052
Scott Kriens	$135,000	$215,052	$—	$350,052
Rahul Merchant	$80,000	$215,052	$—	$295,052
William R. Stensrud	$80,000	$215,052	$—	$295,052
(1)
As of December 31, 2018, each of our non-employee directors listed in the table above held 8,180 RSUs. The table above does not include Ms. DelSanto who was appointed to the Board in March 2019.

(2)
Amounts shown do not reflect compensation actually received by the director, and there can be no assurance that these amounts will ever be realized by the non-employee directors. Instead, the amount shown is the grant date fair value of the RSU awards granted in fiscal 2018 computed in accordance with ASC Topic 718 — Compensation — Stock Compensation (“ASC Topic 718”), disregarding forfeiture assumptions.

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Proposals to be Voted On
Proposal No. 1
Election of Directors
There are eight nominees for election as directors at this year’s annual meeting — Gary Daichendt, Anne DelSanto, Kevin DeNuccio, James Dolce, Scott Kriens, Rahul Merchant, Rami Rahim and William R. Stensrud. A discussion of the primary experience, qualifications, attributes and skills of each director nominee that led our Board and Nominating and Corporate Governance Committee to the conclusion that he or she should serve or continue to serve as a director is included below in each of the director biographies. Each director nominee will be elected to serve for a term expiring at the Company’s annual meeting of stockholders in 2020 and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. There are no family relationships among any of our executive officers and directors.
If you sign your proxy card or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to the election of directors, your shares will be voted for the eight director nominees recommended by the Board. If you do not give voting instructions to your broker, your broker will not be able to vote your shares and your shares will not be voted on this matter.
Recommendation
Our Board recommends a vote “FOR” the election to the Board of Gary Daichendt, Anne DelSanto, Kevin DeNuccio, James Dolce, Scott Kriens, Rahul Merchant, Rami Rahim and William R. Stensrud.
Vote Required
Provided a quorum is present, directors will be elected by a majority of the votes cast with respect to the director nominee at the annual meeting (i.e., the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee).

 Proposals to be Voted On

The names of our directors and director nominees and their ages, positions, and brief biographical description as of the date this proxy statement was filed with the SEC are set forth below.
Nominees for Election

Gary Daichendt
Age 67 Director since 2014
Lead Independent Director Board Committees: Compensation (Chair)
Other Current Public Company Boards: None
Mr. Daichendt has been principally occupied as a private investor since June 2005 and has been a managing member of Theory R Properties LLC, a commercial real estate firm, since October 2002. Mr. Daichendt served as President and Chief Operating Officer of Nortel Networks Corporation, a supplier of communication equipment, from March 2005 to June 2005. Prior to joining Nortel Networks, Mr. Daichendt served in a number of senior executive positions at Cisco Systems, Inc., a manufacturer of communications and information technology networking products, for six years, including as Executive Vice President, Worldwide Operations from August 1998 to December 2000, and as Senior Vice President, Worldwide Operations from September 1996 to August 1998. Mr. Daichendt previously served as a director of NCR Corporation from April 2006 to April 2018, ShoreTel, Inc., from April 2007 to February 2015, Emulex Corporation from February 2014 to May 2015 and Polycom, Inc. from August 2015 to September 2016.
Qualifications
Mr. Daichendt’s experience as an officer of various networking industry companies has provided him with expertise in management, sales, marketing, channel management and operations and an extensive understanding of the networking industry. Mr. Daichendt also brings public company governance experience as a member of boards of directors and board committees of other public technology companies.

Anne DelSanto
Age 55 Director since March, 2019
Board Committees: None
Other Current Public Company Boards: None
Ms. DelSanto currently serves as Executive Vice President and General Manager, Platform at Salesforce.com, Inc. (“Salesforce”), a customer relationship management company, a position she has held since February 2018. Prior to her current role, she served in various executive-level roles at Salesforce since October 2012, including as the Executive Vice President, Americas Solution Engineering & Cloud Sales from February 2016 to February 2018; Executive Vice President, Global Solution Engineering and Cloud Specialist Sales from February 2015 to February 2016; and Senior Vice President, Global Solutions Engineering from October 2012 to February 2015. Prior to joining Salesforce, Ms. DelSanto also served in various roles of increasing responsibility in pre-sales from 1999 to 2012 at Oracle Corporation (“Oracle”), an information technology and services company, including most recently as Group Vice President, Sales Engineering from February 2012 to September 2012; and Vice President of Sales Engineering from 2007 to February 2012. She began her career in 1985 as an account systems engineer at IBM, an information technology and services company.
Qualifications:
Ms. DelSanto’s extensive experience as a senior sales executive at several technology companies, including Salesforce and Oracle, has provided her with senior leadership and executive experience and management. In addition, her experience as a senior leader in companies that leverage the cloud for their business model’s success, has given her broad industry knowledge, background and expertise with cloud-businesses, software-as-a-service business models and the requirements of enterprise customers.
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Kevin DeNuccio
Age 59 Director since 2014
Board Committees: Compensation
Other Current Public Company Boards: Calix, Inc.
Mr. DeNuccio has served as Executive Chairman of SevOne, Inc., a digital infrastructure management software company, since May 2017. He served as President and Chief Executive Officer of Violin Memory, a flash-based storage array solutions company, from February 2014 to April 2017. In December 2016, Violin Memory filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Prior to joining Violin Memory, Mr. DeNuccio served as a co-founder of Wild West Capital, LLC, a venture and technology consulting firm he co-founded in July 2012. Prior to that, Mr. DeNuccio served as Chief Executive Officer of Metaswitch Networks, a provider of carrier systems and software solutions that enable communication networks to migrate to open, packet-based architectures, from February 2010 to July 2012. Mr. DeNuccio was President and Chief Executive Officer of Redback Networks Inc., a provider of advanced communications networking equipment, from August 2001 to January 2008, during which time it was acquired by Telefonaktiebolaget LM Ericsson, or Ericsson, in January 2007 and operated as a wholly-owned subsidiary of Ericsson. Mr. DeNuccio held various positions at Cisco Systems, Inc. from 1995 to 2001, including Senior Vice President of Worldwide Service Provider Operations. Previously, Mr. DeNuccio was the founder, President and Chief Executive Officer of Bell Atlantic Network Integration Inc., a wholly-owned subsidiary of Bell Atlantic (now Verizon Communications). Mr. DeNuccio has served as a director of Calix, Inc. since September 2012. Mr. DeNuccio previously served as a director of Sandisk Corporation from August 2009 to February 2014, Metaswitch Networks from December 2008 to February 2014 and Violin Memory from February 2014 to April 2017.
Qualifications
Mr. DeNuccio’s experience as a senior executive at many companies in the technology and networking industry, including as chief executive officer at two networking companies, has provided him with senior leadership and executive experience and management, operational and technological expertise. Mr. DeNuccio also brings public company governance experience as a member of boards of directors and board committees of other technology companies.

James Dolce
Age 56 Director since 2015
Board Committees: Compensation Other
Current Public Company Boards: None
Mr. Dolce has served as the Chief Executive Officer and a director at Lookout, Inc., a mobile security company, since March 2014. Prior to joining Lookout, Mr. Dolce was the Vice President of carrier market development at Akamai Technologies, Inc., a content delivery network and cloud services provider, from December 2012 until February 2014, and prior to that, he was the Founder and Chief Executive Officer at Verivue, Inc., a provider of digital content delivery solutions, which was acquired by Akamai, from 2006 until December 2012. Prior to Verivue, Mr. Dolce served as Executive Vice President of worldwide field operations at Juniper Networks from 2002 to 2006, where he led Juniper Networks’ global sales, marketing and customer service efforts. Mr. Dolce joined Juniper Networks through its acquisition of Unisphere Networks, Inc., where he served as Chief Executive Officer from 1999 to 2002. Mr. Dolce served on the board of directors of Infinera Corporation from May 2014 until January 2016.
Qualifications
Mr. Dolce’s experience as a senior executive at many companies in the technology and networking industry, including as chief executive officer at Lookout, Verivue and Unisphere, has provided him with senior leadership and executive experience and management, operational and technological expertise. In addition, his prior experience at Juniper Networks provides him with a detailed knowledge of Juniper Networks’ customers and industry. Mr. Dolce also brings public company governance experience based on his prior service as a director on the boards of directors and board committees of other technology companies.

 Proposals to be Voted On

Scott Kriens
Age 61 Director since 1996
Board Committees: Chairman of the Board
Other Current Public Company Boards: Equinix, Inc.
Mr. Kriens has served as Chairman of the Board of Directors of Juniper Networks since October 1996, Chief Executive Officer of Juniper Networks from October 1996 to September 2008 and an employee of Juniper Networks through April 2011. From April 1986 to January 1996, Mr. Kriens served as Vice President of Sales and Vice President of Operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. Mr. Kriens has served on the board of directors of Equinix, Inc. since July 2000.
Qualifications
As a result of Mr. Kriens’ prior service as the Company’s Chief Executive Officer, he developed an extensive understanding of the Company’s business and the networking industry and can contribute to the Board a highly informed perspective on the business independent from that of the Chief Executive Officer. Mr. Kriens’ experience with the Company from its early stages also offers the Board insight into the evolution of the Company, including from execution, cultural, operational, competitive and industry points of view. In addition, his experience as a director of other technology companies provides him with an understanding of the operation of other boards of directors that he can contribute in his role as Chairman.

Rahul Merchant
Age 62
Director since 2015
Board Committees: Audit
Other Current Public Company Boards: None
Mr. Merchant has served as Senior Executive Vice President and Head of Client Services & Technology of TIAA-CREF, a leading financial services provider, since March 2017. Previously, Mr. Merchant served as Senior Executive Vice President and Chief Information Officer of TIAA-CREF from January 2017 to March 2017 and as Executive Vice President and Chief Information Officer of TIAA-CREF from April 2015 to January 2017. Prior to joining TIAA-CREF, he was the Chief Information and Innovation Officer for the City of New York from April 2012 to February 2014. From 2009 to April 2012, Mr. Merchant was a partner at Exigen Capital, a private equity firm based in New York City. From 2006 until 2008, Mr. Merchant was Executive Vice President, Chief Information Officer and Member of the Executive Committee at Fannie Mae. He also served as Senior Vice President, Chief Information Officer and Chief Technology Officer at Merrill Lynch & Co. from 2000 to 2006. Mr. Merchant has also held senior leadership positions at Cooper Neff and Associates, Lehman Brothers, Sanwa Financial Products and Dresdner Bank. Mr. Merchant previously was a member of the board of directors of Emulex Corporation, Level 3 Communications, Inc., Sun Microsystems, Inc., and Fair Isaac Corporation.
Qualifications
Mr. Merchant’s experience as a senior technology executive at many companies in the financial industry and in the public sector has provided him with senior leadership and executive experience and management, operational and technological expertise, as well as a detailed knowledge of Juniper Networks’ customers and industry. As a Chief Information Officer, Mr. Merchant provides the Company with meaningful insight and experience related to information technology, cybersecurity best practices and the relationship between information security programs and broader business goals and objectives. Mr. Merchant also brings public company governance experience based on his prior service as a director on the boards of directors and board committees of a number of other technology companies.
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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   19

Rami Rahim
Age 48 Director since 2014
Board Committees: Stock (Chair)
Other Current Public Company Boards: None
Mr. Rahim joined Juniper Networks in January 1997 and was appointed as Chief Executive Officer of the Company in November 2014. Previously, Mr. Rahim served as Executive Vice President and General Manager, Juniper Development and Innovation, responsible for driving innovation across the Company through the oversight of all research and development programs, strategy, development, and business growth across the portfolio of routing, switching, and security. He has also overseen the ongoing evolution of silicon technology and the Junos operating system. In addition, Mr. Rahim has served at Juniper Networks in a number of roles, including Executive Vice President, Platform Systems Division, Senior Vice President and General Manager, Edge and Aggregation Business Unit, and Vice President, Product Management for the Edge and Aggregation Business Unit. Prior to that, Mr. Rahim spent the majority of his time at the Company in the development organization where he helped with the architecture, design and implementation of many Juniper Networks’ core, edge, and carrier Ethernet products.
Qualifications
Mr. Rahim’s day-to-day involvement in the Company’s business has provided him with extensive knowledge and understanding of the Company and its industry. As Chief Executive Officer, he is able to provide the Board with insight and information related to the Company’s strategy, financial condition, operations, competitive position and business. His prior experience in a number of management roles at Juniper Networks provided him with in-depth industry and business experience in building and operating complex networks and a detailed knowledge of Juniper Networks’ customers and industry. In addition, his experience with Juniper Networks from its early stages also offers the Board insight into the evolution of the Company, including from execution, cultural, operational, competitive and industry points of view.

William R. Stensrud
Age 68 Director since 1996
Board Committees: Nominating and Corporate Governance (Chair)
Other Current Public Company Boards: None
Mr. Stensrud has served as a Partner of the SwitchCase Group, a consulting company, the Chairman of InstantEncore.com, a provider of web and mobile technology to the performing arts, and Chairman and Principal at Interactive Fitness Holdings, a designer and manufacturer of virtual stationary bicycles. From January 2007 to March 2007, he served as Chairman and Chief Executive Officer of Muze, Inc., a provider of business-to-business digital commerce solutions and descriptive entertainment media information. Mr. Stensrud was a general partner with the venture capital firm of Enterprise Partners from January 1997 to December 2006. Mr. Stensrud was an independent investor and turn-around executive from March 1996 to January 1997. During this period, Mr. Stensrud served as President of Paradyne Corporation and as a director of Paradyne Corporation, Paradyne Partners LLP and GlobeSpan Corporation, Inc. (acquired by Conexant, Inc.), all data networking companies. From January 1992 to July 1995, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation, a data networking company acquired by 3Com Corporation. From 1986 to 1992, Mr. Stensrud served as the Marketing Vice President of StrataCom, which he co-founded.
Qualifications
Mr. Stensrud’s years of experience in venture capital and in the management of a wide variety of technology companies have exposed him to a broad range of issues affecting businesses, including a number of businesses in the technology industry. Mr. Stensrud’s experience as an operating executive in the telecommunications and data communications industry provides the Board and management with knowledge and perspective on the Company’s daily operating challenges. His work has included analyzing and focusing on improving various aspects of businesses, including operations, strategies and financial performance.

 Proposals to be Voted On

Proposal No. 2
Ratification of Appointment of Independent Registered
Public Accounting Firm
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Ernst and Young LLP has served as our independent registered public accounting firm since 1996, and Ernst & Young LLP’s current lead audit partner was selected in 2018. The Audit Committee periodically considers whether there should be a rotation of independent registered public accounting firms because the Audit Committee believes it is important for our independent registered public accounting firm to maintain independence and objectivity.
The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders.
During fiscal 2018, Ernst & Young LLP provided certain tax and audit related services. See the “Principal Accountant Fees and Services” section of this proxy statement. Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee pre-approved all services performed by the Company’s independent registered public accounting firm in 2018 and 2017.
Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.
Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, the Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.
Recommendation
Our Board unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as Juniper Networks’ independent registered public accounting firm for the fiscal year ending December 31, 2019.
If you sign your proxy card or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to this proposal, your shares will be voted “FOR” the proposal, as recommended by the Board. Even if you do not give voting instructions to your broker, your broker may vote your shares on this matter.
Vote Required
Provided a quorum is present, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   21

Principal Accountant Fees and Services
The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, to serve as Juniper Networks’ auditors for the fiscal year ending December 31, 2019.
Fees Incurred by Juniper Networks for Ernst & Young LLP
Fees for professional services billed or to be billed by the Company’s independent registered public accounting firm in each of the last two years were approximately:
	2018	2017
Audit Fees	$6,008,700	$5,892,800
Audit-Related Fees	$965,000	$1,147,000
Tax Fees	$463,851	$278,716
All Other Fees	$0	$0
Total	$7,437,551	$7,318,516
Audit fees include professional services fees in connection with the audit of the Company’s annual financial statements and the review of its quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, and are not reported under “Audit Fees”. These services include accounting consultations in connection with transactions, attest services that are required by statute or regulation, and consultations concerning financial accounting and reporting standards.
Tax fees are for professional services rendered for tax compliance, tax advice or tax planning.
All other fees for products and services for Ernst & Young LLP rendered to Juniper Networks, other than the services described above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” for the years ended December 31, 2017 and December 31, 2018, were zero.
Audit Committee’s Pre-Approval Policy and Procedures
Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee’s charter gives the Audit Committee the power to delegate to one or more members of the Audit Committee the authority to pre-approve permissible non-audit services. The Audit Committee pre-approved all services performed by the Company’s independent registered public accounting firm in 2018 and 2017.

Report of the Audit Committee of the Board of Directors
The following Audit Committee Report shall not be deemed to be “soliciting material” and should not be deemed “filed” and shall not be deemed to be incorporated by reference in future filings with the SEC, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Audit Committee is composed entirely of non-management directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee operates under a written charter, which contains a description of the scope of the Audit Committee’s responsibilities and how they will be carried out, which may be found on the Company’s website at http://investor.juniper.net/investor-relations/corporate-governance/default.aspx.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including establishing and maintaining adequate internal control over the Company’s financial reporting. The independent registered public accounting firm of Ernst & Young LLP, or E&Y, reports to the Audit Committee, and E&Y is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with generally accepted auditing standards in the United States. The Audit Committee discussed with E&Y the overall scope and plans for the audit. The Audit Committee meets regularly with E&Y, with and without management present, to discuss the results of E&Y’s examinations, evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held 11 meetings during fiscal 2018.
In this context, the Audit Committee hereby reports as follows:
1.
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2018 with the Company’s management.

2.
The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the standards adopted by the Public Company Accounting Oversight Board, including Auditing Standard No. 1301: Communications with Audit Committees.

3.
The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm its independence.

4.
Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board that the Company’s audited financial statements for the fiscal year ended December 31, 2018 be included in Juniper Networks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE
Robert M. Calderoni (Chair)
Mercedes Johnson
Rahul Merchant
Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   23

Proposal No. 3
Non-Binding Advisory Vote on Executive Compensation
This proposal provides our stockholders with the opportunity to cast a vote, on an advisory basis, on the compensation of the executive officers named in the “Summary Compensation Table” below, who we refer to as our “named executive officers” or “NEOs,” pursuant to Section 14A of the Exchange Act. For more detail on the compensation of our NEOs, please see the section entitled “Executive Compensation,” including the “Compensation Discussion and Analysis” and the compensation tables included in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a stockholder, the opportunity to express your views on our executive compensation program and policies and the compensation paid to our NEOs.
The Company’s current policy is to hold a Say-on-Pay vote each year, and we expect to hold another advisory vote with respect to executive compensation at the 2020 annual meeting of stockholders.
As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, we design our executive compensation program to implement our core objectives of  (i) providing competitive pay, (ii) paying for performance, and (iii) aligning management’s interests with the interests of our long-term stockholders. We believe that our Chief Executive Officer’s compensation, and that of our other NEOs, in 2018 is well aligned with the Company’s performance and the interests of our stockholders and reflects our objective to link pay with performance for our NEOs.
Recommendation
Our Board believes that the Company’s executive compensation program uses appropriate structures and sound pay practices that are effective in achieving our core objectives. Accordingly, the Board of Directors recommends that you vote “FOR” the following resolution:
“RESOLVED, that Juniper Networks, Inc. stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections of this proxy statement.”
If you sign your proxy card or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to this proposal, your shares will be voted “FOR” the proposal, as recommended by the Board. If you do not give voting instructions to your broker, your broker will not be able to vote your shares and your shares will not be voted on this matter.
Vote Required
Provided a quorum is present, the advisory approval of our executive compensation requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to be voted at the annual meeting.
As this is an advisory vote, the result will not be binding; however, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by our stockholders and will take the outcome of the vote under advisement in evaluating our executive compensation principles, design and practices.

 Proposals to be Voted On

Proposal No. 4
Approval of the Amendment and Restatement of the Juniper Networks, Inc. 2015 Equity Incentive Plan
Background
Our 2015 Plan allows us to grant equity awards to our employees, consultants, officers and directors.
We believe our success is due to our highly talented employee base and our future success depends on our continued ability to attract and retain high caliber personnel. One of our primary centers for innovation is in Silicon Valley where we compete with many companies for a limited pool of talented people. We believe that the ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel that we need to move our business forward.
Our 2015 Plan replaced our previously existing equity incentive plan and adopted many features designed to address stockholder concerns related to equity incentive plans. Current features of our 2015 Plan include:
•
No Repricing. Prohibits stock option and stock appreciation right repricing without stockholder consent.

•
No Discounted Options and Stock Appreciation Rights. Requires stock options and stock appreciation rights to be granted with an exercise price equal to at least the fair market value of our common stock on the date of the award is granted.

•
Minimum Vesting Period. Requires awards to have a minimum vesting of at least one year from the date of grant, subject to certain limited exceptions.

•
No Evergreen Provision. Eliminates “evergreen” share reserve increases and instead requires stockholder approval to increase the share reserve.

•
No Liberal Share Counting. Prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or stock appreciation right or to satisfy tax withholding requirements.

•
Enhanced Award Flexibility. Enhances flexibility through the ability to use restricted stock, RSUs, performance shares or deferred stock units in lieu of stock options to reduce the total number of our shares necessary to grant competitive equity awards.

•
No Buyout of Underwater Options or Stock Appreciation Rights. Prohibits the Company from paying cash or issuing new equity awards in exchange for the surrender and cancellation of any, or all, stock options or stock appreciation rights with an exercise price that is less than the current fair market value, unless stockholder approval is obtained.

•
Awards Subject to Clawback. Awards under the 2015 Plan may be subject to recoupment under certain circumstances.

Summary of the Proposal
Our Board approved the amendment and restatement of the 2015 Plan, which we refer to as the Amended 2015 Plan, on February 13, 2019 subject to approval by our stockholders. We are seeking stockholder approval of the Amended 2015 Plan to, among other things: (i) increase the number of shares of common stock reserved for issuance under the 2015 Plan by 4,500,000 shares, (ii) remove the “fungible share ratio,” and (iii) increase the annual value of equity awards automatically granted to our non-employee directors from $225,000 to $245,000.
Why the Proposed Increase in Shares and Removal of the “Fungible Share Ratio”?
As of March 19, 2019, an aggregate of 11,053,490 shares of our common stock remained available for future grants under our 2015 Plan. The Board and the Compensation Committee believe that the current share reserve amount is insufficient to meet the future needs of the Company to attract and retain talented employees as well as to provide incentives for our employees to exert maximum efforts for our success and ultimately increase shareholder value.

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We believe that increasing the shares reserved for issuance under the 2015 Plan is necessary for us to continue to offer a competitive equity incentive program. Based upon recent equity award requirements, we believe that the addition of 4,500,000 shares to the shares reserved for issuance under the 2015 Plan will provide us with enough shares to continue to offer competitive equity compensation through 2021. This calculation is based on the average rate at which time-based and performance-based awards were granted and cancelled over the past two fiscal years and assumes that future awards under the Amended 2015 Plan would be granted at a similar rate without taking into account the “fungible ratio”, as further described below. Of the shares subject to the proposed increase, we intend to allocate a substantial majority to performance share awards and RSUs. The number of shares required for future grants is not currently known and is dependent upon several factors that cannot be predicted, including but not limited to the price of the Company’s common stock on future grant dates and the extent to which grants vest or are cancelled.
We are also requesting that shareholders vote to amend and restate the 2015 Plan to eliminate the fungible share ratio. The 2015 Plan currently utilizes a “fungible share ratio” under which options and stock appreciation rights reduce the share reserve on a one-for-one basis, but full value awards, such as RSUs and performance share awards, reduce the share reserve on a 2.1-for-one basis. Given our commitment to limiting annual potential incremental dilution attributable to equity incentive awards, coupled with the fact that we have never issued options or stock appreciation rights and have only issued, and currently intend to issue, RSUs and performance share awards (i.e., full value awards) under the 2015 Plan, we do not believe that continuing to include a “fungible share ratio” is necessary. We have been focused on prudently managing our annual equity usage as a percentage of our common stock outstanding and we have made steady progress in recent years to reduce the number of shares underlying the equity awards we grant. Please see “Section 1 — Executive Summary” of the “Compensation Discussion and Analysis” section of this proxy statement, which provides further detail on the progress that we have made in recent years in reducing our equity usage.
If our stockholders do not approve the proposed share increase, we believe we will not be able to continue to offer competitive equity packages to retain our current employees and hire new employees, and that we may not be competitive with other companies that offer equity, in 2020 and future years. We believe that this could significantly impede our plans for growth and adversely affect our ability to operate our business. In addition, if we are unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent, which we believe could have a significant adverse effect upon our quarterly results of operations and balance sheet.
Why the Proposed Increase in the Annual Value of Equity Awarded to Non-Employee Directors
As described in the “Director Compensation” section of this proxy statement, our non-employee directors currently receive compensation in the form of RSU grants and cash fees. Our 2015 Plan currently provides that the annual value of the RSU grants is the number equal to $225,000 divided by the average daily closing price over the six-month period ending on the last day of the fiscal year preceding the date of grant. We are proposing an increase in the annual value from $225,000 to $245,000 to better align our director compensation with the market median of our peers, based on the recommendation of the Compensation Committee’s independent compensation consultant. If approved, this increase will be effective as of the 2019 annual meeting of stockholders and for awards granted on that date.
Description of the Amended 2015 Plan
The material features of the Amended 2015 Plan are summarized below. This summary does not purport to be a complete description of all the provisions of Amended 2015 Plan, and this summary is qualified in its entirety by reference to the text of the Amended 2015 Plan.
A complete copy of the proposed Amended 2015 Plan is attached to this proxy statement as Annex A.
ELIGIBILITY; LIMITATIONS. Options, stock appreciation rights, performance shares, performance units, restricted stock, RSUs, deferred stock units and dividend equivalents may be granted under the Amended 2015 Plan. Options granted under the Amended 2015 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code (“Code”), or nonstatutory stock options. Incentive stock options may be granted only to employees of the Company or any subsidiary of the Company. Other awards may be granted under the Amended 2015 Plan to any employee, consultant or non-employee director of the Company, any parent or subsidiary of the Company or other entity under common control with the Company. Non-employee directors, however, may only be granted RSUs under the Amended 2015 Plan, and these are made pursuant to an automatic, non-discretionary formula. Otherwise, the

 Proposals to be Voted On

Amended 2015 Plan administrator, in its discretion, selects the person(s) to whom awards may be granted, and except for dividend equivalents, the number of shares subject to each such grant. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future. The Amended 2015 Plan provides that no person(s) may be granted, in any fiscal year of the Company: (i) options or stock appreciation rights to purchase more than four million (4,000,000) shares of the Company’s common stock in such person’s first fiscal year of service with the Company and more than two million (2,000,000) shares of the Company’s common stock in any other fiscal year of service; (ii) performance shares, RSUs, restricted stock or deferred stock units to more than two million (2,000,000) shares of the Company’s common stock in such person’s first fiscal year of service with the Company and more than one million (1,000,000) shares of the Company’s common stock in any other fiscal year of service; and (iii) performance units having an initial value more than four million dollars ($4,000,000) in such person’s first fiscal year of service with the Company and more than two million dollars ($2,000,000) in any other fiscal year of service. As of March 19, 2019, the Company had 9 non-employee directors, approximately 9,219 employees, which included 6 executive officers, and no consultants who may be eligible for awards under the Amended 2015 Plan.
SHARES AVAILABLE FOR ISSUANCE. Currently, under the 2015 Plan, a maximum of 61,000,000 shares of common stock are reserved for issuance. In addition, any shares subject to outstanding awards under the 2006 Equity Incentive Plan or the 1996 Amended and Restated Stock Plan that expire, are cancelled or otherwise terminate at any time after May 19, 2015 are available for award grant purposes under the 2015 Plan, up to a maximum of 29,000,000 shares (any such shares, “Returning Shares”). Subject to approval by our stockholders, we are requesting that the maximum number of shares reserved for issuance under the Amended 2015 Plan be increased by 4,500,000 shares, thereby increasing the maximum number of shares reserved for issuance under the 2015 Plan shares plus any Returning Shares.
Currently, the 2015 Plan includes a “fungible share ratio” concept which provides that any shares subject to options or stock appreciation rights shall be counted against the shares available for issuance as one share for every share subject thereto. Any restricted stock, RSUs, performance shares or deferred stock units with a per share purchase price lower than 100% of fair market value on the date of grant is currently counted against the shares available for issuance as two and one-tenth (2.1) shares for every one share subject thereto. The Amended 2015 Plan does not include the “fungible share ratio.” Any share that returns to the Amended 2015 Plan share reserve, which was previously subject to an award that reduced the share reserve of the 2015 Plan by two and one-tenth shares, will result in the share reserve being credited with two and one-tenth shares.
If an award granted under the Amended 2015 Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, performance shares, RSUs or deferred stock units, is forfeited to or repurchased by the Company due to its failure to vest, the unpurchased shares (or for awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Amended 2015 Plan. With respect to stock appreciation rights, when a stock-settled stock appreciation right is exercised, the shares subject to a stock appreciation right grant agreement shall be counted against the shares available for issuance under the Amended 2015 Plan as one share for every share subject thereto, regardless of the number of shares used to settle the stock appreciation right upon exercise. Shares that have actually been issued under the Amended 2015 Plan under any award shall not be returned to the Amended 2015 Plan and shall not become available for future distribution under the Amended 2015 Plan; provided, however, that if shares of restricted stock, performance shares, RSUs or deferred stock units are repurchased by the Company at their original purchase price or are forfeited to the Company due to their failure to vest, such shares shall become available for future grant under the Amended 2015 Plan as described above. Shares used to pay the exercise price of a stock option shall not become available for future grant or sale under the Amended 2015 Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Amended 2015 Plan. To the extent an Amended 2015 Plan award is paid out in cash rather than stock, such cash payment shall not reduce the number of shares available for issuance under the Amended 2015 Plan. Any payout of dividend equivalents or performance units that are paid in cash shall not reduce the number of shares available for issuance under the Amended 2015 Plan. Conversely, any forfeiture of dividend equivalents that are paid in cash or performance units shall not increase the number of shares available for issuance under the Amended 2015 Plan.

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ADMINISTRATION. The Amended 2015 Plan may generally be administered by the Board or a committee appointed by the Board (as applicable, the “Administrator”). The Board has authorized the Compensation Committee of the Board to approve awards and grants to Section 16 reporting executive officers. The Compensation Committee is composed entirely of independent non-employee directors. The Board has authorized the Stock Committee to approve awards and grants to employees and consultants, other than the senior leaders who report directly to our Chief Executive Officer or any other Section 16 reporting executive officers, subject to certain limitations. The Stock Committee is composed of the Chief Executive Officer and the Chief Financial Officer.
MINIMUM VESTING OF AWARDS. Subject to certain exceptions, awards will not vest earlier (except if accelerated pursuant to a change of control or similar transaction, due to death or due to disability) than the one (1) year anniversary of the grant date.
OPTION TERMS AND CONDITIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:
•
EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of our common stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of our common stock on the date such option is granted. The fair market value of our common stock is determined with reference to the closing sale price for our common stock (or the closing bid if no sales were reported) on the date the option is granted.

•
EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The Amended 2015 Plan permits payment to be made by cash, check, other shares of our common stock, cashless exercises, or any other form of consideration permitted by applicable law, or any combination thereof.

•
TERM OF OPTION. Options granted under the Amended 2015 Plan will expire seven (7) years from the date of grant. However, the Amended 2015 Plan allows an option to be granted with a shorter term determined by the Administrator and in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

•
EXPIRATION. Options will expire upon the date determined by the Administrator. Generally, if the optionee’s employment or status as a service provider terminates for any reason other than death or permanent total disability, then options may be exercised no later than ninety (90) days after such termination and may be exercised only to the extent the option was exercisable on the termination date. If an optionee’s employment or status as a service provider terminates as a result of his or her death or permanent total disability, then all options held by such optionee under the Amended 2015 Plan may be exercised within twelve (12) months or as may be provided in the option agreement, but only to the extent the options would have been exercisable at the date of death or permanent total disability.

•
OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Amended 2015 Plan as may be determined by the Administrator.

STOCK APPRECIATION RIGHTS. Stock appreciation rights are exercisable in whole or in part at such times as the Administrator specifies in the grant or agreement. However, the term of a stock appreciation right may be no more than seven (7) years from the date of grant. The Company’s obligations arising upon the exercise of a stock appreciation right may be paid in cash or our common stock, or any combination of the same, as the Administrator may determine. We expect, however, that most stock appreciation rights that we grant will provide that they may only be settled in shares of our common stock. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise.
RESTRICTED STOCK. Subject to the terms and conditions of the Amended 2015 Plan, restricted stock may be granted to participants at any time and from time to time at the discretion of the Administrator. Subject to the annual share limit and vesting limitations set forth above, the Administrator shall have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant, and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component. Each restricted stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator shall determine. Any dividend awarded with respect to restricted shares will vest only if, when and to the extent such share. Dividends payable with respect to shares that do not vest will be forfeited.

 Proposals to be Voted On

RESTRICTED STOCK UNITS. RSUs are awards that obligate the Company to deliver shares of our common stock to the participant as specified on each vesting date. Subject to the annual share limit and vesting limitations set forth above, the Administrator has complete discretion to determine (i) the number of shares subject to a RSU award granted to any participant, and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component. Until shares are issued, a RSU holder is not entitled to vote or receive dividends, although the Administrator has discretion under the Amended 2015 Plan to award dividend equivalent rights.
PERFORMANCE SHARES. Performance shares are also awards that obligate the Company to deliver shares of our common stock to the participant as specified on each vesting date. Performance shares may be granted to employees and consultants at any time and from time to time as determined at the discretion of the Administrator. Subject to the annual share limit and vesting limitations set forth above, the Administrator has complete discretion to determine (i) the number of shares of common stock subject to a performance share award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component.
PERFORMANCE UNITS. Performance units are similar to performance shares, except that they are settled in cash that is equivalent to the fair market value of the underlying shares, determined as of the vesting date. Subject to the terms and conditions of the Amended 2015 Plan, performance units may be granted to participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of performance units. Performance units shall be granted in the form of units to acquire shares. Each such unit shall be the cash equivalent of one share of our common stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to performance units or the cash payable under such units.
DEFERRED STOCK UNITS. Deferred stock units consist of restricted stock, RSUs, performance shares or performance unit awards that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator and applicable law, including Section 409A of the Code. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the participant.
DIVIDEND EQUIVALENTS. A dividend equivalent is a credit, payable in cash or shares, awarded at the discretion of the Administrator, to the account of a participant in an amount equal to the cash dividends paid on one share for each share represented by an award. Any dividend equivalents awarded with respect to a share or a unit will vest only if, when and to the extent such share or unit vests. Dividend equivalents payable with respect to shares or units that do not vest will be forfeited.
CODE SECTION 162(m) PERFORMANCE GOALS. The Amended 2015 Plan is designed to permit the Company to issue awards that qualify as performance-based under Section 162(m) of the Code to the extent applicable. Thus, the Administrator may make performance goals applicable to a participant with respect to an award. At the Administrator’s discretion, one or more of the following performance goals may apply: (i) cash flow (including operating cash flow or free cash flow), (ii) cash position, (iii) revenue (on an absolute basis or adjusted for currency effects), (iv) revenue growth, (v) contribution margin, (vi) gross margin, (vii) operating margin (viii) operating expenses or operating expenses as a percentage of revenue, (ix) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (x) earnings per share, (xi) operating income, (xii) net income, (xiii) stock price, (xiv) return on equity, (xv) total stockholder return, (xvi) growth in stockholder value relative to a specified publicly reported index (such as the S&P 500 Index), (xvii) return on capital, (xviii) return on assets or net assets, (xix) return on investment, (xx) economic value added, (xxi) operating profit or net operating profit, (xxii) operating margin, (xxiii) market share, (xxiv) contract awards or backlog, (xxv) overhead or other expense reduction, (xxvi) credit rating, (xxvii) objective customer indicators, (xxviii) new product invention or innovation, (xxix) attainment of research and development milestones, (xxx) improvements in productivity, (xxxi) attainment of objective operating goals, and (xxxii) objective employee metrics. The performance measures listed above may apply to either the Company as a whole or, except with respect to stockholder return metrics, a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with GAAP, in accordance with IASB Principles or which may be adjusted when established to exclude or include any items otherwise includable or

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excludable under GAAP or under IASB Principles or any other objectively determinable items including, without limitation, (a) any extraordinary non-recurring items, (b) the effect of any merger, acquisition, or other business combination or divestiture, or (c) the effect of any changes in accounting principles affecting the Company’s or a business unit’s, region’s, affiliate’s or business segment’s reported results.
NO REPRICING. The Amended 2015 Plan prohibits (i) option or stock appreciation right repricings (including by way of exchange for another award) and (ii) the Company from paying cash or issuing new equity awards in exchange for the surrender and cancellation of any, or all, stock options or stock appreciation rights with an exercise price that is less than the current fair market value, in each case, unless stockholder approval is obtained.
NONTRANSFERABILITY OF AWARDS. Unless determined otherwise by the Administrator, an award granted under the Amended 2015 Plan is not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant.
AUTOMATIC GRANTS TO OUTSIDE DIRECTORS. The Amended 2015 Plan provides that (i) at each of the Company’s annual stockholder meetings each non-employee director (an “Outside Director”) who is elected at (or whose term continues after) such meeting shall be automatically granted RSUs for a number of shares equal to the Annual Value (as defined below), rounded down to the nearest whole share, and (ii) each person who first becomes an Outside Director on a date other than the annual meeting of stockholders (including a director who has transitioned from an employee director to an Outside Director) shall automatically be granted on the date such person becomes an Outside Director, RSUs for a number of shares equal to a number determined by multiplying the Annual Value used for calculating the number of RSUs granted to Outside Directors at the annual stockholder meeting immediately preceding the date of such award by a fraction, the numerator of which is 365 minus the number of days between the last annual meeting date and the date the person first becomes an Outside Director, and the denominator of which is 365, rounded down to the nearest whole Share. The “Annual Value” means the number equal to $245,000 divided by the average daily closing price over the six month period ending on the last day of the fiscal year preceding the date of grant.
Each award granted to Outside Directors will vest in full on the earlier of  (A) the one year anniversary of the grant date, and (B) the day prior to the date of the Company’s next annual stockholder meeting, subject in either case to the participant continuously remaining a director through the vest date.
Notwithstanding the foregoing, the maximum value of  (i) the grant date fair value of equity awards granted and (ii) cash fees paid to any Outside Director for their service as a director in a fiscal year, shall not exceed $1,000,000 in total value.
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Amended 2015 Plan, the number and class of shares of award outstanding under the Amended 2015 Plan, the fiscal year limits on the number of awards that any person may receive, the number of shares subject to automatic option grants to Outside Directors and the exercise price of any outstanding option or stock appreciation right.
In the event of a liquidation or dissolution, the Administrator shall notify each participant prior to the effective date. The Administrator may, in its discretion, provide that each participant shall have the right to exercise all of their options and stock appreciation rights, as to all of the shares covered by the option or stock appreciation right, including as to those shares not otherwise exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any award shall lapse 100%, and that any award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.
MERGER OR CHANGE IN CONTROL. In the event of a merger of the Company with or into another corporation, or a Change in Control of the Company (as defined in the Amended 2015 Plan), each outstanding option and stock appreciation right shall be assumed, or an equivalent option or stock appreciation right will be granted in substitution by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock appreciation right, the participant shall fully vest in and have the right to exercise the option or stock appreciation right as to all of the common stock covered by such award including shares as to which he or she would not otherwise be vested or exercisable. If an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in such event, the

 Proposals to be Voted On

Administrator will notify the participant that the option or stock appreciation right will become fully vested and exercisable for a period determined by the Administrator, and the option or stock appreciation right will terminate upon the expiration of such period.
In the event of a merger of the Company with or into another corporation, or a Change in Control of the Company, each outstanding restricted stock, RSU, performance share, performance unit, and deferred stock unit award (and any related dividend equivalent) shall be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the award, the participant shall fully vest in the award, including as to shares (or with respect to dividend equivalents and performance units, the cash equivalent thereof) which would not otherwise be vested.
TAX WITHHOLDING. Participants may satisfy the statutory tax withholding requirements arising in connection with the exercise, vesting or delivery of their awards pursuant to such methods as designated by the Administrator.
AMENDMENT AND TERMINATION OF THE AMENDED 2015 PLAN. The Board may amend, alter, suspend or terminate the Amended 2015 Plan, or any part thereof, at any time and for any reason. No such amendment by the Board or stockholders may negatively alter or impair any award previously granted under the Amended 2015 Plan without the written consent of the participant.
TERM OF THE AMENDED 2015 PLAN. The Amended 2015 Plan will continue in effect until March 27, 2025.
Federal Income Tax Consequences
INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee’s sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.
NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.
RESTRICTED STOCK. If at the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.
The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.
STOCK APPRECIATION RIGHTS. No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any common stock received upon the exercise.
RESTRICTED STOCK UNITS AND PERFORMANCE SHARES. A participant will not have taxable income upon grant (unless, with respect to restricted stock, he or she elects to be taxed at that time). Instead, he or she will recognize

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   31

ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares or cash received minus any amount paid for the shares.
DIVIDEND EQUIVALENTS. A participant will recognize taxable income upon the payout of a dividend equivalent.
DEFERRED STOCK UNITS. Typically, a participant will recognize employment taxes upon the vesting of a deferred stock unit and income upon its delivery. The participant may be subject to additional taxation, interest and penalties if the deferred stock unit does not comply with Section 409A of the Code.
COMPANY TAX DEDUCTION. The Company generally will be entitled to a tax deduction in connection with an award under the Amended 2015 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to certain executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of  $1,000,000 for performance-based cash and equity incentive awards if such awards (i) were granted pursuant to “written binding contracts” in effect as of November 2, 2017 that are not later modified in any material respect and (ii) meet the conditions of Section 162(m) of the Code. These conditions include, among other things, stockholder approval of the performance goals under the Amended 2015 Plan, setting individual annual limits on each type of award, and for awards other than stock options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid. The Amended 2015 Plan was designed to permit the Administrator to grant certain awards in its discretion that qualified as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, thereby permitting the Company to receive a federal income tax deduction in connection with such awards. However, because of the fact-based nature of the performance-based compensation exception under Section 162(m) of the Code and the limited availability of binding guidance thereunder, we cannot guarantee that the awards under the Amended 2015 Plan or any other arrangement we maintain will qualify for exemption under Section 162(m) of the Code.
SECTION 409A. Section 409A of the Code, or Section 409A, provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Amended 2015 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE AMENDED 2015 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.
Current Share Reserve
The following table sets forth information regarding outstanding grants as of March 19, 2019 under the Company’s equity compensation plans, which include the following: (i) our 2015 Plan and (ii) assumed or substituted equity awards in connection with an acquisition. We do not have any grants outstanding under either our 2006 Equity Incentive Plan or our 1996 Stock Incentive Plan. The closing price per share of our common stock as reported on the NYSE as of March 19, 2019 was $26.20.
Equity Plan	Stock Options (# of shares)	Weighted- Average Exercise Price Per Share ($)	Weighted- Average Remaining Contractual Term (In Yrs)	Full Value Awards (# of shares)(1)	Shares Available for Future Grant (# of shares)
2015 Plan	0	N/A	N/A	14,935,363	11,053,490
Assumed Awards(2)	15,222	6.05	6.34	1,967,841	0
Total	15,222	6.05	6.34	16,903,204	11,053,490
(1)
RSUs and Performance Share Awards are referred to as “Full Value Awards.” The maximum number of shares issuable pursuant to certain Performance Share Awards equals 200% of target. The number of Performance Share Awards included in the above table assumes performance at target.

 Proposals to be Voted On

(2)
“Assumed Awards” refers to equity awards assumed or substituted for Juniper Networks equity awards in connection with an acquisition. “Full Value Awards” also includes 235,875 of restricted stock awards assumed or substituted in connection with prior acquisitions.

New Plan Benefits
Our named executive officers and directors have an interest in this proposal because they are eligible to participate in the Amended 2015 Plan. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees (including employee directors) under the Amended 2015 Plan because the Company’s equity award grants are discretionary in nature. The Amended 2015 Plan does not provide for set benefits or amounts of awards, except with respect to non-employee directors. Pursuant to the term of the Amended 2015 Plan, each non-employee director will receive RSUs in an amount equal to the Annual Value (as described above under the heading “Description of the Amended 2015 Plan”), or a fraction thereof with respect to individuals who become non-employee directors after an annual stockholders meeting. However, other than with respect to the grant to be made in 2019 pursuant to which each non-employee director that is elected at the 2019 annual meeting of stockholders will receive an award for 8,713 RSUs, the Company cannot currently determine the aggregate benefit or number of shares subject to awards that may be granted in the future to non-employee directors under the Amended 2015 Plan because the aggregate benefit and number of shares depends on the aggregate number of non-employee directors, when individuals join the Board and the Annual Value depends on the future stock price of our common stock. There are no awards to executive officers or employees that are conditioned on stockholder approval of the Amended 2015 Plan.
The table below shows, as to the listed individuals and specified groups, (i) the number of shares of common stock subject to an equity award grant under the 2015 Plan during fiscal 2018 to persons other than our non-employee directors, (ii) the RSU grants that our current non-employee director nominees as a group will receive if they are re-elected as directors on the date of the 2019 annual meeting of stockholders and (iii) the aggregate dollar value of such shares based on $26.91 per share, the closing stock price per share of our common stock as of December 31, 2018.
Name and Position	Dollar Value ($)	Number of Shares Underlying RSU and PSA grants
Rami Rahim(1) Chief Executive Officer and Director	$9,144,018	339,800
Kenneth Miller(1) Executive Vice President, Chief Financial Officer	$2,587,935	96,170
Manoj Leelanivas Executive Vice President, Chief Product Officer	$5,382,000	200,000
Anand Athreya(1) Executive Vice President, Chief Development Officer	$2,635,458	97,936
Pierre-Paul Allard(2) Former Executive Vice President, Chief Customer Officer	$6,458,400	240,000
Executive Officer Group (8 persons)	$31,258,602	1,161,598
Non-Executive Director Nominee Group (7 persons)(3)	$1,641,268	60,991
Non-Executive Officer Employee Group(1)	$182,113,425	6,767,500
(1)
Includes RSUs and performance share awards. The number of performance share awards included in the above tables assumes performance at target. The maximum number of shares issuable pursuant to certain performance share awards equals 200% of target

(2)
Mr. Allard departed from the Company in January 2019.

(3)
Assuming each of the seven (7) non-employee director nominees are elected at the 2019 annual stockholder meeting, under the terms of the Amended 2015 Plan, each such director will automatically be granted 8,713 RSUs on May 14, 2019 (or, in the aggregate, 60,991 RSUs). In addition, in 2018, 8,180 RSUs were granted to each of our 8 non-employee directors in connection with the 2018 annual meeting (or, in the aggregate, 65,440 RSUs), and in March 2019, 1,613 RSUs were granted to Ms. DelSanto in connection with her appointment to the Board.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   33

History of Grants under 2015 Plan
The table below shows, as to the listed individuals and specified groups, the number of shares of common stock subject to an equity award grant (even if not currently outstanding) under the 2015 Plan from the inception of the 2015 Plan through December 31, 2018.
Name and Position	Number of Shares Underlying RSU and PSA grants(3)
Rami Rahim(1) Chief Executive Officer and Director	960,589
Kenneth Miller(1) Executive Vice President, Chief Financial Officer	281,337
Manoj Leelanivas Executive Vice President, Chief Product Officer	200,000
Anand Athreya(1) Executive Vice President, Chief Development Officer	270,356
Pierre-Paul Allard Former Executive Vice President, Chief Customer Officer	240,000
Robert M. Calderoni, Director	35,428
Gary Daichendt, Director	35,428
Anne DelSanto, Director(2)	0
Kevin DeNuccio, Director	35,428
James Dolce, Director	35,428
Mercedes Johnson, Director	35,428
Scott Kriens, Director	35,428
Rahul Merchant, Director	35,428
William R. Stensrud, Director	35,428
Executive Officer Group (8 persons)(1)	2,909,807
Non-Executive Director Group (9 persons)(2)	283,424
Non-Executive Officer Employee Group(1)	24,511,434
(1)
Includes RSUs and performance share awards. The number of performance share awards included in the above tables assumes achievement at target. The maximum number of shares issuable pursuant to certain performance share awards equals 200% of target.

(2)
Ms. DelSanto was appointed to the Board in March 2019, and in connection with her appointment, she was granted 1,613 RSUs in March 2019.

(3)
A total of 283,424 RSUs were automatically granted to non-employee directors under the 2015 Plan since its inception through December 31, 2018. In addition, assuming the seven (7) non-employee director nominees are elected at the 2019 annual stockholder meeting, under the terms of the Amended 2015 Plan, each such director will automatically be granted 8,713 RSUs on May 14, 2019 (or, in the aggregate, 60,991 RSUs).

(4)
There are no nominees for election as a director who are not covered by the above. No awards have been granted under the 2015 Plan to any associate of any of our executive officers or directors, and no person received 5% or more of the total awards granted under the 2015 Plan since its inception.

Recommendation
Our Board unanimously recommends a vote “FOR” approval of the foregoing amendment and restatement of the Juniper Networks, Inc. 2015 Equity Incentive Plan.
If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to this proposal, your shares will be voted for approval of the foregoing Amended 2015 Plan, as recommended by the Board. If you do not give voting instructions to your broker, your broker will not be able to vote your shares and your shares will not be voted on this matter.
Vote Required
Provided a quorum is present, approval of the foregoing amendment and restatement of the Juniper Networks, Inc. 2015 Equity Incentive Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

Executive Compensation
Compensation Discussion and Analysis
Our Compensation Discussion and Analysis provides an overview of  (1) our executive compensation framework and philosophy, (2) the compensation decisions the Compensation Committee has made under those programs, and (3) an analysis of the 2018 compensation program for the Named Executive Officers (“NEOs”) of the Company, who are listed below.
Named Executive Officers
Rami Rahim	Chief Executive Officer (our “CEO”)
Anand Athreya	Executive Vice President, Chief Development Officer
Kenneth Miller	Executive Vice President, Chief Financial Officer
Manoj Leelanivas(1)	Executive Vice President, Chief Product Officer
Pierre-Paul Allard(2)	Former Executive Vice President, Chief Customer Officer
(1)
In March 2018, Mr. Leelanivas joined the Company in the role of EVP, Chief Product Officer.

(2)
In August 2018, Mr. Allard joined the Company in the role of EVP, Chief Customer Officer. In January 2019, Mr. Allard left the Company.

We refer to the Compensation Committee in this “Compensation Discussion and Analysis” section of the proxy statement as the “Committee.”
Our Compensation Discussion and Analysis is organized into four sections.
•
Section 1 — Executive Summary

•
Section 2 — Setting Executive Compensation

•
Section 3 — Elements of Executive Compensation

•
Section 4 — Other Compensation Policies and Information

Section 1 — Executive Summary
Juniper Networks Overview and 2018 Performance
Juniper Networks designs, develops, and sells products and services for high-performance networks, to enable customers to build scalable, reliable, secure, and cost-effective networks for their businesses, while achieving agility, efficiency, and value through automation. In 2018, we continued to execute on our strategy to diversify our business and capture share in the cloud and cloud-enabled segments of our market.
Although 2018 was a challenging year, management continued to focus on cash flow, earnings per share (“EPS”), total shareholder return (“TSR”) while delivering on strategic goals. Net revenues decreased in 2018 compared to 2017 due to lower routing product revenues from our Cloud and Service Provider verticals in the Americas. We experienced ongoing networking architectural transitions and a slower than expected pace of deployments for certain large Cloud customers as well as a decline in our Service Provider business due to the timing of deployments. However, the year-over-year decline in product net revenues was partially offset by broad-based revenue growth in our Enterprise vertical.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   35

The following tables highlight certain year-over-year key performance and financial indicators.
Certain Key Performance Indicators: 2018 vs. 2017
Results (in millions, except per share amounts and percentages)	Fiscal 2017	Fiscal 2018	Year-over-Year % Change
Revenue	$5,027.2	$4,647.5	-7.6%
Cash Flow from Operations	$1,259.3	$861.1	-31.6%
Stock Price at Fiscal Year End	$28.50	$26.91	-5.6%
Dividends per Share	$0.40	$0.72	80.0%
Stock Buyback	$719.7	$750.0	4.2%
2018 Pay Outcomes
Our fiscal year financial results and stock price performance resulted in executive compensation program outcomes that were consistent with below-target performance and demonstrate alignment with our pay-for-performance philosophy:
•
The Executive Annual Incentive Plan (“AIP”) resulted in a 45% cash payout for our NEOs. In addition, the performance conditions for the Bonus PSUs (as described in greater detail below) were not achieved, resulting in no vesting of the Bonus PSUs for our NEOs.

•
The 2018 tranche for our three-year performance share awards (“PSAs”) did not “bank” any shares for our NEOs. This includes tranches that are a part of three-year PSAs awarded in 2016, 2017 and 2018.

•
Based on performance during the three-year period covering fiscal years 2016, 2017 and 2018, our 2016 PSAs were earned and settled at 16.8% of target.

•
Based on stock price performance in 2018, no price-vested RSUs, which were issued in prior years, vested in 2018.

 Executive Compensation

CEO Compensation for 2016-2018
Consistent with the Committee’s “pay-for-performance” philosophy, the majority of our CEO’s target pay is at risk. As a result, we believe that the value that will ultimately be received aligns with the Company’s financial results and stock price performance. We believe that realizable compensation perspectives also provide valuable data points to evaluate the alignment between pay-and-performance for our CEO.
Target versus Realizable Pay: 2016-2018
The above chart illustrates the value of target pay granted to Mr. Rahim from fiscal years 2016-2018 compared to his realizable pay over the same time frame.
“Target Pay” reflects (1) the sum of the following components reported in our “Summary Compensation Table” for the applicable year: Salary, Stock Awards, and All Other Compensation, and (2) the target opportunity reflected in our “Grants of Plan-Based Awards” table for the applicable year with respect to Non-Equity Incentive Plan Awards.
“Realizable Pay” is calculated in the same manner as “Target Pay,” except (i) the amounts shown in the Bonus column in our “Summary Compensation Table” for the applicable year are included, (ii) the Non-Equity Incentive Plan Compensation reflects the actual value disclosed for the applicable year in our “Summary Compensation Table,” and (iii) long-term equity incentive vehicles are valued based on the closing price per share of our common stock at each fiscal year end, and further adjusted as follows:
•
PSA awards are adjusted to reflect the actual number of  “banked” shares for the relevant fiscal year in the case where performance tranches for PSA awards have been completed, and the target number of shares in the case where performance tranches for PSAs will be determined in the future; and

•
Bonus PSUs for the applicable year are included only if the performance conditions were achieved.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   37

Stockholder Engagement and Significant Changes for 2018 and 2019
Following our 2018 annual “Say-on-Pay” advisory vote, Juniper Networks continued its practice of meeting with stockholders to solicit feedback on our executive compensation program. As described above in the section entitled “Stockholder Engagement” of this proxy statement, our engagement efforts, as well as ongoing conversations between management and stockholders on a variety of matters, reflect our commitment to strong corporate governance and our goal of seeking input directly from our stockholders, which we believe allows us to better understand our stockholders’ perspectives.
The Committee considers the outcome of the annual “Say-on-Pay” advisory vote when making decisions regarding the executive compensation program. At the Company’s 2018 Annual Meeting of Stockholders, approximately 95% of the votes cast on the fiscal year 2017 Say-on-Pay advisory vote were cast in favor of approving the compensation of our NEOs. The Committee viewed the outcome of the Say-on-Pay advisory vote as indicative that a significant majority of the Company’s stockholders view the Committee’s approach to executive compensation favorably. The Company’s management continues to engage in dialogue with many of the Company’s largest stockholders, and the Committee will continue to consider stockholder feedback and the results of the Company’s Say-on-Pay votes when making future compensation decisions for the Company’s NEOs.
As a result of the Committee’s evaluation of the results of the “Say-on-Pay” advisory vote, the feedback received from stockholders and the advice from the Committee’s independent compensation consultant, the Committee continued to further evolve the design of the Company’s executive compensation and equity programs as follows:
•
Provided Performance Share Awards Based Upon Relative Total Shareholder Return. The Company provided NEOs with a new class of performance share awards based upon relative TSR performance over three years (RTSR PSAs). The Committee believes that RTSR PSAs help to further align our NEOs’ interests with shareholder interests as payout is predicated on the Company’s long-term performance relative to the S&P 500 Index over a sustained period. Shares are not banked annually and cliff-vest, if earned, at the conclusion of the three-year performance period, ensuring that NEOs are incentivized to remain at the Company to develop and execute on long-term strategic goals. RTSR PSAs will be used instead of the Price-Vested RSUs granted in previous years.

•
Enhanced Stock Ownership Guidelines. The Committee increased the holding requirement for the CEO from 3x to 6x and the other NEOs from 1.5x to 3x of their respective base salaries. Additionally, all NEOs are required to hold at least 50% of their “net shares” received from an equity award (i.e., the shares remaining after taxes are withheld) until the applicable ownership requirement is obtained. This holding requirement is increased to 12 months for all net shares for the CEO.

•
Continued Focus on Reducing Equity Burn Rate. The Company intends to continue focusing on keeping its equity burn-rate in-line with its peer companies. For 2018, the Committee continued its commitment to an equity burn-rate of 2.30% of basic weighted-average common shares outstanding (“CSO”) notwithstanding the sustained decrease in CSO over the last five years, counting each RSU and performance share as one share based on the target number of shares issuable under the award. We believe this commitment helps to mitigate stockholder dilution while still allowing us to be competitive to attract and retain talent. The following chart shows how we have managed our equity burn rate over the past five years.

 Executive Compensation

Total Shares Granted (Burn Rate): 2014-2018(1)
(1)
Shares granted, as well as burn rate, counts each RSU as one share and counts each performance share as one share based on the target number of shares issuable under the award.

Strong Executive Compensation Practices
The Committee takes seriously its duty to maintain a comprehensive governance framework that is aligned with market leading practice and standards. Therefore, the Committee has adopted a strong corporate governance framework for executive compensation that includes the components described below.
What We Do
Pay-for-performance	A significant percentage of total target direct compensation is performance-based and aligned with the Company’s financial performance and stockholder return. Our annual and long-term plans provide a balance of incentives and include different measures of performance.
Annual “Say-on-Pay” Advisory Vote	We conduct an annual “Say-on-Pay” advisory vote.
Stock ownership guidelines	We have established stock ownership guidelines for members of our Board and NEOs to align the interests of our leadership with those of our stockholders. In 2018, we enhanced these guidelines to align with industry and peer company best practices.
“Claw-back” policy	We adopted a “claw-back” policy under which all of our executive officers are required, in certain instances, to repay overpayments of incentive compensation awards.
“Double-trigger” change-in-control arrangements	An executive’s cash severance rights will trigger and unvested equity awards will vest upon a change in control only if the executive also experiences a qualifying termination of employment.
Retain an independent compensation consultant	The Committee engaged an independent compensation consultant, Compensia, to provide analysis, advice and guidance on executive compensation matters.
Annual Assessment of Executive Compensation	The Committee reviews an annual executive compensation assessment prepared by Compensia.
Avoid excessive risk taking	The Committee reviews an annual executive compensation program risk assessment conducted by its independent compensation consultant.
What We Don’t Do
No stock option or stock appreciation right repricing	The Company’s 2015 Equity Incentive Plan does not permit us to reprice or repurchase “underwater” stock options or stock appreciation rights without stockholder approval or to grant stock options or stock appreciation rights with an exercise price below fair market value.
No tax gross-ups	The Company has no executive officer contracts providing for an excise tax gross-up following a change in control.
No hedging or pledging of Company stock and no use of margin accounts	The Company has adopted a policy that prohibits members of our Board and all employees, including Section 16 Officers, from pledging their Company stock or engaging in short sales of Company stock and other similar transactions that could be used to hedge the risk of Company stock ownership.
No “evergreen” or fixed-term employment agreements	We do not provide “evergreen” positions in any employment agreements with executive officers. Employment of our executive officers is “at will” and may be terminated by either the Company or the employee at any time.
No dividend equivalents on unvested equity awards	We do not and our stock plan does not permit us to pay dividends or dividend equivalents on unearned shares or units.
No excessive perks	We offer only certain limited benefits as required to remain competitive and to attract and retain highly talented executives.
No single trigger change-in-control or excessive severance benefits	We do not provide single trigger change-in-control benefits or severance cash payments exceeding 3x base salary and bonus.
No Executive Pension or SERPs	We do not provide for any executive pension plans or SERPs.

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Section 2 — Setting Executive Compensation
Roles
The Company’s executive compensation program is established and overseen by the Committee with support provided by their independent compensation consultant, Compensia, and the Chief Executive Officer and management. Each of their roles is described below.
Role of the Compensation Committee
The Committee is comprised entirely of independent directors and has the responsibility of establishing compensation for our officers who are designated as reporting officers under Section 16 of the Exchange Act. The Committee has overall responsibility for establishing and evaluating executive officer compensation plans, policies, and programs, including the evaluation of the Chief Executive Officer. The Committee also has responsibility for reviewing the overall equity award practices of the Company. The Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Juniper Networks for, outside legal counsel, compensation consultants, or other advisors, as the Committee deems necessary to carry out its duties. In addition, the Committee is free to replace its independent compensation consultants or retain additional advisors at any time.
The Committee independently decides the salary, incentive target and equity awards for the Chief Executive Officer with input from its independent compensation consultant. Based on the information presented from the independent compensation consultant, the Committee discusses the Chief Executive Officer’s contribution and performance, Company performance, the competitive market, and the other factors discussed below, and independently makes compensation decisions in an executive session, without members of management present.
Role of the Independent Compensation Consultant
The Committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) to serve as its independent advisor through August 2018. In August 2018, the Committee engaged Compensia, Inc. (“Compensia”) as its new advisor after a formal search process. For the periods of their respective engagements, Compensia and Semler Brossy advised the Committee with respect to trends in executive compensation, review of market information, and assessment of compensation actions required under its charter. Based on the consideration of the various factors as set forth in the rules of the SEC and the New York Stock Exchange, the Committee has determined that its relationship with Compensia and Semler Brossy is that of an independent compensation advisor under the rules of the New York Stock Exchange and there are no conflicts of interest. In 2018, neither Compensia nor Semler Brossy provided the Company with any other services nor received compensation from us other than with respect to the services described above.
The compensation consultant attends most Committee meetings either in person or by phone and provides its advice and guidance, as well as relevant market data on executive pay levels, practices and design, to the Committee. For additional details on the engagement and services provided by Compensia, please refer to the “Compensation Consultant Disclosure” section of this proxy statement.
Role of the Chief Executive Officer and Management
The Chief Executive Officer makes recommendations to the Committee regarding the salary, incentive target and equity awards for the executive officers other than himself. These recommendations are based on analysis and guidance provided by the compensation consultant on behalf of the Committee and the Chief Executive Officer’s assessment of individual specific factors, such as the individual’s role and contribution to Company performance and the other factors discussed below. The CEO is also assisted by the Senior Vice President, Chief Human Resources Officer in making these recommendations.
Executive Compensation Philosophy and Objectives
For 2018 executive officer compensation decisions, the Committee continued the compensation philosophy of determining compensation on a case-by-case basis, taking into account, among other things, peer market data regarding the market median, individual performance, tenure, criticality of role, and ability to impact business results. The Committee believes this change better aligns executive officer compensation levels with stockholder interests while

 Executive Compensation

continuing to reward executives for achieving financial and strategic results that drive stockholder value over the long-term, including rewarding above-target performance with above-target pay.
Our NEOs’ pay mix emphasizes “at risk” pay opportunities and is largely performance-based. In 2018, with respect to our CEO’s annual target compensation package, “performance-based” compensation in the form of annual cash bonus incentive and performance-based equity comprised 55% of his target total direct compensation, and “variable” compensation in the form of annual cash bonus incentive and equity (i.e., RSUs and performance shares) comprised 88% of his target total direct compensation. In addition, performance-based compensation comprised 50% and variable compensation comprised 81%, on average, of our other NEOs’ (excluding Messrs. Leelanivas and Allard, who were both hired in 2018) target total direct compensation.
2018 Target Pay Mix: CEO and Other NEOs
(1)
Target Total Direct Compensation reflects (i) salary disclosed in the “Summary Compensation Table” and (ii) target opportunity for non-equity incentive plan awards and grant date fair value of all stock awards as disclosed in the “Grants of Plan-Based Awards For Fiscal 2018” table.

(2)
Target Total Direct Compensation reflects an average of the following components for our continuing-NEOs (other than the CEO): (i) salary as disclosed in the “Summary Compensation Table,” and (ii) target opportunity for non-equity incentive plan awards and grant date fair value of all stock awards as disclosed in the “Grants of Plan-Based Awards For Fiscal 2018” table. NEOs that were hired in 2018 are excluded in this calculation.

The Committee has established guiding principles with respect to our executive compensation program, and has maintained them for 2018, as detailed below. The Committee believes that these guiding principles drive desirable behaviors, accountability, and alignment with stockholder interests.
Principle	Strategy
Enhance Accountability	Executive compensation linked to a clear set of business objectives
Manage to Balanced Results	Compensation strategy that drives balanced results between the following:
   • Short- and long-term objectives
   • Individual and team performance
   • Financial and non-financial objectives
• Customer satisfaction and growth
Reward High Performance	Upside potential in the incentive plans for superior performance with downside risk for underperformance
Attract & Retain Talent	Market-competitive programs with flexibility to be aggressive for mission-critical talent retention and acquisition
Align with Stockholder Interests	Programs that are transparent, easily understood and aligned with long-term stockholder interests
Encourage Health and Financial Well-Being	Market-competitive benefit programs that encourage wellness and financial savings

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   41

Competitive Compensation Data
The Committee reviews competitive compensation data to establish market reference points, including data from the Peer Group and published compensation surveys, as described below.
2018 Peer Group
In August 2017, the Committee, with input from the compensation consultant, established a peer group of publicly traded networking equipment and other high technology companies set forth in the table below (the “Peer Group”) for use in 2018. In deciding whether a company should be included in the Peer Group, the Committee generally considered the following screening criteria:
•
Revenue;

•
Market value;

•
Historical revenue growth;

•
Business model;

•
Scope of operations;

•
Industry relevance; and

•
Whether the Company is likely to compete with the company in the Peer Group for executive talent.

The Peer Group is regularly reviewed and updated by the Committee with the assistance of its compensation consultant to take into account changes in both the Company’s business and the businesses of the companies in the Peer Group. The data on the compensation practices of the Peer Group is gathered through publicly available information.
For assessing the market competitiveness of compensation purposes, the positions and compensation levels of our NEOs were compared to similar positions in the Peer Group. For compensation decisions made in 2018, the Peer Group consisted of the 15 companies set forth below.
Company Name
Adobe Systems, Inc.	Intuit, Inc.
ARRIS Intl. Plc.	Motorola Solutions, Inc.
Autodesk, Inc.	NetApp, Inc.
Brocade Communication Systems, Inc.	NVIDIA Corp.
CA, Inc.	Symantec Corp.
Ciena Corp.	VMware, Inc.
Citrix Systems, Inc.	Xilinx, Inc.
Corning, Inc.
Published Surveys
The compensation consultant additionally reviewed broader technology company data to provide market context for the Committee’s compensation decisions. For the 2018 annual compensation review conducted in November 2017, pay data was drawn from the Radford 2017 Global Technology Survey for a broader list of technology companies of over $3.0 billion in annual revenue.
General Approach for Decision-Making
After reviewing the Peer Group and survey compensation data, the Committee takes into consideration other factors, such as internal equity, individual performance, criticality and scope of role, tenure, leadership skills, and ability to impact business performance. In addition, while recruiting key executive talent, the compensation decisions may be determined based on negotiations with such individuals and can reflect such factors as the amount of compensation that the individual would forego by joining the Company or relocation costs. The Committee also takes into consideration the aggregate amount of equity awards and other compensation values including realizable pay outcomes, and potential payments upon termination or change of control for each executive officer. The Committee also takes into consideration the results from the “Say-on-Pay” advisory vote and feedback we receive when we conduct ongoing stockholder outreach in the evaluation of our executive compensation program and policies.

 Executive Compensation

Section 3 — Elements of Executive Compensation
The following table lists the elements of target direct compensation for our 2018 executive compensation program.
	Fixed	Variable Short-Term		Variable Long-Term			Other
	Base Salary	Executive AIP Cash	Bonus PSU	Financial PSA	RTSR PSA	RSU	Benefits
Primary Purpose	Attract and retain		Retain	Attract and retain			Encourage wellness and financial savings
		Provide focus on annual financial and non-financial goals, motivate performance		Reward achievement of financial and strategic results that drive long-term stockholder value
Create ownership and align employee efforts with stockholder interests
Performance Measures		• Revenue • Non-GAAP EPS • Strategic goals	• Revenue	• Revenue • Non-GAAP EPS	• Share price
Total Performance/ Vest Period	Ongoing	1-year	1-year performance 2-year vest (ratable)	1-year performance in each of 3 years 3-year vest (cliff)	3-year performance & vest (cliff)	3-year (ratable)	Ongoing
The program uses a mix of fixed and variable compensation elements and is designed to drive corporate performance using measures that correlate to stockholder value and align with our financial and strategic Company goals. Decisions regarding compensation opportunity for executive officers are made on a case-by-case basis, taking into account individual performance, tenure, criticality of role, pre-existing equity and compensation arrangements and ability to impact business results.
Base Salary
In 2018, the Committee independently decided not to provide base salary increases to the NEOs, including the CEO, as it determined that their salary for 2018 was competitive compared to executives at the peer companies. The Committee considered Mr. Rahim’s recommendations, based upon analysis and guidance from the compensation consultant, including competitive data from our Peer Group and Mr. Rahim’s assessment of individual-specific factors. The Committee determined that Messrs. Athreya and Miller’s salaries were aligned with comparable positions in our Peer Group and other executive officers at the Company. The Committee determined in connection with Mr. Leelanivas’ and Mr. Allard’s hiring in March 2018 and August 2018, respectively, to provide a salary commensurate with their responsibilities as EVP, Chief Product Officer and EVP, Chief Customer Officer, respectively.
Executive	2017 Base Salary	2018 Base Salary	% Salary Increase
Rami Rahim	$1,000,000	$1,000,000	–%
Kenneth Miller	$575,000	$575,000	–%
Manoj Leelanivas(1)	—	$550,000	n/a
Anand Athreya	$460,000	$460,000	–%
Pierre-Paul Allard(2)	—	$600,000	n/a
(1)
Mr. Leelanivas joined the Company in March 2018.

(2)
Mr. Allard joined the Company in August 2018 and left in January 2019.

Executive Annual Incentive Plan and Cash Bonus
Consistent with the Committee’s objective to link a significant portion of our NEOs’ compensation to performance, the Committee established a target annual performance-based incentive opportunity for each NEO, expressed as a percentage of base salary. In setting the amount of the target incentive opportunity, the Committee, with input from the compensation consultant, takes into account competitive market data, the individual’s role and contribution to performance, and internal equity. The actual payout may be higher or lower than this target incentive amount, based on Company and/or individual performance factors.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   43

For 2018, the target incentive opportunities (expressed as a percentage of base salary) for all NEOs remained consistent with 2017 levels. With respect to the 2018 AIP, a portion of each NEO’s target opportunity under the AIP was awarded in performance shares (“Bonus PSUs”) at the beginning of the AIP performance period, as discussed in further detail below. Messrs. Leelanivas and Allard did not receive Bonus PSUs as they did not join the Company until March 2018 and August 2018, respectively. The target incentive opportunities for our NEOs and potential payout ranges for 2018 are presented below (without giving effect to the Bonus PSUs).
Executive	Annual Salary as of 12/31/2018	Adjusted Base Salary(1)	Target AIP as % of Base Salary(2)	Potential Payout Range (of Target)(3)
Rami Rahim	$1,000,000	$1,000,000	175%	0 – 200%
Kenneth Miller	$575,000	$575,000	100%	0 – 200%
Manoj Leelanivas	$550,000	$422,917	100%	0 – 200%
Anand Athreya	$460,000	$460,000	100%	0 – 200%
Pierre-Paul Allard(3)	$600,000	$250,000	100%	100 – 200%
(1)
Reflects actual salaries earned in 2018, which is the basis for the AIP target values. This takes into account pro-ration for Messrs. Allard and Leelanivas.

(2)
A portion of the target incentive opportunity value was awarded in Bonus PSUs (as discussed below). The percentages disclosed in this column reflect the target incentive opportunity value as a percentage of base salary prior to adjusting for Bonus PSUs.

(3)
Mr. Allard joined the Company in August 2018 and pursuant to the terms of his offer letter was guaranteed a minimum payout of at least 100% of his target AIP.

Performance Goals under the Executive Annual Incentive Plan
Under the 2018 AIP, our NEOs could earn annual cash incentive payments based on an achievement of pre-established financial and strategic performance components for the year.
For purposes of the 2018 AIP:
•
The financial component, weighted at 70% of the AIP target payout, was comprised of corporate revenue and non-GAAP EPS targets. The Committee believes that both revenue growth and non-GAAP EPS attainments are critical to stockholder value creation.

•
The strategic component, weighted at 30% of the AIP target payout, was focused on a number of key corporate objectives that the Committee believes would contribute to longer-term operational and financial results. The Committee evaluates the achievement of each strategic metric on a quantitative scale. The strategic metrics are weighted equally.

The 2018 AIP design is illustrated below.
*
The components of non-GAAP EPS, along with a reconciliation to EPS, for fiscal year 2018 is provided in our press release furnished with the SEC on January 29, 2019, which reports our preliminary fiscal year 2018 financial results.

The actual amounts payable to individual NEOs under the 2018 AIP depended on the actual level of achievement measured against the pre-established objectives for the financial and strategic components. Our NEOs can earn anywhere between 0%-200% of their respective target AIP opportunities based on the Company’s actual performance, less the portion of the 2018 AIP used to calculate Bonus PSUs, as described below. For 2018, the Committee established target financial performance goals based on revenue and non-GAAP EPS, per the table below, for the AIP.

 Executive Compensation

2018 Financial Performance Targets and Achievements
(1)
No payout for the financial component if revenue is less than the threshold revenue amount. The actual payout percentage scales linearly between threshold and target and between target and maximum. Given that revenue payout was 0%, attainment of non-GAAP EPS was not applicable.

(2)
Non-GAAP EPS attainment greater than target reduces the decelerator on a sliding scale from 0.9x down to 0.75x at maximum revenue attainment. The decelerator is 0.9x for revenue at target attainment or less.

Bonus PSUs Granted Pursuant to the Executive Annual Incentive Plan
In order to enhance long-term retention of our NEOs and further align the interests of our NEOs with the long-term success of the Company, the Committee (i) awarded approximately 50% of each NEO’s (other than Messrs. Allard and Leelanivas) target opportunity under the 2018 AIP in Bonus PSUs at the beginning of the AIP performance period and (ii) established a cash offset to the 2018 AIP for each NEO who was granted Bonus PSUs. The Bonus PSUs vest over a two-year period (subject to achievement of performance conditions), which is approximately one year longer than the period required to earn the cash portion of the AIP. In connection with the longer vesting period for the Bonus PSUs, the Committee awarded Bonus PSUs in an amount equal to 1.5 times the approximately 50% target AIP opportunity for each applicable NEO. The Bonus PSUs vest only if the threshold revenue goal under the 2018 AIP is achieved. Subject to achievement of the performance criteria and each individual’s continued service, the Bonus PSUs vest in two equal tranches in February 2019 and 2020. The Bonus PSUs are not eligible for performance multipliers.
As described above, the Financial component for the 2018 AIP was not achieved despite the Company attaining approximately 99% of the threshold revenue under the 2018 AIP. As a result, the performance goal for the Bonus PSUs was not achieved and all NEOs that received Bonus PSUs had their Bonus PSUs cancelled.
Our NEOs received the following Bonus PSUs with respect to the 2018 performance period:
Executive	Portion of 2018 AIP Used to Calculate Bonus PSUs(1)	Value Multiplier for Two-Year Vest(2)	Number of Bonus PSUs Granted	Bonus PSUs Vested
Rami Rahim Chief Executive Officer	$875,000	1.5x	49,212	0
Kenneth Miller EVP, Chief Financial Officer	$287,500	1.5x	16,170	0
Manoj Leelanivas(3) EVP, Chief Product Officer	n/a	n/a	n/a	n/a
Anand Athreya EVP, Chief Development Officer	$230,000	1.5x	12,936	0
Pierre-Paul Allard(4) Former EVP, Chief Customer Officer	n/a	n/a	n/a	n/a
(1)
Reflects the target annual incentive opportunity value for the Bonus PSU prior to the 1.5x multiplier.

(2)
In connection with the longer vesting period for the Bonus PSUs, the Committee awarded Bonus PSUs in the amount equal to 1.5 times the approximately 50% target AIP opportunity for each applicable NEO.

(3)
Mr. Leelanivas joined the Company in March 2019 and did not receive Bonus PSUs for 2018.

(4)
Mr. Allard joined the Company in August 2018 and did not receive Bonus PSUs for 2018.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   45

Executive Annual Incentive Plan Outcomes
Upon completion of the performance period for 2018, the Committee reviewed the performance of the Company to verify and approve the calculations of the amounts to be paid to the NEOs. Actual cash payouts to the NEOs consisted of 45% of the NEO’s target incentive opportunity for 2018. This was calculated based upon achievement of 150% of the Strategic component, which is weighted at 30% of cash funding (i.e., 150% achievement, multiplied by 30% weighting, resulted in 45% funding).
The Strategic component of the 2018 AIP is intended to reward performance towards achievement of longer-term initiatives not directly correlated with near-term, in-year financial performance. Success metrics associated with these longer-term initiatives are “stretch” goals and it is expected that not all will be fully achieved within the applicable year. In 2018, the Company had three categories associated with the strategic component of the 2018 AIP, which related to quality (including priorities associated with our customers’ experience and our product quality), innovation across our silicon, software and product solutions, and business agility. The elements associated with the strategic component of the 2018 AIP scored well above expectations against their stretch targets, leading to a payout of 150% against a maximum possible payout of 200%.
However, as described above, the Financial component for the 2018 AIP, which accounted for the remaining 70% of cash funding under the 2018 AIP, was not achieved and did not result in any payout despite the Company attaining approximately 99% of the threshold revenue under the AIP.
With respect to Messrs. Rahim, Miller and Athreya, the Committee determined that it was appropriate and aligned with the Company’s pay-for-performance philosophy to exercise discretion regarding the cash offset associated with the Bonus PSUs, since no shares associated with the Bonus PSU vested.
The table below summarizes the payments for the NEOs. Payments are expressed as a percentage of their 2018 target incentive (without giving effect to the Bonus PSUs).
Executive	Target AIP $ Value	Cash Payout as % of Total Target	AIP Cash Payout(1)
Rami Rahim	$1,750,000	45%	$787,500
Kenneth Miller	$575,000	45%	$258,750
Manoj Leelanivas(2)	$422,917	45%	$190,313
Anand Athreya	$460,000	45%	$207,000
Pierre-Paul Allard(3)	$250,000	n/a	n/a
(1)
Reflects “Target AIP $Value” multiplied by “Cash Payout as% of Total Target.” The amounts reflected in the “AIP Cash Payout” column are reflected under the “Bonus” column of the “Summary Compensation Table” for Messrs. Rahim, Miller and Athreya.

(2)
Mr. Leelanivas joined the Company in March 2018. He received a pro-rated cash bonus for the 2018 performance year.

(3)
Mr. Allard joined the Company in August 2018 and left in January 2019.

Sign-on and Retention Cash Bonuses
In conjunction with Mr. Leelanivas’ hire, the Committee approved a hire-on cash bonus of  $500,000, payable in two equal installments upon the commencement of Mr. Leelanivas’ employment with Juniper Networks and upon his one year anniversary date, subject to continued employment through the anniversary date. This hire-on cash bonus was primarily intended to induce Mr. Leelanivas to join Juniper Networks. Such an award is consistent with Juniper Networks’ philosophy of providing competitive compensation to attract high performing executives.
In connection with Mr. Allard’s hire, the Committee approved a hire-on cash bonus of  $500,000, payable in two equal installments upon the commencement of Mr. Allard’s employment with Juniper Networks and upon his one year anniversary date, subject to continued employment through the anniversary date. As Mr. Allard left the Company in January 2019, the second payment of  $250,000 will not be made.
In connection with Mr. Athreya’s promotion to Executive Vice President, Chief Development Officer in August 2017, the Committee approved a special cash bonus award of  $530,000 to be paid on November 30, 2018, subject to continued employment through the anniversary date. This cash bonus was intended to help retain Mr. Athreya and recognize his valuable contributions, critical role in the overall performance of the Company and expanded responsibilities.

 Executive Compensation

Long-Term Equity Incentive Compensation
The Company and the Committee remain focused on aligning the Company’s long-term equity compensation program with stockholder interests. For 2018, the Committee reviewed the target equity pay mix and adjusted the proportion of performance-contingent agents and service-vested awards compared to 2017. The Committee sought to allocate the number of long-term equity awards (which does not include the Bonus PSUs described above) granted to our NEOs as follows:
•
Approximately 40% based on achievement of target awarded in the form of PSAs with financial performance goals;

•
Approximately 20% based on achievement of target awarded in the form of RTSR PSAs; and

•
Approximately 40% awarded in the form of service-vested RSUs.

The Committee believes this equity mix aligns the executive officers’ compensation opportunities directly with stockholder interests by motivating ongoing share price appreciation and incentivizes the NEOs to continue to drive performance in key top and bottom-line financial metrics that support our innovation agenda which the Committee believes will positively impact stockholder value (revenue and non-GAAP EPS).
In determining the amount of long-term equity incentives to award our NEOs, the Committee reviewed grant values provided to comparable executives of companies in the Peer Group and the survey data, and considered the executive’s respective role, grade level, and individual performance.
Financial Performance Share Awards
Our ability to successfully offer our products and services in a rapidly evolving market requires us to effectively scale and adjust our business to fluctuating market opportunities and conditions on an annual basis, while also remaining focused on long-term success and retention. In this regard, the Committee believes that, by using three concurrent one-year tranches that cliff-vest over a three-year period, the Committee can best align the financial objectives for our NEOs with long-term stockholder value creation and the business plans and goals approved by our Board.
One-third of the total target PSAs are subject to annual performance targets established by the Committee and the amount of PSAs “banked” for a particular year is based on the achievement of annual performance targets established for that year. With respect to each year’s performance, participants can “bank” between 0% and 200% of the target number of PSAs for that year (i.e., one-third of the total PSAs awarded to a participant) based on the level of achievement against the performance targets for that year. Vesting for the “banked” shares under a PSA occurs only after the Committee certifies the level of achievement for the third tranche, and any “banked” but unvested shares under a PSA are forfeited if the participant leaves the Company before the vest date.
Given the significant strategic importance to focus on top-line growth in a sustained and reasonable manner in the current market, the Committee determined that a significant focus on revenue and non-GAAP EPS was appropriate. Accordingly, the Committee, in consultation with the compensation consultant, approved the use of financial performance goals for the 2018 performance period under the PSAs similar to those used in the AIP. The performance targets for 2018 are illustrated below.
(1)
The components of non-GAAP EPS, along with a reconciliation to EPS, for fiscal year 2018 is provided in our press release furnished with the SEC on January 29, 2019, which reports our preliminary fiscal year 2018 financial results.

(2)
For fiscal year 2018, revenue for the PSAs is based on the Company’s GAAP revenue.

For 2018, the Committee set target performance goals under the PSA at levels, which it believed at the time to be challenging but achievable, and set maximum performance goals at a level which it believed to be very difficult to achieve.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   47

The following tables provide the target levels for revenue and non-GAAP EPS, our actual achievement, and the number of shares “banked” for the 2018 performance measurement year.
Details on individual grants can be found in the “Grants of Plan-Based Awards For Fiscal 2018” table in this proxy statement.
2018 Revenue and Non-GAAP EPS Achievement
(1)
No payout for the financial component if revenue is less than the threshold revenue amount. The actual payout percentage scales linearly between threshold and target and between target and maximum.

(2)
Non-GAAP EPS attainment greater than target reduces the decelerator on a sliding scale from 0.9x down to 0.75x at maximum revenue attainment. The decelerator is 0.9x for revenue at target attainment or less. Given that revenue payout was 0%, the decelerator based on attainment of non-GAAP EPS was not applicable.

For 2018, the revenue threshold required for attainment under our PSAs was at least $4,705 million. Our 2018 revenue of  $4,648 million did not exceed the revenue threshold; therefore, with respect to PSA tranches that “bank” based upon 2018 financial measures (including PSAs awarded in 2016, 2017 and 2018), no share amounts were “banked.”
Shares Earned for 2018 Financial PSA Goal Achievement
Executive(1)	Award Year	Total PSA Target(2)	2018 PSA Target(2)	2018 Performance Achievement (% of Target)	2018 Total PSAs Banked	2016 PSAs to Vest in 2018(3)
Rami Rahim Chief Executive Officer	2018	116,235	38,745	0%	—	—
	2017	91,772	30,591	0%	—	—
	2016	80,828	26,943	0%	—	13,551
	Total	288,835	96,279	0%	—	13,551
Kenneth Miller Executive Vice President, Chief Financial Officer	2018	32,000	10,667	0%	—	—
	2017	26,400	8,800	0%	—	—
	2016	21,183	7,061	0%	—	3,551
	Total	79,583	26,528	0%	—	3,551
Manoj Leelanivas Executive Vice President, Chief Product Officer	2018	—	—	—	—	—
	2017	—	—	—	—	—
	2016	—	—	—	—	—
	Total	—	—	—	—	—
Anand Athreya Executive Vice President, Chief Development Officer	2018	34,000	11,333	0%	—	—
	2017	—	—	—	—	—
	2016	—	—	—	—	—
	Total	34,000	11,333	0%	—	—
Pierre-Paul Allard Former Executive Vice President, Chief Customer Officer	2018	—	—	—	—	—
	2017	—	—	—	—	—
	2016	—	—	—	—	—
	Total	—	—	—	—	—
(1)
Mr. Athreya did not receive any PSA awards prior to fiscal 2018 and Messrs. Allard and Leelanivas did not receive any PSA awards.

(2)
The number of shares that can be earned (“banked”) under the PSAs range from 0-200% of target.

(3)
PSAs vested include shares “banked” for the following years: 2018, 2017, and 2016. Shares will vest only to the extent the recipient of the PSA remains employed with the Company through the applicable vesting date in the first quarter of 2019.

 Executive Compensation

Relative Total Shareholder Return Performance Share Awards
To further align our NEOs’ compensation with our shareholders, the Committee provided approximately one-fifth of the 2018 target long-term incentive opportunity in the form of RTSR PSAs. The RTSR PSAs take the place of the price-vested RSUs, which were granted in previous years. The Committee believes that the RTSR PSAs promote stockholder alignment and create an unambiguous link between compensation of our NEOs to long-term value creation since the payout is directly linked to the Company’s long-term total shareholder appreciation relative to the S&P 500 Index. Further, the RTSR PSAs cliff-vest upon the conclusion of a three-year performance period, and there is no annual banking of these awards.
The following graphic illustrates the payout for the RTSR PSAs. Participants can earn between 0% and 200% of the target number of RTSR PSAs. In the event that the Company’s relative TSR over the three-year performance period is less than the 25th percentile of the S&P 500 Index, no RTSR PSAs will be earned or vest.

200%
150%
100%
50%
0%
Payout %
75th %ile
200% payout
50th %ile
100% payout
25th %ile
50% payout
0
25
50
75
100
Relative TSR Percentile

The number of shares that vest based on attainment of the 2018 RTSR PSAs will be determined in the first quarter of 2021, following the conclusion of the three-year performance period on December 31, 2020.
Restricted Stock Units
The Committee grants RSU awards for retention purposes as they provide payout opportunity to the NEOs only if they remain employed through the applicable vesting dates. The payout opportunity is directly linked with stockholder value and executive efforts over a multi-year timeframe. In 2018, the Committee granted RSU awards on an annual basis, representing approximately 34% of the long-term equity awarded to our NEOs, except for Messrs. Leelanivas and Allard who received 100% of their new hire equity award in the form of RSUs. RSU grants vest with respect to 34% on the first anniversary of the grant date and with respect to an additional 33% on each of the second and third anniversaries of the grant date, assuming continued service to the Company through each vesting date.

Section 4 — Other Compensation Policies and Information
Benefits and Perquisites
The NEOs are provided the same health and welfare benefits that are available to employees broadly. The Committee believes that the benefits programs are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain talent.
In addition to receiving Company wide-benefits, NEOs are eligible to participate in the Deferred Compensation Plan and Executive Wellness Program described below.
Deferred Compensation Plan
In June 2008, the Company adopted and implemented a deferred compensation plan for U.S. employees and intended for senior management. All NEOs are eligible to participate in the deferred compensation plan. The Company implemented this plan in order to offer benefits that are competitive with companies with which we compete for talent.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   49

We believe that this is a standard benefit plan also offered by many companies within our Peer Group. This plan allows participants to elect to defer a certain amount of compensation and related taxation on such amounts into one or more investment choices.
Participants are not taxed on the compensation deferred into these investments until distribution of invested funds to the participant at a future date, which may be upon termination of employment with the Company or a designated “in-service” date elected by the participant. The deferred compensation plan is intended to comply with Section 409A of the Code. In 2018, Messrs. Allard and Athreya participated in this plan.
Executive Wellness Program
Under the Executive Wellness Program, eligible executives receive additional benefits focused on health care screening and wellness. The maximum value of this benefit is limited to $10,000 per year for each eligible executive.
The Committee believes that promoting the health and wellness of its executives results in a number of benefits to the Company, including increased productivity, lower absentee rate and increased organizational stability, among others.
Severance Benefits
In addition to compensation designed to reward employees for service and performance, the Committee, in consultation with our compensation consultant, approved severance and change of control benefits for certain employees, including the NEOs, as described further below. Our severance and change of control arrangements are designed to be consistent with the pay practices of our Peer Group. The Committee, with input from its independent compensation advisor, annually reviews the terms and conditions of our severance and change of control arrangements for our executive officers and will make adjustments when and to the extent it deems appropriate.
Basic Severance
In order to recruit executives to the Company and encourage retention of employees, the Committee believes it is appropriate and necessary to provide assurance of certain severance payments if the Company terminates the individual’s employment without “cause” or if the individual terminates their employment for “good reason,” each as described in their respective agreements. The Committee approved severance benefits for several members of senior management, including the NEOs. Under severance agreements with Messrs. Rahim, Miller, Koley, Athreya, and Allard, in the event the employee is terminated involuntarily by Juniper Networks without cause or the employee resigns for good reason, and, in either case, provided the employee executes a full release of claims, the employee will be entitled to receive the following severance benefits:
•
an amount equal to 12 months of base salary, or 16.5 months of base salary with respect to Mr. Rahim, in each case as in effect immediately prior to the termination;

•
in lieu of continuation of benefits (whether or not the individual elects COBRA), an amount equal to 12 times the monthly premium cost for coverage under COBRA based on the employee’s benefit plan elections in place as of the date of termination; and

•
(a) if such employee terminates after the end of a performance period for an annual bonus, but prior to the date of payment, an amount equal to the annual bonus based on actual performance for the performance period and (b) if such employee terminates during a performance period for an annual bonus after the performance metrics have been established, a pro-rated annual bonus for such fiscal year equal to the annual bonus the employee would have received based on actual performance for such fiscal year if the employee had remained employed for the entire fiscal year but pro-rated based on the number of days employed in such year.

All current severance agreements with our NEOs will expire per their term in January 2021.
The following table describes the potential payments that would have been provided to each of the NEOs in the event that such NEO is involuntarily terminated by Juniper Networks without cause or resigns for good reason outside of a change of control context on December 31, 2018.

 Executive Compensation

Potential Severance Payments Upon Termination
Executive	Base Salary Component	Incentive Component(1)	Value of Accelerated Equity Awards	Value of Benefits	Total
Rami Rahim	$1,375,000	$0	N/A	$29,764	$1,404,764
Kenneth Miller	$575,000	$0	N/A	$29,764	$604,764
Manoj Leelanivas	$550,000	$190,313	N/A	$29,764	$770,077
Anand Athreya	$460,000	$0	N/A	$29,764	$489,764
Pierre-Paul Allard	$600,000	$250,000	N/A	$29,764	$879,764
(1)
The amount of the annual bonus for fiscal 2018 was determined by the Committee in 2019 following the completion of the performance period, and with respect to Messrs. Rahim, Miller, and Athreya reflects the fact that each NEO would not have earned any non-equity incentive compensation for fiscal 2018 based on 2018 results due to the issuance of their Bonus PSUs. Mr. Allard joined the Company in August 2018 and pursuant to the terms of his offer letter was guaranteed a minimum payout of at least 100% of his target AIP if he experienced a qualifying termination on December 31, 2018.

Change of Control Severance
The Committee considers maintaining a stable and effective management team to be essential to protecting and enhancing the best interests of the Company and its stockholders. To that end, the Committee recognizes that the possibility of a change of control may exist from time to time, and that this possibility, and the uncertainty and questions it may raise among management, may result in the departure or distraction of management to the detriment of the Company and its stockholders. Accordingly, the Committee decided to take appropriate steps to encourage the continued attention, dedication and continuity of members of the Company’s management to their assigned duties without the distraction that may arise from the possibility of a change of control. As a result, following consultation with the Committee’s consultant, the Committee approved certain severance benefits for each of our NEOs, as well as for several members of senior management, in the event of certain employment terminations following a change of control. In approving these benefits the Committee, with input from its compensation consultant, considered a number of factors, including the prevalence of similar benefits adopted by other publicly traded companies.
All current change of control agreements with our NEOs will expire per their terms in January 2021. The Committee takes into account an executive’s current role and the impact of a transaction on the role before renewing the agreements. Although Mr. Allard had entered into a change of control severance agreement with the Company, such agreement terminated upon his resignation in January, 2019 and he received no benefits thereunder.
Provided the executive signs a release of claims and complies with certain post termination non-solicitation and non-competition obligations, all NEOs will receive change of control severance benefits if within 12-months following a change of control the executive is terminated without cause or the executive terminates his or her employment with the Company (or any parent or subsidiary of the Company) for good reason (both cause and good reason are defined in the agreement). These change of control severance benefits consist of:
•
a cash payment equal to 150% (or 200% in the case of Mr. Rahim) of the executive’s annual base salary and target bonus for the fiscal year in which the change of control or the executive’s termination occurs, whichever is greater,

•
acceleration of vesting of all of the executive’s then unvested outstanding stock options, stock appreciation rights, performance shares, RSUs and other Company equity compensation awards that vest based on time, and with respect to equity compensation awards that vest wholly or in part based on factors other than time, such as performance (whether individual or based on external measures such as Company performance, market share, stock price, or otherwise): (i) any portion for which the measurement or performance period or performance measures have been completed and the resulting quantities have been determined or calculated, shall immediately vest and, if applicable, become exercisable (and any rights of repurchase by the Company or restriction on sale shall lapse), and (ii) the remaining portions shall immediately vest and, if applicable, become exercisable (and any rights of repurchase by the Company or restriction on sale shall lapse) in an amount equal to the number that would be calculated if the performance measures were achieved at the target level (provided that if there is no “target” level, then such amount shall equal 100% of the equity compensation awards that could vest with respect to that measurement period); and

•
in lieu of continuation of benefits (whether or not the individual elects COBRA), an amount equal to 12 times the monthly premium cost for coverage under COBRA based on the employee’s benefit plan elections in place as of the date of termination.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   51

Potential Payments Upon Termination in Connection with a Change of Control
The following table describes the potential payments that would have been provided for each of the NEOs upon termination of employment in connection with a change of control of Juniper Networks, as described above, assuming such termination had occurred on December 31, 2018, and the equity awards for such NEO had been assumed or substituted by the acquiror.
Name(1)	Base Salary Severance Component	Incentive Compensation Severance Component	Benefits Severance Component	Value of Accelerated Equity Awards(2)	280G Gross-Up	Total
Rami Rahim	$2,000,000	$3,500,000	$29,764	$14,768,084	N/A	$20,297,848
Kenneth Miller	$862,500	$862,500	$29,764	$4,304,120	N/A	$6,058,884
Manoj Leelanivas	$825,000	$825,000	$29,764	$5,382,000	N/A	$7,061,764
Anand Athreya	$690,000	$690,000	$29,764	$4,214,590	N/A	$5,624,354
Pierre-Paul Allard	$900,000	$900,000	$29,764	$6,458,400	N/A	$8,288,164
(1)
All NEOs are subject to a better-after-tax provision whereby Juniper Networks would either pay the NEO (i) the full amount of the NEO’s severance benefits or, alternatively (ii) an amount of certain severance benefits otherwise payable to the NEO such that the severance benefits will not be subject to the tax imposed by Section 4999 of the Code, whichever produces the better after-tax result for the NEO.

(2)
The value of accelerated unvested options, RSUs, Bonus PSUs and PSAs are based on a per share price of  $26.91, which was the closing price as reported on December 31, 2018.

With respect to the value shown in the column “Value of Accelerated Equity Awards”, (a) for PSAs (or portions thereof) that are earned based on the achievement of annual financial performance during a three-year performance period, the equity value is calculated based on the sum of  (i) earned, but unvested shares and (ii) target unearned and unvested shares, (b) for price vested RSUs, such awards are included in the table only if  $26.91 is equal to or exceeds the average stock price value at which such award would vest pursuant to its terms, and (c) for PSAs (or portions thereof) that are earned based on the Company’s TSR relative to the S&P 500 Index, the equity value is calculated based on relative TSR attainment as of December 31, 2018.
In the event that the equity awards for the NEOs were not assumed or substituted by the acquiror in connection with a change of control of Juniper Networks, the value of accelerated equity awards for the NEOs, assuming such termination occurred on December 31, 2018, would be: $23,113,349 (Mr. Rahim), $5,455,410 (Mr. Miller), $5,382,000 (Mr. Leelanivas), $4,077,349 (Mr. Athreya) and $6,458,400 (Mr. Allard). For PSAs (or portions thereof) that are earned based on the achievement of annual financial performance during a three-year performance period, the equity value is calculated based on the sum of  (i) earned, but unvested shares and (ii) target unearned and unvested shares. For price vested RSUs and PSAs (or portions thereof) that are earned based on the Company’s TSR relative to the S&P 500 Index, the equity value is calculated based on target achievement of such awards.
Equity Award Granting Policy
The Board has approved a policy for granting RSUs and other equity awards. All approvals of RSU grants and other equity awards by the Board, the Stock Committee, or the Compensation Committee (or a subcommittee thereof) are made at a meeting, which may be either in-person or telephonic, and not by unanimous written consent, except that this requirement shall not apply to Board actions for which the granting of equity awards is incidental to the primary Board action. Pursuant to the policy, new hire and ad hoc promotional and adjustment grants to non-Section 16 officers are generally granted on the third Friday of each month, except as discussed below. Annual performance grants to non-Section 16 officers are generally approved by the Stock Committee in the manner and at the times described above. Grants in connection with acquisitions shall, unless a date is specified in the acquisition agreement, occur to the extent practical on a date on which equity awards to Company employees are made by the Stock Committee. Annual equity awards to Section 16 officers are generally scheduled to be approved at a meeting of the Committee, or a subcommittee thereof, in the first quarter after the fourth fiscal quarter earnings announcement. The annual grants to Section 16 officers are also generally scheduled to be effective on the third Friday of the month if the meeting approving such grants occurs on or before such date. The exercise price of stock options granted will be the closing market price on the date of grant. The Company intends to grant RSUs and other equity awards in accordance with the foregoing policy without regard to the timing of the release of material non-public information, such as a positive or negative earnings announcement.

 Executive Compensation

Notwithstanding the foregoing, (i) if the Company is advised by outside counsel that the granting of equity awards on a particular date or to particular recipients, or prior to the disclosure of certain non-public information, could reasonably be deemed to be a violation of applicable laws or regulations, such grants may be delayed until such time as the granting of those awards would be not reasonably expected to constitute a violation, (ii) if the making of a grant would cause the Company to exceed any granting limitation imposed by the Board or the Committee (such as an annual limit), the monthly grant shall be delayed until the first subsequent month in which the limitation would not be exceeded and (iii) if the making of a grant would cause the Company to violate the terms of any agreement approved by the Board or one of its committees, such grant shall be delayed until it would not violate such agreement.
Equity Ownership Guidelines
The Company has adopted stock ownership guidelines to further align the interests of the Company’s NEOs, certain former NEOs and non-employee directors with the interests of its stockholders and promote the Company’s commitment to sound corporate governance. Please see the “Executive Officer and Director Stock Ownership Guidelines” section of this proxy statement for more information.
Insider Trading Policy
The Company’s Insider Trading Policy prohibits all employees and directors from short-selling transactions, hedging transactions, borrowing against the Company’s securities in margin accounts and pledging the Company’s securities as collateral for loans.
No 280G Excise Tax Gross Ups
The Company has no executive officer contracts providing for excise tax gross ups.
Repayment of Certain Bonus and Incentive Payments
The Board has adopted a recoupment policy requiring the Company to seek repayment of certain incentive-based compensation, including both cash and equity compensation, from our executive officers, including our NEOs, in the event the Company is required to prepare an accounting restatement on an annual financial statement included in an Annual Report on Form 10-K due to the material noncompliance of the Company with any financial reporting requirements. In such event, if the Committee determines that (i) the amount of any incentive-based compensation that is earned, vested or received by an executive officer exceeds the amount of incentive-based compensation that would have been earned, vested or received by such executive officer had such incentive-based compensation been determined based on the restated financial results (the “erroneously awarded compensation”), and (ii) such executive officer engaged in fraud, intentional misconduct or intentional illegal conduct which, or such executive officer’s gross negligence, materially contributed to the need for such an accounting restatement, then the Committee will seek to recover for the benefit of the Company the erroneously awarded compensation.
Notwithstanding the foregoing, the Committee will seek recovery only for erroneously awarded compensation earned, vested or received by an executive officer during the fiscal year in which the Company is required to prepare an accounting restatement and the three completed fiscal years (or any transition period that results from a change in the fiscal year of the Company within or immediately following such three completed fiscal years) preceding the date or dates that the Company is required to prepare an accounting restatement. The Committee may also, in its good faith judgment, determine not to seek recovery of any erroneously awarded compensation to the extent the Committee determines that (i) to do so would be unreasonable or (ii) it would be better for the Company not to do so.
The Impact of Favorable Accounting and Tax Treatment on
Compensation Program Design
Favorable accounting and tax treatment of the various elements of our compensation program is a relevant consideration in their design. However, the Company and the Committee have placed a higher priority on structuring flexible compensation programs to promote the recruitment, retention and performance of Section 16 officers than on maximizing tax deductibility.
Section 162(m) of the Code limits the deductibility of compensation paid to certain of our executive officers. Prior to the enactment of the U.S. Tax Cuts and Jobs Act in December 2017, Section 162(m) provided that the annual compensation paid to any of these executive officers will be deductible only to the extent that such compensation does not exceed

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   53

$1,000,000 unless such excess compensation was “performance-based.” In past years, we have generally designed our performance-based cash and equity incentives to maintain federal tax deductibility for executive compensation under Section 162(m).The U.S. Tax Cuts and Jobs Act eliminated the ability to rely on the performance-based compensation exception for amounts deductible in fiscal years after fiscal 2017 subject to a limited transition rule for “written binding contracts” in effect as of November 2, 2017 that are not later modified in any material respect. While the Company intends for performance-based cash and equity incentives granted prior to November 2, 2017 to qualify for exemption under Section 162(m) of the Code, no assurance can be given that any compensation otherwise subject to the deduction limit under the legislation will qualify for an exception under this transition rule until further guidance is issued.
The Company intends for all executive officer arrangements to be structured in a manner that does not result in any additional taxation under Section 409A of the Code; however, the Company cannot guarantee this result.
Compensation Risk Assessment
The Committee annually oversees the performance of a risk assessment of our compensation programs. In 2018, the Committee, in consultation with its compensation consultant, reviewed the Company’s compensation policies and practices and determined that they do not create risks that are reasonably likely to have a material adverse effect on the Company.

 Executive Compensation

Compensation Committee Report
The following Compensation Committee Report shall not be deemed to be “soliciting material” and should not be deemed “filed” and shall not be deemed to be incorporated by reference in future filings with the SEC, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
THE COMPENSATION COMMITTEE
Gary Daichendt (Chair)
Kevin DeNuccio
James Dolce

Compensation Committee Interlocks and Insider Participation
During fiscal 2018, the Compensation Committee consisted of Messrs. Daichendt, DeNuccio and Dolce. Mr. Daichendt is the chair of the Compensation Committee. Mr. Dolce was previously an officer of the Company from 2002 to 2006. None of our executive officers has served as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers who served as a member of the Compensation Committee during fiscal 2018. No member of this Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   55

Summary Compensation Table
The following table sets forth certain information about the compensation of our NEOs for each of the last three years during which such individuals were NEOs. Our NEOs consist of  (a) our Chief Executive Officer, (b) our Chief Financial Officer, and (c) our three other most highly compensated executive officers as of December 31, 2018.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Rami Rahim Chief Executive Officer	2018	1,000,000	787,500(8)	8,189,566(3)	0	7,260(7)	9,984,326
	2017	1,000,000	—	8,420,716(4)	0	7,937(6)	9,428,653
	2016	1,000,000	—	6,099,403(5)	437,500	7,110(7)	7,544,013
Kenneth Miller Executive Vice President, Chief Financial Officer	2018	575,000	258,750(8)	2,321,512(3)	0	7,260(7)	3,162,522
	2017	550,000	—	2,189,878(4)	0	10,930(6)	2,750,808
	2016	499,755	—	1,578,619(5)	235,555	7,018(7)	2,320,947

Manoj Leelanivas Executive Vice President, Chief Product Officer	2018	422,917	250,000(9)	4,588,000	190,313	6,904(7)	5,458,133

Anand Athreya Executive Vice President, Chief Development Officer	2018	460,000	737,000(10)	1,917,675(3)	0	11,839(7)	3,126,514
	2017	436,376	—	1,766,224	0	9,410(7)	2,212,010

Pierre-Paul Allard Former Executive Vice President, Chief Customer Officer	2018	250,000	250,000(9)	6,319,200	0	3,843(7)	6,823,043

(1)
Because two-thirds (2/3rds) of the target number of shares associated with the fiscal 2018 PSAs are based on separate measurements of our financial performance for each year in the three-year performance period, ASC Topic 718 requires that the grant date fair value be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved. As a result, for the fiscal 2018 PSAs, the “Stock Awards” column does not include the value of the PSAs based on the annual financial metric goals for the fiscal year ending December 31, 2019 (“fiscal 2019”) or the fiscal year ending December 31, 2020 (“fiscal 2020”). Such amounts will be included as equity compensation in the Summary Compensation Table for fiscal 2019 and fiscal 2020, respectively, when the annual financial metric goals are established. In addition, one-third (1/3rd) of the target number of shares associated with the fiscal 2018 PSAs are based on the Company’s TSR relative to the S&P 500 Index. The grant date fair value for the market-related TSR component for fiscal 2018 PSA is included in the “Stock Awards” column for the year of grant.

In addition, the “Stock Awards” column for fiscal 2018 includes a portion of the value of the PSAs awarded in the fiscal year ended December 31, 2017 (“fiscal 2017”), and a portion of the value of the PSAs awarded in the fiscal year ended December 31, 2016 (“fiscal 2016”) based on the annual financial metric goals established for those awards during fiscal 2018. The amounts included in the “Stock Awards” column of the Summary Compensation Table for fiscal 2018 related to the PSAs awarded in fiscal 2017 and 2016 in the aggregate are as follows: $1,460,062 (Mr. Rahim), and $402,261 (Mr. Miller).

The assumptions used in the calculation of these amounts are set forth under Note 12, Employee Benefit Plans of the Notes to Consolidated Financial Statements included in Juniper Networks’ Annual Report on Form 10-K for fiscal 2018 filed with the SEC on February 22, 2019.

(2)
Amounts reflect cash bonuses earned in fiscal 2018, fiscal 2017, and fiscal 2016, as applicable, but paid in 2019, 2018 and 2017, respectively, under the Executive Annual Incentive Plan for fiscal 2018, fiscal 2017 and fiscal 2016, respectively.

(3)
The amount shown includes the aggregate grant date fair value of the shares issuable for PSAs granted in fiscal 2018 at target achievement. The aggregate grant date fair values of the maximum number of shares issuable for such performance shares are: $8,095,308 (Mr. Rahim), $2,229,268 (Mr. Miller), and $1,513,793 (Mr. Athreya).

(4)
The amount shown includes the aggregate grant date fair value of the shares issuable for PSAs granted in fiscal 2017 at target achievement. The aggregate grant date fair values of the maximum number of shares issuable for such performance shares are: $5,029,661 (Mr. Rahim) and $862,521 (Mr. Miller).

(5)
The amount shown includes the aggregate grant date fair value of the shares issuable for PSAs granted in fiscal 2016 at target achievement. The aggregate grant date fair values of the maximum number of shares issuable for such performance shares are: $3,710,654 (Mr. Rahim), and $331,302 (Mr. Miller).

(6)
Amount consists of costs related to the standard employee benefit portion paid by the Company for life insurance premiums, matching contributions paid under the Company’s 401(k) plan and costs borne by the Company associated with a guest attending a sales conference.

(7)
Amount consists of costs related to the standard employee benefit portion paid by the Company for life insurance premiums and matching contributions paid under the Company’s 401(k) plan.

(8)
Amount reflects the non-equity incentive compensation amount earned by Messrs. Rahim and Miller, as applicable, pursuant to the terms of the 2018 Executive Annual Incentive Plan, as determined by the Compensation Committee, without giving effect to the cash offset resulting from the issuance of the Bonus PSUs. Inclusion of the cash offset resulting from the issuance of the Bonus PSUs would have resulted in no cash payout under the 2018 Executive Annual Incentive Plan. The Compensation Committee awarded this amount in recognition of the fact that the Bonus PSUs did not vest pursuant to their terms.

(9)
Amount reflects a hiring bonus paid by the Company in 2018 for Messrs. Leelanivas and Allard.

(10)
Amount includes a special bonus award of  $530,000 paid to Mr. Athreya on November 30, 2018 in conjunction with his promotion to Executive Vice President, Chief Development Officer in August 2017. In addition, the amount reflects the amount earned by Mr. Athreya pursuant to the terms of the 2018 Executive Annual Incentive Plan, as determined by the Compensation Committee, without giving effect to the cash offset resulting from the issuance of the Bonus PSUs. Inclusion of the cash offset resulting from the issuance of the Bonus PSUs would have resulted in no cash payout under the 2018 Executive Annual Incentive Plan. The Compensation Committee awarded this amount in recognition of the fact that the Bonus PSUs did not vest pursuant to their terms.

 Executive Compensation

Grants of Plan-Based Awards for Fiscal 2018
The following table shows all plan-based awards granted to our NEOs during fiscal 2018.
Name	Type of Award	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rami Rahim	AIP	—		—	$875,000	$2,625,000
	RSUs	3/16/2018	3/15/2018				—			116,235	$2,891,927
	PSAs	3/16/2018	3/15/2018				48,431	96,863	193,726		$2,587,592
	Bonus PSUs	3/16/2018	3/15/2018				—	49,212	—		$1,249,985
Kenneth Miller	AIP	—		—	$287,500	$862,500
	RSUs	3/16/2018	3/15/2018				—			32,000	$796,160
	PSAs	3/16/2018	3/15/2018				13,333	26,667	53,334		$712,373
	Bonus PSUs	3/16/2018	3/15/2018				—	16,170	—		$410,718
Manoj Leelanivas	AIP	—		—	$422,917	$845,834
	RSUs	4/20/2018	2/19/2018				—			200,000	$4,588,000
Anand Athreya	AIP	—		—	$230,000	$690,000
	RSUs	3/16/2018	3/15/2018				—			34,000	$845,920
	PSAs	3/16/2018	3/15/2018				14,166	28,333	56,666		$756,897
	Bonus PSUs	3/16/2018	3/15/2018				—	12,396	—		$314,858
Pierre-Paul Allard	AIP(5)	—		—	$250,000	$500,000
	RSUs	8/17/2018	6/10/2018				—			240,000	$6,319,200
(1)
Amounts reflect potential cash bonuses payable under the Company’s 2018 Executive Annual Incentive Plan described in “Compensation Discussion and Analysis” above. Actual payments to each of the NEOs pursuant to the 2018 Executive Annual Incentive Plan are included in the “Summary Compensation Table.” The AIP does not provide for any threshold performance goals or payout amounts.

(2)
Amounts reflect the number of shares that may be earned under PSAs (including RTSR PSAs) and Bonus PSUs granted in fiscal 2018 under the 2015 Plan, and, if applicable, the threshold, target and maximum performance goals are achieved, as described in “Compensation Discussion and Analysis” above. Bonus PSUs do not provide for any threshold performance goals or payout amounts. If the Company fails to achieve the threshold performance metric, no shares will be earned or “banked” under the PSAs (including the RTSR PSAs).

(3)
Each service-based RSU award listed in this column was granted under the 2015 Plan, as described in “Compensation Discussion and Analysis” above.

(4)
Represents the aggregate grant date fair value of equity grants in fiscal 2018 computed in accordance with ASC Topic 718, including the target number of shares issuable for PSAs in 2018, Bonus PSUs and service-based RSUs. Excludes the grant date fair value for the fiscal 2017 PSAs and fiscal 2016 PSAs because such PSAs were not awarded in fiscal 2018.

(5)
Pursuant to Mr. Allard’s offer letter, dated June 19, 2018, Mr. Allard was guaranteed a minimum of 100% of his target amount under the 2018 AIP.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   57

Outstanding Equity Awards at Fiscal 2018 Year-End
The following table shows all outstanding equity awards held by our NEOs at December 31, 2018.
	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Rami Rahim	13,551(3)	$364,657	0(3)	$0
	0(4)	$0	30,591(4)	$823,204
	0(15)	$0	193,726(15)	$5,213,167
			154,953(6)	$4,169,785
			80,828(7)	$2,175,081
			91,772(8)	$2,469,585
			0(5)	$0
	27,481(9)	$739,514
	62,404(10)	$1,679,292
	116,235(11)	$3,127,884
Ken Miller	3,551(14)	$95,557	0(14)	$0
	0(4)	$0	8,800(4)	$236,808
	0(15)	$0	53,333(15)	$1,435,191
			21,183(16)	$570,034
			26,400(8)	$710,424
			0(5)	$0
	5,610(17)	$150,965
	7,201(17)	$193,779
	17,952(10)	$483,088
	32,000(11)	$861,120
Manoj Leelanivas	200,000(12)	$5,382,000
Anand Athreya			0(5)	$0
	0(15)	$0	56,667(15)	$1,524,909
	15,608(18)	$420,011
	37,974(19)	$1,021,880
	34,000(11)	$914,940
Pierre-Paul Allard	240,000(13)	$6,458,400
(1)
The number of shares and the payout value for the PSAs (which include the RTSR PSAs), Bonus PSUs and price vested RSUs set forth in the table reflect the target payout under such awards, unless otherwise indicated.

(2)
The closing price of Juniper common stock on 12/31/2018 was $26.91.

(3)
The PSA was granted on 2/19/2016. The number of shares that are ultimately received under the award depends on the achievement of performance objectives for each of fiscal 2016, fiscal 2017 and fiscal 2018. The shares reflected in the “Number of Shares or Units of Stock That Have Not Vested” column represents the amount of shares “banked” (i.e., for which the performance condition has already been determined by the Compensation Committee (or a subcommittee)) for prior periods. The shares reflected in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column represents target payout with respect to shares for which the performance goals were not determined as of December 31, 2018. The award vests in the first quarter of 2019, subject to continuous service through the vesting date.

(4)
The PSA was granted on 2/17/2017. The number of shares that are ultimately received under the award depends on the achievement of performance objectives for each of fiscal 2017, fiscal 2018 and fiscal 2019. The shares reflected in the “Number of Shares or Units of Stock That Have Not Vested” column represents the amount of shares “banked” (i.e., for which the performance condition has already been determined by the Compensation Committee (or a subcommittee)) for prior periods. The award vests in the first quarter of 2020, subject to continuous service through the vesting date. The shares reflected in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column represents target payout with respect to shares for which the performance goals were not determined as of December 31, 2018.

(5)
The Bonus PSU was granted on 3/16/2018. The award vests 50% on 2/16/2019 and 50% on 2/16/2020, subject to continuous service through the applicable vesting date, if the performance objectives for fiscal 2018 are achieved. As discussed in the “Compensation Discussion and Analysis” section, the performance objectives for these Bonus PSUs were not achieved, and the awards issued to the NEOs did not vest and were subsequently cancelled in 2019.

(6)
The price vested RSU award was granted on 11/21/2014. The exact number of shares issuable will be determined during a 4-year period commencing on 11/1/2015, and subject to (i) the average closing market price of the Company’s common stock being equal to or exceeding specific stock prices measured over a period of 60 consecutive trading days and (ii) continuous service through the applicable vesting date.

(7)
The price vested RSU award was granted on 2/19/2016. The exact number of shares issuable will be determined during a 4-year period commencing on 1/1/2017,

 Executive Compensation

and subject to (i) the average closing market price of the Company’s common stock being equal to or exceeding specific stock prices measured over a period of 60 consecutive trading days and (ii) continuous service through the applicable vesting date.
(8)
The price vested RSU award was granted on 2/17/2017. The exact number of shares issuable will be determined during a 4-year period commencing on 1/1/2018, and subject to (i) the average closing market price of the Company’s common stock being equal to or exceeding specific stock prices measured over a period of 60 consecutive trading days and (ii) continuous service through the applicable vesting date.

(9)
The RSU award was granted on 2/19/2016. The RSU vests 34% on the one year anniversary and 33% on the two year and three year anniversary of the grant date, subject to continuous service through the applicable vesting date.

(10)
The RSU award was granted on 2/17/2017. The RSU vests 34% on the one year anniversary and 33% on the two year and three year anniversary of the grant date, subject to continuous service through the applicable vesting date.

(11)
The RSU award was granted on 3/16/2018. The RSU vests 34% on the one year anniversary and 33% on the two year and three year anniversary of the grant date, subject to continuous service through the applicable vesting date.

(12)
The RSU award was granted on 4/20/2018. The RSU vests 34% on the one year anniversary and 33% on the two year and three year anniversary of the grant date, subject to continuous service through the applicable vesting date.

(13)
The RSU award was granted on 8/17/2018. The RSU vests 34% on the one year anniversary and 33% on the two year and three year anniversary of the grant date, subject to continuous service through the applicable vesting date.

(14)
The PSA was granted on 2/22/2016. The number of shares that are ultimately received under the award depends on the achievement of performance objectives for each of fiscal 2016, fiscal 2017 and fiscal 2018. The shares reflected in the “Number of Shares or Units of Stock That Have Not Vested” column represents the amount of shares “banked” (i.e., for which the performance condition has already been determined by the Compensation Committee (or a subcommittee)) for prior periods. The award vests in the first quarter of 2019, subject to continuous service through the vesting date.

(15)
The PSA was granted on 3/16/2018. The number of shares that are ultimately received under the award depends on the achievement of  (i) performance objectives for fiscal 2018, fiscal 2019 and fiscal 2020 and (ii) the Company’s relative total shareholder return from 2018 through 2020. The shares reflected in the “Number of Shares or Units of Stock That Have Not Vested” column represents the amount of shares “banked” (i.e., for which the performance condition has already been determined by the Compensation Committee (or a subcommittee)) for prior periods. The shares reflected in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column represents (i) with respect to shares that vest based on annual performance objectives, target payout of the shares for which the performance goals were not determined as of December 31, 2018 and (ii) with respect to shares that vest based on the Company’s relative total shareholder return, maximum payout since relative TSR performance for the first year of the three-year performance period exceeded the target goal. The award vests in the first quarter of 2021, subject to continuous service through the vesting date.

(16)
The price vested RSU award was granted on 2/22/2016. The exact number of shares issuable will be determined during a 4-year period commencing on 1/1/2017, and subject to (i) the average closing market price of the Company’s common stock being equal to or exceeding specific stock prices measured over a period of 60 consecutive trading days and (ii) continuous service through the applicable vesting date.

(17)
The RSU award was granted on 2/22/2016. The RSU vests 34% on the one year anniversary and 33% on the two year and three year anniversary of the grant date, subject to continuous service through the applicable vesting date.

(18)
The RSU award was granted on 3/18/2016. The RSU vests 34% on the one year anniversary and 33% on the two year and three year anniversary of the grant date, subject to continuous service through the applicable vesting date.

(19)
The RSU award was granted on 3/17/2017. The RSU vests 34% on the one year anniversary and 33% on the two year and three year anniversary of the grant date, subject to continuous service through the applicable vesting date.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   59

Stock Vested For Fiscal 2018
The following table shows all stock awards vested and value realized upon vesting by our NEOs during fiscal 2018. Our NEOs did not have any options outstanding during fiscal 2018.
Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Rami Rahim	176,853	$4,626,916
Kenneth Miller	36,299	$942,265
Manoj Leelanivas	—	—
Anand Athreya	107,330	$2,847,510
Pierre-Paul Allard	—	—
(1)
The value realized upon vesting is calculated by multiplying the number of shares vested by the closing price of Juniper Networks’ common stock on the vest date (or, in the event the vest date occurs on a holiday or weekend, the closing price of Juniper Networks’ common stock on the immediately preceding trading day).

Non-Qualified Deferred Compensation
We adopted a non-qualified deferred compensation (the “NQDC”) plan in 2008, which is an unfunded and unsecured deferred compensation arrangement. Under the NQDC plan, eligible employees, including each of the NEOs, may elect to defer a portion of their compensation. Such amounts are credited to a bookkeeping account maintained on behalf of the participant. Amounts credited to each participant under the NQDC are periodically adjusted for earnings and/or losses at a rate that is equal to one or more of the measurement funds selected by the NQDC plan administrator and elected by a participant. We do not contribute to the NQDC plan on behalf of participants, or match the deferrals made by participants. Accordingly, amounts payable under the NQDC plan generally are entirely determined by participant contributions and fund elections.
Employee participants in the NQDC plan may elect to contribute 1% to 50% of their base salary and 1% to 100% of other specified compensation, including commissions and bonuses. Generally, participants may elect the payment of benefits to begin on a specified date or upon termination of employment. Payment of cash deferrals may be made in the form of a lump sum or annual installments, subject to certain requirements. All distributions are made in cash.
Mr. Allard is the only NEO who participated in the NQDC plan in 2018, and he had an accrued balance under the NQDC plan at the end of fiscal 2018. The following table sets forth information concerning contributions, earnings, and withdrawals/distributions during fiscal 2018 under the NQDC plan for each of our NEOs.
Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Rami Rahim	—	—	—	—	—
Kenneth Miller	—	—	—	—	—
Manoj Leelanivas	—	—	—	—	—
Anand Athreya	—	—	—	—	—
Pierre-Paul Allard	$33,750	—	$(3,318)	—	$30,432
(1)
The executive contributions were included in the “Salary” column of the “Summary Compensation Table” for fiscal 2018.

(2)
None of the earnings in this column are included in the “Summary Compensation Table” because they are not preferential or above market.

(3)
No amounts were previously reported as compensation in the “Summary Compensation Table” for fiscal years prior to 2018.

 Executive Compensation

Pay Ratio
We determined that, based on reasonable estimates, the median of the annual total compensation of all of our employees, except our CEO, was $131,633 for 2018. The annual total compensation of our CEO was $9,984,326 for 2018 as reflected in the “Summary Compensation Table” above. Accordingly, for 2018, our reasonable estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our other employees was 76:1.
We identified our median employee based on the 2018 target total direct compensation for all individuals who were employed by the Company on December 31, 2018, the last day of our fiscal year. For purposes of this disclosure, we converted all employee compensation, on a country-by-country basis, to U.S. dollars based on the applicable year-end exchange rate used by the Company in its financial reporting. “Target total direct compensation” for this purpose consisted of each employee’s actual salary earnings, target non-equity incentive opportunity for 2018, and the fair market value price of his or her equity incentive awards granted in 2018. In our analysis, we did not annualize the compensation of any permanent employees that were not employed by the Company for all of 2018, nor did we exclude any individuals that were employed by the Company on December 31, 2018.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   61

Compensation Consultant Disclosure
During 2018, the Compensation Committee engaged Semler Brossy from January 2018 until August, 2018 and Compensia from August 2018 as its advisor to provide analysis, advice and guidance on executive compensation. As the Compensation Committee’s consultant, each of Semler Brossy and Compensia reported to the Compensation Committee, made recommendations directly to the Compensation Committee, attended most Compensation Committee meetings in person or by phone, and attended portions of the Compensation Committee’s executive sessions without the involvement of management as required by the Compensation Committee and to support the Compensation Committee’s independent decision-making.
In advising the Compensation Committee, it is necessary for the consultant advisor to interact with management to gather information and support the Compensation Committee in an effective manner, but the Compensation Committee has adopted protocols that require the approval of the Compensation Committee or its chairperson for such interactions. These protocols are included in each of Semler Brossy’s and Compensia’s engagement letters. The Compensation Committee also determines the appropriate forum for receiving consultant recommendations. Where the Compensation Committee deems appropriate, management invitees are present to provide context for the recommendations. This approach helps enable the Compensation Committee to make independent decisions about executive compensation after taking into consideration both the compensation consultant’s recommendations and management’s perspectives.
The Compensation Committee’s compensation consultant performed the following services related to executive compensation at the request of the Compensation Committee in 2018:
•
Advised on target award levels within the 2018 annual and long-term incentive programs for executive officers and senior management;

•
Advised the Compensation Committee in determining pay actions for the Chief Executive Officer in February 2018;

•
Assessed and recommended revisions to the Peer Group for collecting competitive pay data;

•
Evaluated the competitive positioning of the Company’s executive officers’ base salaries, annual incentive and long-term incentive compensation relative to the Peer Group (used in our evaluation of 2018 pay actions);

•
Provided advice on the design of the Company’s 2018 and 2019 annual and long-term incentive plans;

•
Assessed the competitiveness of the Company’s compensation practices for non-employee directors;

•
Provided advice on the Company’s overall equity plan run rate relative to its market peers;

•
Reviewed and provided input on our Compensation Discussion and Analysis and compensation risk assessment process;

•
Provided input into the evaluation process by the Board of our Chief Executive Officer; and

•
Provided regular, ongoing updates on regulatory and market developments related to executive pay.

Semler Brossy did not provide, and Compensia does not provide, any other services to the Company, and therefore neither consultant received any fees for additional services from the Company.

 Equity Compensation Plan Information

Independence Disclosure
The Compensation Committee considered each of Semler Brossy’s and Compensia’s independence in light of the SEC rules and NYSE listing standards. At the Compensation Committee’s request, Semler Brossy and Compensia each provided information addressing the independence of the individual compensation advisor and consulting firm, including the following factors: (1) any other services provided by the consulting firm to the Company; (2) fees paid by the Company as a percentage of the consulting firm’s total revenue; (3) policies and procedures adopted by the consulting firm to prevent conflicts of interest; (4) any business or personal relationships between the individual compensation advisor and a member of the Compensation Committee; (5) any Company stock owned by the individual compensation advisor; and (6) any business or personal relationships between our executive officers and the individual compensation advisor or consulting firm. The Compensation Committee assessed these factors and concluded that each of Semler Brossy and Compensia were independent under the SEC rules and NYSE listing standards.
Equity Compensation Plan Information
The following table provides information as of December 31, 2018 about our common stock that may be issued under the Company’s equity compensation plans, including option plans and employee stock purchase plans. The table does not include information with respect to shares subject to outstanding awards assumed by the Company in connection with acquisitions of the companies that originally granted those awards.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders(1)	15,268,371(2)	$24.20(3)	30,355,975(4)
Equity compensation plans not approved by security holders	—	—	—
Total(5)	15,268,371	$24.20(3)	30,355,975
(1)
Includes the 2015 Plan, the 2006 Equity Incentive Plan (“2006 Plan”) and the 2008 Employee Stock Purchase Plan (“2008 Purchase Plan”). The 2006 Plan was terminated effective May 19, 2015. Outstanding equity awards granted under the 2006 Plan prior to May 19, 2015 remain subject to the terms of the 2006 Plan.

(2)
Includes shares subject to options, RSUs, price vested RSUs, Bonus PSUs and PSAs that were outstanding as of December 31, 2018 that were issued under the 2006 Plan and the 2015 Plan. The number of PSAs included assumes achievement at target. With respect to certain PSAs, the maximum number of shares issuable equals 200% of target. Excludes purchase rights granted under the 2008 Purchase Plan.

(3)
RSUs, price vested RSUs, Bonus PSUs and PSAs, which do not have an exercise price, as well as purchase rights accruing under the 2008 Purchase Plan, are excluded in the calculation of weighted-average exercise price.

(4)
As of December 31, 2018, an aggregate of  (i) 21,677,008 shares of common stock were available for issuance under the 2015 Plan and (ii) 8,678,967 shares of common stock were available for issuance under the 2008 Purchase Plan, including 2,533,809 shares that were purchased during the purchase period under the 2008 Purchase Plan commencing on August 1, 2018 and ending on January 31, 2019. Under the terms of the 2015 Plan, any shares subject to outstanding awards under the 2006 Plan and Amended and Restated 1996 Stock Plan that were outstanding on May 19, 2015, and that subsequently expire, are cancelled or otherwise terminate, up to a maximum of an additional 29,000,000 shares, will become available for issuance under the 2015 Plan. No participant will be permitted to purchase during any twelve (12) month period more than 6,000 shares of our common stock under the 2008 Purchase Plan.

(5)
This table does not include equity awards that have been assumed by the Company in connection with the acquisition of other companies. As of December 31, 2018, the following assumed equity awards were outstanding: 22,103 shares issuable upon exercise of outstanding options, 1,942,460 shares subject to RSUs and 257,878 shares subject to restricted stock awards. The weighted average exercise price of such outstanding options was $7.55 per share. No additional equity awards may be granted under any assumed arrangement.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   63

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The following table sets forth information, as of March 19, 2019 (except where another date is indicated), concerning:
•
beneficial owners of more than 5% of Juniper Networks’ common stock;

•
beneficial ownership by Juniper Networks directors and director nominees and the NEOs included in the “Summary Compensation Table” contained in this proxy statement; and

•
beneficial ownership by all current Juniper Networks directors and current Juniper Networks executive officers as a group.

The information provided in the table is based on Juniper Networks’ records, information filed with the SEC and information provided to Juniper Networks, except where otherwise noted.
The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of May 18, 2019 (60 days after March 19, 2019) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In addition, unless otherwise indicated, all persons named below can be reached at Juniper Networks, Inc., 1133 Innovation Way, Sunnyvale, California 94089.
Beneficial Ownership Table
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Dodge & Cox 555 California Street, 40th Floor, San Francisco, CA 94014	41,653,207(2)	11.9%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	38,663,986(3)	11.1%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	25,497,949(4)	7.3%
Pierre-Paul Allard	0(5)	*
Anand Athreya	52,115	*
Robert M. Calderoni	38,625(6)	*
Gary Daichendt	46,433(6)	*
Anne DelSanto	1,613(7)	*
Kevin DeNuccio	36,433(6)	*
James Dolce	37,870(6)	*
Mercedes Johnson	39,727(6)	*
Scott Kriens	2,366,377(8)	*
Manoj Leelanivas	68,000(9)	*
Rahul Merchant	39,870(6)	*
Ken Miller	91,333	*
Rami Rahim	659,117(10)	*
William R. Stensrud	226,594(11)	*
All Directors and Executive Officers as a Group (15 persons)	3,849,937(12)	1.1%
*
Represents holdings of less than one percent.

(1)
The percentages are calculated using 348,737,897 outstanding shares of the Company’s common stock on March 19, 2019, as adjusted pursuant to Rule 13d-3(d)(1)(i). Pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares beneficially owned by a person or group includes shares of common stock that such person or group has the right to acquire within 60 days after March 19, 2019, which includes, but is not limited to, (i) shares subject to exercisable options or options exercisable within 60 days of March 19, 2019 and (ii) shares subject to RSUs or performance share awards that will vest within 60 days of March 19, 2019.

(2)
Based on information reported, as of December 31, 2018, on Schedule 13G/A filed with the SEC on February 14, 2019 by Dodge & Cox (“D&C”). According to its Schedule 13G/A, D&C reported having the sole power to vote or direct the vote over 39,934,792 shares and dispositive power over all shares beneficially owned.

(3)
Based on information reported, as of December 31, 2018, on Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group and certain of its

 Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

subsidiaries (collectively, “Vanguard”). According to its Schedule 13G/A, Vanguard reported having the sole power to vote or direct the vote over 396,909 shares, the shared power to vote or direct the vote over 92,558 shares, the sole power to dispose of or to direct the disposition of 38,177,524 shares and the shared power to dispose or to direct the disposition of 486,462 shares.
(4)
Based on information reported, as of December 31, 2018, on Schedule 13G/A filed with the SEC on February 6, 2019 by BlackRock, Inc. and certain of its subsidiaries (collectively, “BlackRock”). According to its Schedule 13G/A, BlackRock reported having the sole power to vote or direct the vote over 22,084,171 shares and dispositive power over all shares beneficially owned.

(5)
Based on information reported to Juniper Networks as of January 22, 2019, which was Mr. Allard’s final date of employment at the Company.

((6)
Includes 8,180 RSUs that are scheduled to vest within 60 days of March 19, 2019.

(7)
Includes 1,613 RSUs that are scheduled to vest within 60 days of March 19, 2019.

(8)
Includes 2,030,896 shares held by the Kriens 1996 Trust, of which Mr. Kriens and his spouse are the trustees, 180,000 shares held by KDI Trust LP, and 8,180 RSUs that are scheduled to vest within 60 days of March 19, 2019.

(9)
Includes 68,000 RSUs that are scheduled to vest within 60 days of March 19, 2019.

(10)
Includes 639,192 shares held by the Rahim Family Trust, of which Mr. Rahim and his spouse are the trustees, and 39,520 RSUs that are scheduled to vest within 60 days of March 19, 2019.

(11)
Includes 212,883 shares held in a trust of which Mr. Stensrud is the trustee, and 8,180 RSUs that are scheduled to vest within 60 days of March 19, 2019.

(12)
Includes 135,053 RSUs that are scheduled to vest within 60 days of March 19, 2019.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   65

Executive Officer and Director Stock Ownership Guidelines
The Company has adopted stock ownership guidelines to further align the interests of the NEOs, certain former NEOs and non-employee directors with the interests of its stockholders and to promote the Company’s commitment to sound corporate governance. The Board of Directors amended the ownership guidelines in November 2018 to further align these interests.
The ownership guidelines applicable to NEOs are determined as a multiple of the officer’s base salary. The Company’s Chief Executive Officer is required to hold shares of Juniper Networks common stock with a value equal to at least six (6) times his or her annual base salary. The other NEOs are required to hold shares of Juniper Networks common stock with a value equal to three (3) times his or her annual base salary. The base salary guideline for each person will be re-calculated annually, and will be based on applicable base salary in effect on December 31 of each year. NEOs are required to achieve the applicable level of ownership within five (5) years from the date the stock ownership guidelines become applicable to such individual. Each NEO is further required to retain at least 50% of the net shares (i.e., after taking into account any shares the Company sold or withheld to satisfy such NEO’s tax withholding obligations) acquired from the Company until the minimum ownership requirement is achieved.
Once a person has been designated as an NEO, the person will be subject to these guidelines until he or she is no longer an officer or director of the Company, or until he or she has ceased to be identified as an NEO in the Company’s annual proxy statement for three consecutive years.
The Company’s Chief Executive Officer is also required to hold an amount equal to 100% of the net shares (i.e., after taking into account any shares the Company sold or withheld to satisfy the Chief Executive Officer’s tax withholding obligations) acquired from the Company with respect to all equity awards granted to him or her for at least 12 months after the vesting of such equity awards.
Outside directors are required to hold shares of Juniper Networks common stock with a value equal to five (5) times the amount of the annual cash retainer paid to outside directors for service on the Board (excluding additional committee retainers, if any). This ownership guideline was initially calculated using the annual cash retainer for service as a director (but not including additional retainers associated with committee or Chair service) as of the date the person first became subject to these guidelines as an outside director. The ownership guidelines are initially based on the applicable annual cash retainer for service as a director as of December 31, 2018, and are re-calculated annually thereafter based on the applicable annual cash retainer in effect on December 31 of each year. Outside directors are required to achieve the applicable level of ownership within five (5) years from the date the person first became a non-employee member of the Board.
Shares of our common stock that count toward the satisfaction of the ownership guidelines include shares owned outright by the NEO or director or his or her immediate family members residing in the same household and shares held in trust for the benefit of the NEO or director or his or her family. The value of a share is measured on December 31 of each year as the greater of  (i) the average closing price over the 12 months preceding the date of calculation or (ii) the purchase price actually paid by the person for such share of Company common stock.
As of the record date, all individuals subject to the stock ownership guidelines were in compliance with the requirements in the guidelines. A complete copy of the Company’s stock ownership guidelines is available at the Investor Relations Center on our website at http://investor.juniper.net/investor-relations/default.aspx.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of Juniper Networks common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities, and to furnish copies of such reports to the Company. Based solely on our review of the reports provided to us and on the written representations received from our directors and executive officers, we believe that our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.
Certain Relationships and Related Transactions
Our Board has adopted a written policy, which we refer to as our Related Person Transaction Policy, for the review of any transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount involved will or may be expected to exceed $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members or certain related entities), each of whom we refer to as a “related person,” has or will have a direct or indirect material interest.
Anyone seeking approval of a potential related person transaction must provide notice to our General Counsel of the facts and circumstances involved. If our General Counsel determines that the proposed transaction is or could reasonably be a related person transaction, such transaction will be submitted to our Audit Committee. Our Audit Committee will review and approve, ratify or disapprove of all related person transactions and will consider all material factors it deems applicable or appropriate in making a determination. No related person transaction will be approved or ratified unless it is, overall, in or not inconsistent with the best interests of the Company.
Notwithstanding the foregoing, transactions specifically excluded by the instructions to Item 404(a) of Regulation S-K, the SEC’s related person transaction disclosure rule, as such rule may be amended from time to time, are not deemed related person transactions under our Related Person Transaction Policy (although they may require approval under other policies we have in effect, including our Worldwide Code of Business Conduct and Ethics).
During fiscal 2018, the Company received approximately $1.6 million in revenue from sales of its products and services to the Vanguard Group, a beneficial owner of more than 5% of the Company’s common stock. The sales were made in the ordinary course of business.
To our knowledge, other than as set forth above, since the beginning of fiscal 2018, Juniper Networks has not been a participant in a transaction in which any related person of Juniper Networks had or will have a direct or indirect material interest, as contemplated by Item 404(a) of Regulation S-K.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   67

General Information
Questions and Answers about the Proxy Materials and the Annual Meeting
Why am I receiving these materials?
The Board of Juniper Networks has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail or email, in connection with the Board’s solicitation of proxies for use at Juniper Networks’ annual meeting of stockholders, which will be held on May 14, 2019. As a Juniper Networks stockholder as of March 19, 2019 (the “Record Date”), you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.
What is included in these materials?
These materials include (i) our proxy statement for the annual meeting and (ii) our Annual Report on Form 10-K for fiscal 2018, which includes our audited consolidated financial statements.
If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction card for the annual meeting.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about April 1, 2019, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, to our stockholders of record and beneficial owners as of the Record Date. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice (www.proxyvote.com). You may also request to receive a set of the proxy materials by mail or electronically by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
How can I get electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to:
•
View our proxy materials for the annual meeting on the Internet; and

•
Instruct us to send future proxy materials to you electronically by email or in paper copy by mail.

Choosing to access our proxy materials on the Internet or to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
How may I obtain Juniper Networks’ Annual Report on Form 10-K?
Stockholders may request a free copy of our Annual Report on Form 10-K for fiscal 2018 from our principal executive offices at Juniper Networks, Inc., Attn: Investor Relations, 1133 Innovation Way, Sunnyvale, CA 94089 or at investor-relations@juniper.net. We will also furnish any exhibit to the Annual Report on Form 10-K for fiscal 2018 if specifically requested in writing. A copy of our Annual Report on Form 10-K for fiscal 2018 is also available with our proxy materials at www.proxyvote.com. In addition, you can access a copy on the website of the SEC at www.sec.gov.
How may I obtain a separate set of proxy materials?
As a result of Juniper Networks’ adoption of  “householding,” if you share an address with another stockholder, you may receive only one Notice (or other stockholder communications, including our proxy materials) unless you have provided contrary instructions. Juniper Networks will deliver promptly upon written or oral request a separate Notice (or other stockholder communications, including our proxy materials), now or in the future, to any stockholder at a shared address to which a single copy of these documents was delivered. To request a separate copy, contact Juniper Networks’ Investor Relations Department at Juniper Networks, Inc., Attn: Investor Relations, 1133 Innovation Way, Sunnyvale, CA 94089 or at investor-relations@juniper.net.

 General Information

Similarly, if you share an address with another stockholder and have received multiple copies of the Notice (or other stockholder communications, including our proxy materials), you may write or call us at the above address and phone number to request delivery of a single copy of these documents.
What items of business will be voted on at the annual meeting?
The items of business scheduled to be voted on at the annual meeting are:
•
To elect eight directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified;

•
To ratify the appointment of Ernst & Young LLP as Juniper Networks’ independent registered public accounting firm for the fiscal year ending December 31, 2019;

•
To hold a non-binding advisory vote regarding executive compensation;

•
To approve the amendment and restatement of the Juniper Networks, Inc. 2015 Equity Incentive Plan to, among other things, (i) increase the number of shares of common stock reserved for issuance thereunder by 4,500,000, (ii) remove the “fungible share ratio,” and (iii) increase the annual value of equity awards automatically granted to our non-employee directors from $225,000 to $245,000; and

•
To consider such other business as may properly come before the annual meeting.

How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•
“FOR” each of the director nominees to the Board;

•
“FOR” the ratification of the appointment of Ernst & Young LLP as Juniper Networks’ independent registered public accounting firm for the fiscal year ending December 31, 2019

•
“FOR” the approval of our executive compensation; and

•
“FOR” the approval to amend and restate the Juniper Networks, Inc. 2015 Equity Incentive Plan.

What shares can I vote?
Each share of common stock issued and outstanding as of the close of business on March 19, 2019, the Record Date, is entitled to vote on all items being voted upon at the annual meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner (i.e., in street name) through a broker, trustee or other nominee such as a bank. More information on how to vote these shares is contained in this proxy statement. On the Record Date, we had approximately 348,737,897 shares of common stock issued and outstanding.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most Juniper Networks stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially, which may affect how you can vote your shares.
Stockholder of Record — If your shares are registered directly in your name with Juniper Networks’ transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and the Notice or proxy statement was sent directly to you by Juniper Networks. As the stockholder of record, you have the right to grant your voting proxy directly to Juniper Networks as described in the Notice and this proxy statement or to vote in person at the annual meeting.
Beneficial Owner — If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered the beneficial owner of shares held in street name, and the Notice or proxy statement was forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the annual meeting. Please see “How can I attend the annual meeting?” for details on the information you must bring with you in order to attend the annual meeting as a beneficial owner.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   69

Since a beneficial owner is not the stockholder of record, your broker, trustee or nominee has provided voting instructions or a voting instruction card to you to use in directing the broker, trustee or nominee on how to vote your shares.
How can I attend the annual meeting?
You are entitled to attend the annual meeting only if you were a Juniper Networks stockholder as of the close of business on March 19, 2019, the Record Date. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the annual meeting. If you are a beneficial owner and not a stockholder of record because you hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your account statement showing that you are the beneficial owner of the shares as of the Record Date, a copy of any voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.
The annual meeting is scheduled to be held on May 14, 2019 at our corporate headquarters located at 1133 Innovation Way, Building A, Aristotle Conference Room, Sunnyvale, CA 94089. The annual meeting will begin promptly at 8:00 a.m., Pacific Time. Check-in will begin at 7:30 a.m., and you should allow ample time for the check-in procedures.
How can I vote my shares in person at the annual meeting?
Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, you should also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
How can I vote my shares without attending the annual meeting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy by any of the methods specified below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions in the Notice or proxy card or, for shares held beneficially in street name, the voting instructions provided by your broker, trustee or nominee.
By Internet — Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards or the Notice and by following the voting instructions on the website. If you hold your shares in street name, please check the Notice or the voting instruction card provided by your broker, trustee or nominee for Internet voting availability and instructions.
By Telephone — Stockholders of record who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards or by following the voting instructions provided by email or over the Internet. If you hold your shares in street name, please check the voting instructions provided by your broker, trustee or nominee for telephone voting availability and instructions.
By Mail — Stockholders of record who receive proxy materials by mail may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Stockholders who hold shares beneficially in street name and who receive voting materials by mail from their brokers, trustees or nominees may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.
Can I change my vote or otherwise revoke my proxy?
You may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy by telephone, over the Internet or by submitting a properly signed proxy card bearing a later date (which automatically revokes the earlier proxy). You may also revoke your proxy by providing a written notice of revocation to Juniper Networks’ Corporate Secretary at Juniper Networks, Inc., ATTN: Corporate

 General Information

Secretary, 1133 Innovation Way, Sunnyvale, California 94089 prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the annual meeting without any other action will not cause your previously granted proxy to be revoked. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.
How many shares must be present or represented to conduct business at the annual meeting?
In order for business to be conducted at the annual meeting, a quorum must be present. The presence in person or by proxy of the holders of a majority of shares of common stock issued and outstanding and entitled to vote as of the Record Date will constitute a quorum at the annual meeting. Both abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.
Will my shares be voted if I do not vote as described in the Notice?
If your shares are held in street name, your broker may, under certain circumstances, vote your shares. Certain brokerage firms have authority to vote clients’ unvoted shares on certain “routine” matters. If you do not give voting instructions to your broker, your broker may either (1) vote your shares on “routine” matters or (2) leave your shares unvoted. The proposal related to the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2019 is considered a “routine” matter. None of the other proposals are considered “routine” matters, and therefore your broker will not be able to vote on these proposals without your instructions. If you are a stockholder of record and do not submit a proxy or vote at the annual meeting, your shares will not be voted.
If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card or vote by telephone or over the Internet without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Juniper Networks’ director nominees to the Board, “FOR” ratification of the appointment of the independent registered public accounting firm, “FOR” approval of our executive compensation, “FOR” the approval to amend and restate the Juniper Networks, Inc. 2015 Equity Incentive Plan, and in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting.
What are broker non-votes?
If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner.
What is the vote required to approve each of the proposals?
Assuming the existence of a quorum at the annual meeting:
•
Each of the eight director nominees will be elected if he or she receives the affirmative vote of a majority of the votes cast with respect to the director nominee at the annual meeting (meaning the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that director nominee).

•
Approval of the ratification of the appointment of the independent registered public accounting firm, the non-binding advisory vote on our executive compensation, the amendment and restatement of the 2015 Equity Incentive Plan each requires the affirmative “FOR” vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. The vote on approval of our executive compensation is non-binding on the Company and the Board. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation programs, values the opinions expressed by our stockholders and will take the outcome of the vote under advisement in evaluating our executive compensation principles, design and practices.

•
Broker Non-Votes: For purposes of all proposals, broker non-votes will not affect the outcome of the vote, assuming that a quorum is obtained.

•
Abstentions: Abstentions will have the same effect as a vote “AGAINST” the approval of the ratification of the appointment of the independent registered public accounting firm, the non-binding advisory vote on executive compensation, and the amendment and restatement of the 2015 Equity Incentive Plan. Abstentions will not affect the vote on the election of directors.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   71

What happens if additional matters are presented at the annual meeting?
Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Kenneth Miller and Brian Martin, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of our director nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
Who will bear the cost of soliciting votes for the annual meeting?
Juniper Networks is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these materials and soliciting votes. If you access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Innisfree M&A Incorporated to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Innisfree M&A Incorporated a fee of  $20,000, plus expenses. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.
Where can I find the voting results of the annual meeting?
We intend to announce voting results from the annual meeting in a current report on Form 8-K within the time period prescribed by SEC rules.
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2019 annual meeting of stockholders?
Although the deadline for submitting proposals or director nominations for consideration at the 2019 annual meeting of stockholders has passed, you may submit proposals and director nominations for consideration at future stockholder meetings. For further information, see the section entitled “Stockholder Proposals and Nominations” below.

Stockholder Proposals and Nominations
Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials. For a stockholder proposal to be considered for inclusion in Juniper Networks’ proxy statement for the 2020 annual meeting of stockholders, the written proposal must be received by the Corporate Secretary of Juniper Networks at our principal executive offices no later than December 3, 2019. If the date of the 2020 annual meeting of stockholders is moved more than 30 days before or after the anniversary date of the 2019 annual meeting, the deadline for inclusion of proposals in Juniper Networks’ proxy statement for the 2020 annual meeting of stockholders will be a reasonable time before Juniper Networks begins to print and mail its proxy materials for the 2020 annual meeting of stockholders. All such proposals also will need to comply with SEC regulations under Rule 14a-8 under the Exchange Act, which lists the requirements regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
Proxy Access. Any stockholder (or group of up to 20 stockholders) meeting the Company’s continuous ownership requirements of three percent (3%) or more of our common stock for at least three years prior to such nomination who wishes to nominate a candidate or candidates for election in connection with our 2019 annual meeting and requires the Company to include such nominees in the proxy statement and form of proxy, must submit a notice to the Corporate Secretary at the principal executive offices of the Company no later than November 3, 2019 and no earlier than December 3, 2019 (i.e., no later than the 120th day and no earlier than the 150th day before the one-year anniversary of the date on which the Company first mailed its proxy materials for the Company’s 2019 annual meeting of stockholders). If the date of the 2020 annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of 2019 annual meeting, then, for the notice to be timely delivered, it must be received by the secretary not earlier than the close of business on the 120th day prior to the 2020 annual meeting and not later than the close of business on the later of  (i) the 90th day prior to the 2020 annual meeting or (ii) the tenth day following the day on which public announcement of the 2020 annual meeting is first made by Juniper Networks.

 General Information

Requirements for other stockholder proposals and director nominations. Notice of any proposal that a stockholder intends to present at the 2020 annual meeting of stockholders, but does not intend to have included in the Company’s proxy statement and form of proxy relating to the 2020 annual meeting of stockholders, as well as any director nominations, must be timely delivered to the Corporate Secretary in accordance with the bylaws of the Company, which require that the proper notice be received by the Corporate Secretary not more than 75 days and not less than 45 days prior to the one year anniversary of the date Juniper Networks first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with the previous year’s annual meeting of stockholders. In addition, to be in proper form, a stockholder’s notice to the Corporate Secretary must set forth the information required by the Company’s bylaws.
For the 2020 annual meeting of stockholders, the notice must be received no earlier than January 17, 2020 and no later than February 16, 2020. However, if the date of the 2020 annual meeting is advanced more than 30 days before or more than 60 days after the anniversary date of this year’s annual meeting, then for notice to be timely, the notice must be received by the Corporate Secretary not earlier than the 120th day prior to the 2020 annual meeting and not later than the close of business on the later of the 90th day prior to the 2020 annual meeting or the tenth day following the day on which public announcement of the date of the 2020 annual meeting is first made by Juniper Networks. In no event will the public announcement of an adjournment or postponement of an annual meeting of stockholders or the announcement thereof commence a new time period for the giving of a stockholder’s notice as provided above.
Recommendation of Director Candidates. The Nominating and Corporate Governance Committee will consider recommendations of director candidates from Qualifying Stockholders. A “Qualifying Stockholder” is a stockholder that has owned for a period of one year prior to the date of the submission of the recommendation through the time of submission of the recommendation at least 1% of the total common stock of the Company outstanding as of the last day of the calendar month preceding the submission. A Qualifying Stockholder that desires to recommend a candidate for election to the Board must direct the recommendation in writing to the Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, written evidence that the candidate is willing to serve as a director of the Company if nominated and elected and evidence of the nominating person’s ownership of Company common stock.
Corporate Secretary. Stockholder proposals and director nominations must be delivered to the Corporate Secretary via mail to Juniper Networks, Inc., ATTN: Corporate Secretary, 1133 Innovation Way, Sunnyvale, CA 94089.
Copy of Bylaws. You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of section 27A of the Securities Act, as amended, and section 21E of the Exchange Act. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. Statements that refer to or are based on projections, forecasts, uncertain events or assumptions also identify forward-looking statements, including, among other things, statements regarding expected or future equity usage, burn rate or shares outstanding, intended exemptions for executive compensation under the Code, expected use and enforcement of the Company’s compensation recoupment policies, and anticipated future stockholder engagement efforts.
These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. For a more detailed discussion of these factors, see the information under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and 10-Q filed with the SEC. Our forward-looking statements speak only as of the date of this proxy statement or as of the date they are made, and we undertake no obligation to update them.

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Directions to Juniper Networks, Inc. Corporate Headquarters
1133 Innovation Way
Building A, Aristotle Conference Room
Sunnyvale, CA 94089
From San Francisco Airport:
•
Travel south on Highway 101.

•
Exit Highway 237 east in Sunnyvale.

•
Exit Mathilda and turn left onto Mathilda Avenue.

•
Continue on Mathilda Avenue and turn left onto Innovation Way.

•
Juniper Networks’ Corporate Headquarters, Building A, will be on the right side.

From San Jose Airport and points south:
•
Travel north on Highway 101 to Mathilda Avenue in Sunnyvale.

•
Exit Mathilda Avenue north.

•
Continue on Mathilda Avenue and turn left onto Innovation Way.

•
Juniper Networks’ Corporate Headquarters, Building A, will be on the right side.

From Oakland Airport and the East Bay:
•
Travel south on Interstate 880 until you get to Milpitas.

•
Turn right on Highway 237 west.

•
Continue approximately 10 miles.

•
Exit Mathilda Avenue and turn right at the stoplight (Mathilda Avenue).

•
Continue on Mathilda Avenue and turn left onto Innovation Way.

•
Juniper Networks’ Corporate Headquarters, Building A, will be on the right side.

Annex A
JUNIPER NETWORKS, INC.
2015 EQUITY INCENTIVE PLAN
As amended and restated as of            , 2019
1. Purposes of the Plan. The Plan is intended to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers and to promote the success of the Company’s business
The Plan permits the grant of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units, Deferred Stock Units and Dividend Equivalents. The Plan also provides for the automatic, non-discretionary grant of certain Awards to Outside Directors as further specified herein.
2. Definitions. As used herein, the following definitions shall apply:
(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.
(b) “Applicable Laws” means the requirements relating to the administration of equity incentive plans, the grant of Awards and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and under the laws, rules and regulations of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan or where Participants may reside and/or work, as such requirements shall be in place from time to time.
(c) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units, Deferred Stock Units or Dividend Equivalents.
(d) “Award Agreement” means the written or electronic agreement, in such form as the Administrator prescribes from time to time, setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e) “Board” means the Board of Directors of the Company.
(f) “Change in Control” means the occurrence of any of the following events:
(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or
(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer (provided that such entity is controlled in substantially the same proportions by the Company’s stockholders

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   75

who held the Company’s securities immediately before such transfer), or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for the Company’s stock (provided that the value of the Company’s stock exchanged for such assets shall be substantially equal to or greater than the value of such assets, as determined by the Board), (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, to the extent required for compliance with Code Section 409A, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended.
(h) “Common Stock” means the common stock of the Company.
(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board or a duly authorized committee of the Board, in accordance with Section 4(a) of the Plan.
(j) “Company” means Juniper Networks, Inc., a Delaware corporation, or any successor thereto.
(k) “Company Group” means the Company, any Parent or Subsidiary, and any entity that, from time to time and at the time of any determination, directly or indirectly, is in control of, is controlled by or is under common control with the Company.
(l) “Consultant” means any natural person engaged by the Company Group to render services and who is compensated for such services, but who is neither an Employee nor a Director; provided, that a Consultant will include only those persons to whom the issuance of Common Stock may be registered under Form S-8 under the U.S. Securities Act of 1933, as amended.
(m) “Continuous Status as a Director” means that the Director relationship is not interrupted or terminated.
(n) “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 15.
(o) “Director” means a member of the Board.
(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(q) “Dividend Equivalent” means a credit, payable in cash or Shares, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Any Dividend Equivalents credited with respect to a Share or unit subject to an Award shall be distributed in cash or Shares to the Participant only if, when and to the extent such Share or unit vests. The value of dividends and other distributions payable with respect to any Share or unit subject to an Award that does not vest shall be forfeited.

 Annex A

(r) “Effective Date” means May 19, 2015, the date the stockholders of the Company initially approved the 2015 Equity Incentive Plan.
(s) “Employee” means any person, including Officers and Directors, employed by the Company or any member of the Company Group. However, with respect to Incentive Stock Options, an Employee must be employed by the Company or any Parent or Subsidiary. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(t) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(u) “Fair Market Value” means the closing sales price of Common Stock on the date of determination (or the mean of the closing bid and asked prices for the Common Stock if no sales were reported) as reported by the New York Stock Exchange or such other source as the Administrator deems to be reliable. Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other non-Trading Day, the Fair Market Value will be the price as determined above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of Shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(v) “Fiscal Year” means a fiscal year of the Company.
(w) “Full Value Award” means a grant of Restricted Stock, a Restricted Stock Unit, a Performance Share or a Deferred Stock Unit hereunder.
(x) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(y) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(aa) “Option” means a stock option granted pursuant to the Plan.
(bb) “Optioned Stock” means the Common Stock subject to an Option.
(cc) “Outside Director” means a Director who is not an Employee.
(dd) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ee) “Participant” means the holder of an outstanding Award.
(ff) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) cash position, (iii) revenue (on an absolute basis or adjusted for currency effects), (iv) revenue growth, (v) contribution margin, (vi) gross margin, (vii) operating margin (viii) operating expenses or operating expenses as a percentage of revenue, (ix) earnings (which may include earnings before interest and taxes, earnings before taxes

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and net earnings), (x) earnings per share, (xi) operating income, (xii) net income, (xiii) stock price, (xiv) return on equity, (xv) total stockholder return, (xvi) growth in stockholder value relative to a specified publicly reported index (such as the S&P 500 Index), (xvii) return on capital, (xviii) return on assets or net assets, (xix) return on investment, (xx) economic value added, (xxi) operating profit or net operating profit, (xxii) operating margin, (xxiii) market share, (xxiv) contract awards or backlog, (xxv) overhead or other expense reduction, (xxvi) credit rating, (xxvii) objective customer indicators, (xxviii) new product invention or innovation, (xxix) attainment of research and development milestones, (xxx) improvements in productivity, (xxxi) attainment of objective operating goals, and (xxxii) objective employee metrics. The Performance Goals may differ from Participant to Participant and from Award to Award. In particular, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to exclude (a) any extraordinary non-recurring items, (b) the effect of any merger, acquisition, or other business combination or divestiture or (c) the effect of any changes in accounting principles affecting the Company’s or a business units’, region’s, affiliate’s or business segment’s reported results. Awards that are not intended to satisfy the performance-based compensation exception under Section 162(m) of the Code may take into account other factors (including subjective factors).
(gg) “Performance Share” means a performance share Award granted to a Participant pursuant to Section 13.
(hh) “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 14.
(ii) “Plan” means this 2015 Equity Incentive Plan, as amended and restated.
(jj) “Plan Minimum Vesting Requirements” means the minimum vesting requirements for Awards under Plan Section 4(b)(vi) hereunder.
(kk) “Restricted Stock” means a restricted stock Award granted to a Participant pursuant to Section 11.
(ll) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 12. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Award Agreement, and each holder of a Restricted Stock Unit shall have no rights other than those of a general creditor of the Company.
(mm) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(nn) “Section 16(b)” means Section 16(b) of the Exchange Act.
(oo) “Section 409A” means Section 409A of the Code.
(pp) “Service Provider” means an Employee, Consultant or Director.
(qq) “Share” means a share of the Common Stock, as adjusted in accordance with Section 20 of the Plan.
(rr) “Stock Appreciation Right” or “SAR” means a stock appreciation right granted pursuant to Section 8 below.
(ss) “Subsidiary” means with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(tt) “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (A) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation or other payroll taxes) that are required to be withheld by an entity in the Company Group, (B) any fringe benefit tax liability the responsibility for which the Participant has, or has agreed to bear, with respect to such Award or the Shares subject to the Award, and (C) any other taxes of an entity in the Company Group the responsibility for which the Participant has, or has agreed to bear, with respect to such Award or the Shares subject to the Award).

 Annex A

(uu) “Trading Day” means a day on which the applicable stock exchange or national market system is open for trading.
3. Stock Subject to the Plan.
(a) Stock Subject to the Plan. Subject to the provisions of Section 20 of the Plan, the maximum aggregate number of Shares that may be issued under this Plan is equal to the sum of  (i) 27,500,000 Shares, (ii) 38,000,000 Shares that, as of the Effective Date, had been reserved but not issued under the Company’s 2006 Equity Incentive Plan, as amended (the “2006 Plan”), and (iii) Shares subject to stock options or other awards granted under the 2006 Plan or the Company’s 1996 Stock Incentive Plan that, after the Effective Date, expire or otherwise terminate without having been vested or exercised in full, up to a maximum of 29,000,000 Shares. All of the Shares issuable under the Plan may be authorized, but unissued, or reacquired Common Stock.
(b) Share Conversion Ratio. Any Shares that are subject to Full Value Awards, Options, or SARs shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto, provided that any Shares subject to Full Value Awards granted prior to May 14, 2019 with a per Share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as two and one-tenth Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as two and one-tenth Shares against the Plan reserve is recycled back into the Plan under the next paragraph of this Section 3, the Plan shall be credited with two and one-tenth Shares.
(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to a Full Value Award, is forfeited to or repurchased by the Company at its original purchase price due to such Award failing to vest, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when an SAR is exercised, the Shares subject to a SAR Award Agreement shall be counted against the numerical limits of Section 3 above, as one Share for every Share subject thereto, regardless of the number of Shares used to settle the SAR upon exercise (i.e., Shares withheld to satisfy the exercise price of an SAR shall not remain available for issuance under the Plan). Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Full Value Awards are repurchased by the Company at their original purchase price or are forfeited to the Company due to such Awards failing to vest, such Shares shall become available for future grant under the Plan. Shares that are subject to an Option Award Agreement that are used to pay the exercise price of an Option shall not become available for future grant or sale under the Plan. Shares that are subject to an Award Agreement that are used to satisfy Tax Obligations shall not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the Plan. Any payout of Awards that are payable only in cash shall not reduce the number of Shares available for issuance under the Plan. Conversely, any forfeiture of Awards that are payable only in cash shall not increase the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 20, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(c).
4. Administration of the Plan.
(a) Procedure.
(i) Multiple Administrative Bodies. If permitted by Applicable Laws, the Plan may be administered by different Committees with respect to different groups of Service Providers.
(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, if applicable, the Plan shall be administered by a Committee consisting solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

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(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Plan will be administered by a Committee constituted to comply with Rule 16b-3.
(iv) Administration With Respect to Other Persons. Other than as provided above, the Plan shall be administered by (A) the Board, (B) a committee designated by the Board, or (C) a sub-committee designated by the designated Committee, which Committee or sub-committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members and substitute new members, fill vacancies, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.
(v) Administration With Respect to Automatic Grants to Outside Directors. Automatic grants to Outside Directors shall be pursuant to Section 10 hereof and therefore shall not be subject to any discretionary administration.
(b) Powers of the Administrator. Subject to the provisions of the Plan (including the non-discretionary automatic grant to Outside Director provisions of Section 10), and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
(i) to determine the Fair Market Value in accordance with Section 2(u) of the Plan;
(ii) to select the Service Providers to whom Awards may be granted hereunder;
(iii) to determine whether and to what extent Awards are granted hereunder;
(iv) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
(v) to approve forms of agreement for use under the Plan, which, for the avoidance of doubt, need not be identical for each Participant or Award;
(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards vest or may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions (subject to compliance with applicable laws, including Code Section 409A), and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; provided, however, that, subject to Section 4(d), Awards may not vest earlier than the one (1) year anniversary of the grant date (except if accelerated (A) pursuant to Section 20 hereof or pursuant to change of control severance agreements entered into by and between the Company and any Service Provider, (B) due to a Participant’s death, or (C) due to a Participant’s Disability);
(vii) to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and any other agreement defining the rights and obligations of the Company and the Participants under the Plan;
(viii) to prescribe, amend and rescind rules and regulations relating to the Plan;
(ix) to modify or amend each Award (subject to Section 6(c) and Section 24(c) of the Plan);
(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi) to determine the terms and restrictions applicable to Awards;
(xii) to determine whether Awards will be adjusted for Dividend Equivalents;
(xiii) to adopt such modifications, procedures, plans and sub-plans as may be necessary, desirable or appropriate to comply with provisions of the laws of the United States or any other country, to allow for tax-preferred treatment of Awards or otherwise provide for or facilitate the participation by Participants who reside outside of the United States, in order to assure the viability of the benefits of Awards made to Participants located in the United States or such other jurisdictions and to further the objectives of the Plan; and
(xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

 Annex A

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.
(d) Exception to Plan Minimum Vesting Requirements.
(i) Awards that result in issuing up to 5% of the maximum aggregate number of shares of Stock authorized for issuance under the Plan (the “5% Limit”) may be granted to any one or more Service Providers without respect to the Plan Minimum Vesting Requirements.
(ii) All Awards that have their vesting accelerated (A) pursuant to a Change in Control transaction described in Section 20(c) hereof  (including vesting acceleration in connection with employment termination following such event), (B) due to a Participant’s death, or (C) due to a Participant’s Disability, shall not count against the 5% limit.
(iii) For the avoidance of doubt, if the Administrator accelerates the vesting of an Award but such acceleration does not result in the Plan Minimum Vesting Requirements not being satisfied for that Award, this acceleration will not count toward the 5% Limit.
5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units, Deferred Stock Units and Dividend Equivalents may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. Notwithstanding the foregoing, Outside Directors may only be granted Awards as specified in Section 10 hereof.
6. Limitations.
(a) Award Limitations. Subject to adjustment as provided in Section 20, during any Fiscal Year, no Employee may be granted:
(i) Options and Stock Appreciation Rights to purchase more than 2,000,000 Shares; provided, however, that such limit shall be 4,000,000 Shares in the Employee’s first Fiscal Year of Company service.
(ii) Restricted Stock and/or Performance Shares and/or Restricted Stock Units covering more than 1,000,000 Shares; provided, however, that such limit shall be 2,000,000 Shares in the Employee’s first Fiscal Year of Company service.
(iii) Performance Units, having an initial value greater than $2,000,000, provided, however, that such limit shall be $4,000,000 in the Employee’s first Fiscal Year of Company service.
(b) Outside Director Award Limitations. In any single Fiscal Year, no Outside Director may be granted one or more Awards (whether cash-settled or otherwise) with a grant date fair value (determined under U.S. generally accepted accounting principles), taken together with any cash fees paid to such Outside Director for service in such capacity during such Fiscal Year, of more than $1,000,000. For the avoidance of doubt, neither Awards granted or compensation paid to an individual while he or she is an Employee, or while he or she was a Consultant but not an Outside Director, nor any amounts paid to an individual as a reimbursement of an expense shall count against the foregoing limitation.
(c) No Repricing. Without the consent of the Company’s stockholders, (i) the exercise price for an Option or SAR may not be reduced and (ii) the Company may not pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, Options or SARs with an exercise price that is less than the current Fair Market Value. This shall include, without limitation, a repricing of the Option or SAR as well as an Option or SAR exchange program whereby the Participant agrees to cancel an existing Option or SAR in exchange for an Option, SAR or other Award. If an Option or SAR is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 20), the cancelled Option or SAR as well as any replacement Option or SAR will be counted against the limits set forth in section 6(a)(i) above. Moreover, if the exercise price of an Option or SAR is reduced, the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

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7. Stock Options.
(a) Type of Option. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options granted by the Company, any Parent or Subsidiary, that become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.
(b) Term of Option. The term of each Option shall be stated in the Award Agreement; provided, however, that the term shall be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c) Exercise Price and Consideration.
(i) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:
(1) In the case of an Incentive Stock Option
a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
b) granted to any Employee other than an Employee described in paragraph (a) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(2) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of cash; check; delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale proceeds required; or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.
(iii) Expiration of Options. An Option granted under the Plan will expire upon the date determined by the Administrator and set forth in the Award Agreement.
8. Stock Appreciation Rights.
(a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(a) hereof, the Administrator shall have complete discretion to determine the number of SARs granted to any Participant.
(b) Exercise Price and other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, SARs may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction

 Annex A

described in, and in a manner consistent with, Section 424(a) of the Code. Otherwise, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than seven (7) years from the date of grant.
(c) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii) The number of Shares with respect to which the SAR is exercised.
(d) Payment upon Exercise of SAR. At the discretion of the Administrator, but only as specified in the Award Agreement, payment for a SAR may be in cash, Shares or a combination thereof. If the Award Agreement is silent as to the form of payment, payment of the SAR may only be in Shares.
(e) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, whether it may be settled in cash, Shares or a combination thereof, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.
(f) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.
9. Exercise of Option or SAR. Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan. An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the person entitled to exercise the Option or SAR and, with respect to Options only, full payment for the Shares with respect to which the Option is exercised has been received by the Company. With respect to Options only, full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 7(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company or as evidenced by the issuance of a stock certificate) of the Shares, no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the issuance of the Shares, except as provided in Section 20 of the Plan.
10. Automatic Grants to Outside Directors.
(a) Procedure for Grants. All grants of Awards to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the provisions in this Section 10:
(i) No person shall have any discretion to select which Outside Directors shall be granted Awards or to determine the number of Shares to be covered by Awards granted to Outside Directors.
(ii) At each of the Company’s annual stockholder meetings beginning with the 2019 annual stockholder meeting, each Outside Director who is elected at (or whose term continues after) such meeting shall be automatically granted Restricted Stock Units for a number of Shares equal to the Annual Value (rounded down to the nearest whole share). Each award specified in this subsection (ii) is generically referred to as an “Annual Award”. The “Annual Value” means, beginning with the 2019 annual stockholder meeting, the number equal to $245,000 divided by the average daily closing price over the six month period ending on the last day of the fiscal year preceding the date of grant.
(iii) Each person who first becomes an Outside Director (including a Director who has transitioned from an employee Director to an Outside Director) on a date other than the date of the Company’s annual stockholder meeting shall automatically be granted on the date such person becomes an Outside Director Restricted Stock Units (each such award specified in this subsection (iii) is referred to as an “Initial Award”) for a number of Shares equal to a number determined by multiplying the Annual Value used for calculating the Annual Awards granted at the annual stockholder meeting immediately preceding the date of such Initial Award (the “Last

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Annual Meeting Date”) by a fraction, the numerator of which is 365 minus the number of days between the Last Annual Meeting Date and the date the person first became or becomes an Outside Director and the denominator of which is 365, rounded down to the nearest whole Share.
(iv) Notwithstanding the provisions of subsections (ii) or (iii) hereof, in the event that an automatic grant hereunder would cause the number of Shares subject to outstanding Awards plus the number of Shares previously purchased upon exercise of Options or issued upon vesting of Restricted Stock Units or other Full Value Awards to exceed the number of Shares available for issuance under the Plan, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving Awards on the applicable automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan.
(v) Each Annual Award and Initial Award shall become 100% vested on the earlier of  (A) the one year anniversary of the grant date, and (B) the day prior to the date of the Company’s next annual stockholder meeting, subject in either case to the Participant maintaining Continuous Status as a Director through the vesting date.
(b) Reservation of Rights. The Board reserves the right to amend this Section 10, including to increase the limit on Annual Awards or Initial Awards or to provide for additional Awards to Outside Directors.
11. Restricted Stock.
(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(a) hereof as well as the Plan Minimum Vesting Requirements, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component.
(b) Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the purchase price (if any), any vesting conditions, the number of Shares granted and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless determined otherwise by the Administrator, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares, if any, have lapsed.
(c) Transferability. Except as provided in this Section 11, Section 18, or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable vesting period (if any).
(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e) Removal of Restrictions. Except as otherwise provided in this Section 11, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the vesting period or at such other time as the Administrator may determine. Subject to the Plan Minimum Vesting Requirements, the Administrator, in its discretion, may reduce or waive any vesting criteria and may accelerate the time at which any restrictions will lapse or be removed. The Administrator, in its discretion, may establish procedures regarding the release of Shares from escrow and/or removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.
(f) Legend on Certificates. The Administrator, in its discretion, may require that one or more legends be place on the certificates representing Restricted Stock to give appropriate notice of the applicable restrictions.
(g) Voting Rights. During the vesting period, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

 Annex A

(h) Dividends and Other Distributions. During the vesting period, Participants holding Shares of Restricted Stock will be credited with all dividends and other distributions paid with respect to such Shares, but such dividends and other distributions shall be distributed to the Participant only if, when and to the extent the Shares of Restricted Stock vest. The value of dividends and other distributions payable with respect to any Shares of Restricted Stock that do not vest shall be forfeited.
(i) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company.
12. Restricted Stock Units.
(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in writing or electronically of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units and the form of payout, which, subject to Section 6(a) hereof, may be left to the discretion of the Administrator. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Restricted Stock Units to acquire Shares. Notwithstanding the foregoing, the Administrator, in its discretion, may provide in an Award Agreement evidencing any Restricted Stock Unit Award that a Participant shall be entitled to receive Dividend Equivalents (subject to the provisions of Section 2(f) with respect to Restricted Stock Units).
(b) Vesting Criteria and Other Terms. Subject to the Plan Minimum Vesting Requirements, the Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.
(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator, in its sole discretion, but only as specified in the Award Agreement, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. If the Award Agreement is silent as to the form of payment, payment of the Restricted Stock Units may only be in Shares.
(e) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.
13. Performance Shares.
(a) Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(a) hereof as well as the Plan Minimum Vesting Requirements, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.
(b) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The

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Administrator may require the recipient to sign a Performance Shares Award Agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.
(c) Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.
14. Performance Units.
(a) Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each Performance Unit shall equal the cash equivalent of one Share of Common Stock and shall be settled in cash equal to the Fair Market Value of the underlying Shares, determined as of the vesting date. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.
(b) Number of Performance Units. Subject to Section 6(a) hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.
(c) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award. Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.
(d) Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.
15. Deferred Stock Units.
(a) Description. Deferred Stock Units shall consist of a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator, subject to the Plan Minimum Vesting Requirements. Each Deferred Stock Unit represents an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Deferred Stock Unit Award Agreement, and each holder of a Deferred Stock Unit shall have no rights other than those of a general creditor of the Company.
(b) Limits. Deferred Stock Units shall be subject to the annual limits applicable to the underlying Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award as set forth in Section 6 hereof.
16. Leaves of Absence/Transfer Between Locations/Change of Status. Awards will be subject to the Company’s leave of absence policy adopted by the Administrator. A Participant will not cease to be a Service Provider in the case of  (i) transfers between locations of the Company or other members of the Company Group, or (ii) a change in status from Employee to Consultant or vice versa.
17. Part-Time Service. Unless otherwise required by Applicable Laws, if as a condition to being permitted to work on a less than full-time basis, the Participant agrees that any service-based vesting of Awards granted hereunder shall be extended on a proportionate basis in connection with such transition to a less than a full-time basis, vesting shall be adjusted in accordance with such agreement. Such vesting shall be proportionately re-adjusted prospectively in the event that the Employee subsequently becomes regularly scheduled to work additional hours of service. Notwithstanding the foregoing, in no event shall vesting be extended beyond a point in time that would result in the imposition of taxation under Code Section 409A.

 Annex A

18. Non-Transferability of Awards. Except as determined otherwise by the Administrator in its sole discretion, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant (or the Participant’s guardian or legal representative).
19. Tax Provisions.
(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any Tax Obligations are due, the Company and/or any entity in the Company Group will have the power and the right to deduct or withhold, or require a Participant to remit to the Company and/or the appropriate entity in the Company Group, an amount sufficient to satisfy all Tax Obligations.
(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Administrator in its discretion from time to time, these methods may include one or more of the following (A) paying cash, (B) having the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the Tax Obligations, (C) delivering to the Company already-owned Shares having a fair market value equal to the Tax Obligations, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the Tax Obligations, (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations, or (f) any other means which the Administrator, in its sole discretion, determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan. The amount of Tax Obligations will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made.
(c) Compliance with Section 409A. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted, including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator.
20. Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, the annual share limitations under Sections 6(a) and (b) hereof, and the number of Shares subject to Annual Award grants to Outside Directors under Section 10 hereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. Except as otherwise expressly provided herein or pursuant to an Award Agreement, no adjustment of any Award shall be made for cash dividends or other rights for which the record date occurs prior to the date issuance of any Shares subject to such Award.
(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR for a period prior to such transaction determined by the Administrator in its sole discretion as to all of the Shares covered by such Awards, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights

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applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.
(c) Change in Control.
(i) Stock Options and SARs. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Option and SAR shall be assumed or an equivalent Option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Shares covered by such Award (or shall vest at such other level(s) provided in an Award Agreement with respect to Awards that are assumed or substituted (whether or not actually assumed or substituted)), including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of time of time determined by the Administrator in its sole discretion, and the Option or SAR shall terminate upon the expiration of such period.
(ii) Full Value Awards and Dividend Equivalents. In the event of a merger of the Company with or into another corporation or entity or a Change in Control, each outstanding Full Value Award and Dividend Equivalent shall be assumed or an equivalent Full Value Award or Dividend Equivalent substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Full Value Awards or Dividend Equivalents, the Participant shall fully vest (or shall vest at such other level(s) as provided in an Award Agreement with respect to Awards that are assumed or substituted (whether or not actually assumed or substituted)) in such Full Value Awards or Dividend Equivalents which would not otherwise be vested. For purposes of this paragraph, except as otherwise contemplated in an Award Agreement, a Full Value Award and Dividend Equivalent shall be considered assumed if, following the merger or Change in Control, the award confers the right to purchase or receive, for each Share (or with respect to Dividend Equivalents and Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the transaction, the consideration (whether stock, cash, or other securities or property) received in the transaction by holders of the Company’s common stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award (other than Dividend Equivalents and Performance Units) to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of the Company’s common stock in the merger or Change in Control.
21. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the employing entity’s right to terminate such relationship at any time, with or without cause. A Participant’s rights, if any, in respect of or in connection with any Award are derived solely from the discretionary decision of the Company to permit the Participate to participate in the Plan and to benefit from a discretionary Award. By accepting an Award hereunder, a Participant expressly acknowledges and agrees that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension, benefits, severance, redundancy, resignation or any other purpose.
22. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award (or such later grant effective date authorized by the Administrator). Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

 Annex A

23. Term of Plan. Unless sooner terminated under Section 24, the Plan will continue in effect until March 26, 2025.
24. Amendment and Termination of the Plan.
(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
(b) Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company at the 2019 annual meeting of stockholders. In addition, any subsequent amendment to the Plan for which stockholder approval is required by Applicable Laws shall require stockholder approval. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.
25. Conditions Upon Issuance of Shares.
(a) Legal Compliance. The granting of Awards and the issuance and delivery of Shares under the Plan shall be subject to all Applicable Laws, and to such approvals by any governmental agencies or national securities exchanges as may be required. Subject to compliance with, or exception from Code Section 409A, Shares will not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws, and may be further subject to the approval of counsel for the Company with respect to such compliance.
(b) Investment Representations. As a condition to the exercise or payout, as applicable, of an Award, the Company may require the person exercising such Option or SAR, or in the case of another Award (other than a Dividend Equivalent paid in cash or Performance Unit), the person receiving the Shares upon vesting, to render to the Company a written statement containing such representations and warranties as, in the opinion of counsel for the Company, may be required to ensure compliance with any of the aforementioned relevant provisions of law, including a representation that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required.
26. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
27. Miscellaneous.
(a) Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.
(b) Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
(c) Clawback. An Award granted under the Plan will be subject to any provisions of Applicable Laws providing for the recoupment or clawback of incentive compensation (or any Company policy adopted to comply with Applicable Laws); the terms of any Company recoupment, clawback or similar policy in effect; and any recoupment, clawback or similar provisions that may be included in the applicable Award Agreement.
(d) Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

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Juniper Networks, Inc. Notice of 2019 Annual Meeting and Proxy Statement   89

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 13, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 13, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Gary Daichendt	☐	☐	☐
1b. Anne DelSanto	☐	☐	☐
1c. Kevin DeNuccio	☐	☐	☐
1d. James Dolce	☐	☐	☐
1e. Scott Kriens	☐	☐	☐
1f. Rahul Merchant	☐	☐	☐
1g. Rami Rahim	☐	☐	☐
1h. William Stensrud	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Ratification of Ernst & Young LLP, an independent registered public accounting firm, as our auditors for the fiscal year ending December 31, 2019.	☐	☐	☐
3. Approval of a non-binding advisory resolution on executive compensation.	☐	☐	☐
4. Approval of the amendment and restatement of our 2015 Equity Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000410167_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The LTR/NPS/10K COMBO is available at www.proxyvote.com

JUNIPER NETWORKS, INC.
2019 ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 14, 2019
8:00 a.m. Pacific time

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 14, 2019.
This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted "FOR" the election of the nominees on proposal 1, "FOR" proposals 2, 3 and 4 and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

By signing the proxy, you revoke all prior proxies and appoint Kenneth Miller and Brian Martin, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. The above named proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000410167_2 R1.0.1.18